UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Filed by a Party other than the Registrant  ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CARPARTS.COM, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

4910 Airport Plaza Dr., Suite 300 Long Beach, California 90815

Notice of Annual Meeting of Stockholders

DATE & TIME	PLACE	RECORD DATE
May 11, 2026	CarParts.com, Inc. will hold a virtual annual stockholders meeting, held exclusively online at	March 13, 2026
9:00 a.m. Pacific Time	www.virtualshareholdermeeting.com/PRTS2026	You can vote if you were a stockholder of record on March 13, 2026

To the Stockholders of CarParts.com, Inc.:
NOTICE IS HEREBY GIVEN that the 2026 Annual Meeting of Stockholders (together with any postponements, adjournments or other delays thereof, the “Annual Meeting”) of CarParts.com, Inc., a Delaware corporation (the “Company”), will be held on May 11, 2026 at 9:00 a.m. Pacific Time. The Annual Meeting will be held virtually, and no physical meeting will be held. In the Annual Meeting, the stockholders of the Company will consider and vote on the following proposals:

1.	the election of one Class II director;
2.	ratification of the appointment of RSM US LLP, an independent registered public accounting firm, as independent auditors of the Company for fiscal year 2026;
3.	the adoption of the 2026 CarParts.com Stock Incentive Plan;
4.
the approval of an amendment to the Second Amended and Restated Certificate of Incorporation of the Company, as amended, to provide for a reverse stock split of the common stock of the Company, that will be at a ratio of not less than one-for-5 (1:5) and not greater than one-for-20 (1:20) the final determination of which shall be determined by the Board of Directors (the “Board”), and to authorize the Board to effect the reverse stock split at their discretion;

5.	approval of an advisory (non-binding) resolution regarding the compensation of our named executive officers, or the Say-on-Pay Proposal; and
6.
the adjournment or postponement of the Annual Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in favor of the foregoing proposals, or this adjournment proposal.

At the Annual Meeting, we will also transact such other business, if any, as may properly come before the Annual Meeting.
Only stockholders of record at the close of business on March 13, 2026 are entitled to notice of and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our principal executive offices and will also be available on the virtual meeting website during the Annual Meeting for individuals logged into the Annual Meeting as stockholders.
All stockholders are cordially invited to attend the meeting in person (virtually). Whether or not you attend the Annual Meeting, it is important that your shares and votes are represented. Therefore, I urge you to promptly vote. Instructions for how to vote are contained on the enclosed proxy card. You can submit your vote by phone, via the Internet, or by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. In order to attend and vote at the Annual Meeting, you must register in advance at least 24 hours prior to the meeting. Please go to the “Attend the Meeting” link at www.proxyvote.com for instructions on registering and attending. If you hold your shares in street name and wish to vote by ballot at the Annual Meeting, you will also need to obtain and present a legal proxy entitling you to vote at the Annual Meeting from the broker, bank or other nominee that holds your shares. Please refer to page 4 of the accompanying proxy statement for further details.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 11, 2026: This proxy statement and our annual report on Form 10-K for the year ended January 3, 2026 are available at http://carparts.com/investor.

By Order of the Board of Directors

David Meniane Chief Executive Officer	March 31, 2026

CarParts.com, Inc.
4910 Airport Plaza Dr., Suite 300
Long Beach, California 90815

YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. ALL STOCKHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON (VIRTUALLY) BY REGISTERING AT PROXYVOTE.COM. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN THE MEETING IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY OR VOTING INSTRUCTIONS.

CARPARTS.COM, INC.
4910 Airport Plaza Dr., Suite 300,
Long Beach, California 90815
Proxy Statement
These proxy materials and the enclosed proxy card or voting instruction form are being furnished to holders of the common stock, par value $0.001 per share, of CarParts.com, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors” or the “Board”) to be voted at the 2026 Annual Meeting of Stockholders of the Company to be held on May 11, 2026 (together with any postponements, adjournments or other delays thereof, the “Annual Meeting”). The Annual Meeting will be held at 9:00 a.m. Pacific Time online virtually via live webcast. In order to attend and vote at the Annual Meeting, you must register online by visiting the “Attend the Meeting” link at www.proxyvote.com and entering your control number included on your proxy card that is enclosed with your proxy materials, at least 24 hours in advance of the Annual Meeting. These proxy materials are expected to be mailed on or about April 10, 2026, to all stockholders entitled to vote at the Annual Meeting
Purpose of Meeting
The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”) and are described in more detail in this proxy statement.
Meeting Admission
This year’s Annual Meeting will take place entirely online. If you would like to participate in the meeting, including voting, submitting a question, or examining our list of stockholders, you will need to register in advance at least 24 hours prior to the meeting by visiting our meeting site, located at www.proxyvote.com, and following the “Attend the Meeting” link. To vote at the Annual Meeting, you will need your control number. You can find your control number on:
•	Your proxy card available at www.proxyvote.com or included with this proxy statement; or
•	Your voting instruction form if you hold your shares in street name through a broker, bank or other nominee.
If you wish to vote by ballot at the Annual Meeting and you hold your shares in street name, you will also need to obtain a legal proxy from the broker, bank or other nominee that holds your shares giving you the right to vote your shares at the Annual Meeting.
Voting; Quorum
The record date for determining those stockholders who are entitled to notice of, and to vote at, the Annual Meeting has been fixed as March 13, 2026. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting. Each share of our common stock outstanding on the record date entitles its holder to one vote on all matters presented for a stockholder vote at the Annual Meeting.
As of the record date, 70,492,131 shares of our common stock were outstanding.
The presence at the Annual Meeting of holders of record of a majority of the voting power of our common stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by proxies that reflect abstentions or “broker non-votes” will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. If a quorum is not present, the chairperson of the Annual Meeting or holders of a majority of the voting power of the stockholders present in person or by proxy may adjourn the Annual Meeting.
In the election of directors under Proposal One, the nominee receiving the highest number of “For” votes will be elected as the Class II director. “Withhold” votes will not be counted as votes cast, and, therefore, will have no effect on the election of directors.
CarParts.com, Inc.  4  2026 Proxy Statement

With regard to Proposals Two, Three, Five, and Six, to be approved, the Company must receive the affirmative vote of a majority of the voting power of the stockholders present in person or by proxy and entitled to vote at the Annual Meeting and on the proposal. If you “Abstain” from voting, it will have the same effect as an “Against” vote. With regard to Proposal Four, the Company must receive a majority of votes cast in favor of the proposal. Abstentions are not considered votes cast and, therefore, will have no effect on the outcome of Proposal Four.
Most of our stockholders hold their shares as beneficial owners through a broker, bank or other nominee rather than directly in their own name. This is often referred to as holding shares in “street name.” If you hold your shares in street name and you do not give instructions to your broker, bank or other nominee, your shares may constitute broker non-votes.
Under applicable stock exchange rules, a broker, bank or other nominee is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker, bank or other nominee is not entitled to vote shares held for a beneficial owner on “non-routine” matters. Proposals One, Three, and Five are each considered non-routine matters. We believe that Proposals Two, Four, and Six are considered routine matters. Broker non-votes will have no effect on the outcome of any of Proposals One, Three, and Five, and we do not expect to have any broker non-votes with respect to Proposals Two, Four and Six. We encourage you to vote your shares in connection with the Annual Meeting.
All votes will be tabulated by the inspector of election appointed for the Annual Meeting.
Revoking Proxies; Changing Voting Instructions
If you have shares for which you are the stockholder of record, you may vote those shares by proxy. You may vote by mail, internet or telephone pursuant to instructions provided on the proxy card. Additionally, shares held in your name as the stockholder of record may be voted by you by ballot at the Annual Meeting.
If you are the beneficial owner of shares held in street name, you may vote by following the voting instruction form provided to you by your broker or other nominee. If your shares are held in street name, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank or nominee that holds the shares giving you the right to vote the shares at the Annual Meeting.
If you are a stockholder of record, you may revoke a proxy at any time before it is voted at the Annual Meeting by: (a) delivering a proxy revocation or another duly executed proxy bearing a later date to our Corporate Secretary at 4910 Airport Plaza Dr., Suite 300, Long Beach, California 90815; (b) voting again by telephone or over the internet at a later time (only your latest dated proxy will be counted); or (c) attending the Annual Meeting and voting by ballot. Attendance at the Annual Meeting will not revoke a proxy unless you actually vote by ballot at the meeting. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker or other nominee in accordance with the instructions they provided, or, if you have obtained a legal proxy from your broker or other nominee giving you the right to vote your shares, by attending the Annual Meeting and voting by ballot.
The enclosed proxy also grants the named proxy holders discretionary authority to vote on any other business that may properly come before the Annual Meeting. We have not been notified by any stockholder of his or her intent to present any other business at the Annual Meeting.
Solicitation
We will bear the entire cost of proxy solicitation, including the costs of preparing, assembling, printing and mailing this proxy statement, the Notice, the proxy card and any additional solicitation material furnished to the stockholders. Copies of the solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, although there is no formal agreement to do so, we may reimburse such persons for their reasonable expenses in forwarding the solicitation materials to
CarParts.com, Inc.  5  2026 Proxy Statement

the beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by personal contact, telephone, facsimile, email or any other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. In the discretion of management, we reserve the right to retain a proxy solicitation firm to assist in the solicitation of proxies.
Note with Respect to Forward-Looking Statements
We have made certain forward-looking statements in this proxy statement that relate to expectations concerning matters that are not historical or current facts. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” and similar expressions intended to identify forward-looking statements. We cannot assure you that such expectations will prove to be correct. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from such expectations, and you should not place undue reliance on these forward-looking statements. All forward-looking statements attributable to us are expressly qualified in their entirety by such language. Important factors that may cause such a difference include, but are not limited to, uncertainties regarding our business, and the economy generally, competitive pressures, our dependence on search engines to attract customers, demand for the Company’s products, the online market and channel mix for aftermarket auto parts, increases in transportation, labor and commodity and component pricing that would increase the Company’s costs, the operating restrictions in our credit agreement, the weather, the impact of customs issues or delays, supply chain disruptions and any other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.carparts.com and the SEC’s website at www.sec.gov. The forward-looking statements contained herein speak only as of the date of this proxy statement. Except as required by law, we do not undertake any obligation to update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise.
CarParts.com, Inc.  6  2026 Proxy Statement

Matters to be Considered at the Annual Meeting
PROPOSAL ONE:
Election of Directors
Our Second Amended and Restated Certificate of Incorporation provides for a classified board of directors consisting of three classes of directors, each serving staggered three-year terms and each as nearly equal in number as possible as determined by our Board of Directors. As a result, a portion of our Board of Directors will be elected at each annual meeting of stockholders. Messrs. Meniane and Phelps and Dr. Costa are Class III directors whose terms expire at the 2027 Annual Meeting of Stockholders. Ms. Liu is the Class II director, and her term expires at the 2026 Annual Meeting of Stockholders. Mr. Greyson and Ms. Dutra are Class I directors whose terms expire at the 2028 Annual Meeting.
The class whose term of office expires at the Annual Meeting currently consists of one director. On the recommendation of the Nominating and Corporate Governance Committee, our Board of Directors selected and approved Ms. Liu as the nominee for election as the Class II director at the Annual Meeting to serve for a term of three years, expiring at the 2029 Annual Meeting of Stockholders, and until her successor is elected and qualified or until her earlier resignation or removal. The nominee for election is currently a member of our Board of Directors and has consented to be named as a nominee in this proxy statement and agreed to serve as a director if elected. Management has no reason to believe that the nominee will be unavailable to serve. In the event the nominee named herein is unable to serve or for good cause will not serve at the time of the Annual Meeting, the persons named on the proxy card will exercise discretionary authority to vote for a substitute nominee or the Board may determine to reduce the size of the Board. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominee named below.
Vote Required
The election of directors requires a plurality vote of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Broker non-votes and votes withheld will have no effect on this proposal.
Recommendation of Our Board of Directors

Our Board of Directors recommends a vote “FOR” the Class II Director nominee listed below.

Information about our Directors and Nominee
We believe that our Board as a whole should encompass a range of talent, skill, diversity and expertise enabling it to provide sound guidance with respect to our operations and interests. In addition to considering a candidate’s background and accomplishments, the Nominating and Corporate Governance Committee reviews candidates in the context of the current composition of the Board and the evolving needs of our business. In accordance with the listing standards of The Nasdaq Stock Market (the “Nasdaq Rules”) we have charged our Nominating and Corporate Governance Committee with ensuring that at least a majority of the directors qualify as “independent” under the Nasdaq Rules. See “Corporate Governance - Board Committees and Meetings - Nominating and Corporate Governance Committee” for a discussion of the factors that are considered in selecting our director nominees.
CarParts.com, Inc.  7  2026 Proxy Statement

Our Board is currently comprised of six directors. The table and narrative below sets forth information regarding each of our directors and our director nominees, including his or her age as of the date of the Annual Meeting, the year they first became directors, business experience during at least the past five years, public company boards they currently serve on or have recently served, and certain other biographical information and attributes that the Nominating and Corporate Governance Committee determined qualify them to serve as directors. The Nominating and Corporate Governance Committee believes that the director nominees and the other current directors have the following other key attributes that are important to an effective board of directors: integrity and demonstrated high ethical standards; sound judgment; analytical skills; the ability to engage management and each other in a constructive and collaborative fashion; diversity of origin, background, experience and thought; and the commitment to devote significant time and energy to serve on the Board and its committees.

					Committee
Name	Age	Director Since	Current Position(s)	Independent	Audit	Compensation	Nominating and Corporate Governance
Warren “Barry” Phelps III	79	2007	Chairman of the Board	•	•
Dr. Lisa Costa	62	2020	Director	•	•		•
Jay K. Greyson	66	2014	Director	•	Chair	•
Nanxi Liu	35	2020	Director	•		•	Chair
Ana Dutra	61	2022	Director	•		Chair	•
David Meniane	43	2022	Chief Executive Officer and Director

As previously disclosed, Jim Barnes and Henry J. Maier resigned from the Board of Directors as of October 7, 2025. Prior to resigning, Mr. Barnes was a member of the Company’s Compensation Committee and Mr. Maier was a member of the Company’s Nominating and Corporate Governance Committee.
Class II Director Nominee

Nanxi Liu Co-CEO and Co-Founder of Blaze Technology, Inc., CFO and Co-Founder of Nanoly Bioscience, Inc., Age: 35 Director Since: 2020
NANXI LIU NANXI LIU has been a director since July 2020. Since 2022, she has served as the Co-CEO and Co-Founder of Blaze Technology, Inc., an AI-powered no-code software platform. Nanxi also serves as Commissioner for the Los Angeles Fire and Police Pension Fund and is a Partner at XFactor Ventures, where she invests in women-founded startups. Previously, she served as CEO and Co-Founder of Enplug, a leading digital signage software company, until its acquisition by Spectrio in 2021. She previously served on the boards of directors of Carlotz (Nasdaq:LOTZ) from July 2022 until its acquisition by Shift Technologies, and Kindred Biosciences (Nasdaq: KIN), from February 2021 until its acquisition by Elanco (NYSE: ELAN). She also served on the board of directors for California Department of Motor Vehicles’ New Motor Vehicle Board. Ms. Liu holds a Bachelor of Science degree in Business Administration and a Bachelor of Arts degree in Political Economy from the University of California, Berkeley.

We believe that Ms. Liu’s extensive experience in running and advising technology companies qualify her to serve as a director.

COMMITTEES:
Nominating and Corporate Governance (Chair)
Compensation

CarParts.com, Inc.  8  2026 Proxy Statement

Directors Whose Terms Continue
Class I Directors - Terms Expiring at the 2028 Annual Meeting of Stockholders

Jay K. Greyson Partner, Managing Director, and Principal of Supply Chain Equity Partners Age: 66 Director Since: 2014
JAY K. GREYSON has been a director since June 2014. He is a Partner, Managing Director, and Principal of Supply Chain Equity Partners, a committed capital private equity fund dedicated exclusively to the distribution and supply chain industry which he co-founded in 2006. Jay serves as the Non-Executive Chairman of Supply Chain Equity’s portfolio companies and leads the development of strategic & tactical planning and execution initiatives. Before co-founding Supply Chain Equity Partners, Jay was a Founding Partner and the Chief Compliance Officer of Vetus Partners, an investment bank specializing in domestic and cross-border mergers, acquisitions and corporate divestitures of middle market businesses, and established and led practice groups at Brown Gibbons Lang & Company, a regional investment banking firm. Over his career, Jay has held various operating company roles, including General Manager, National Sales Manager, Product Manager, and Marketing Manager, as well as having served on a number of boards. Jay holds a B.S.E.E. degree from the University of Virginia, an M.B.A. from the University of Chicago, is recognized by the National Association of Corporate Directors (NACD) as NACD Directorship Certified, and has completed his CERT Certification in Cybersecurity Oversight.

We believe that Mr. Greyson is qualified to serve as a director due to his leadership experience in private equity and investment banking, combined with his financial background and management experience in manufacturing, distribution and supply chain.

COMMITTEES:
Audit (Chair)
Compensation

Ana Dutra Board of the Latino Corporate Directors Association and chairs its Educational Foundation Board Age: 61 Director Since: 2022
ANA DUTRA has been a director since January 2022. She has served on the board of directors of the Latino Corporate Directors Association since 2016 and chairs the Nom Gov and Membership Committees in addition to being the Board Vice Chair. She also serves on the board of directors of Pembina Pipeline (NYSE: PBA), a Canadian energy infrastructure company, a position she has held since 2022. Previously, she served as a member of the boards of directors of First Internet Bancorp (Nasdaq: INBK), CME Group Inc. (Nasdaq:CME), Amyris (Nasdaq: AMRS), Eletropar, an Eletrobras unit (NYSE: EBR) and Harvest Inc. Before that, she was the CEO of The Executives’ Club of Chicago from 2014 until 2018 and of Korn/Ferry Consulting from 2007 until 2013. Ana holds an M.B.A. from Kellogg at Northwestern University, a Masters in Economics from Pontificia Universidade Catolica do Rio de Janeiro, and a Juris Doctor from Universidade do Estado do Rio de Janeiro. She is a senior faculty of NACD and holds a NACD Directorship Certification, a CERT Certification in Cybersecurity Oversight by Carnegie Mellon University and Diligent ESG and Climate Leadership Certification. She is a Qualified Risk Director (QRD), a qualification she earned through the Directors, Compliance and Risk Officers Institute (DCRO) and she currently Chairs their Educational Foundation.

We believe Ms. Dutra’s extensive experience assisting boards of directors, CEOs and management teams to identify and execute growth strategies through innovation, acquisitions, and new technologies and to pursue their corporate governance objectives qualify her to serve as a director.
COMMITTEES:
Compensation (Chair)
Nominating and Corporate Governance

CarParts.com, Inc.  9  2026 Proxy Statement

Class III Directors - Terms Expiring at the 2027 Annual Meeting of Stockholders

David Meniane Chief Executive Officer and director Age: 43 Director Since: 2022
DAVID MENIANE has served as our Chief Executive Officer and director since April 2022, and served as our Chief Operating and Financial Officer from March 2019 until April 2022. He previously served as Executive Vice President of L.A. Libations, a start-up accelerator for packaged consumer goods companies in North America, from August 2016 to March 2019, and as Chief Executive Officer of Victoria’s Kitchen, a specialty beverage company, from October 2011 through its acquisition by Hispanica International, Inc. in October 2017. Prior to that, he served as Chief Financial Officer of Aflalo & Harkham Investments, a commercial real estate investment partnership. Mr. Meniane holds a bachelor’s degree in accounting and a master’s degree in taxation from the University of Southern California and is a certified C.P.A.

We believe Mr. Meniane’s valuable business and leadership experience, combined with his intimate knowledge of our financial and operational status gained through his various roles at the Company, qualify Mr. Meniane to serve as a director.

Warren “Barry” Phelps III Executive Chairman of Empower RF Systems Age: 79 Director Since: 2007
WARREN “BARRY” PHELPS III has been a director since September 2007 and Chairman of the Board since August 2017. Since January 2013, he has served as Executive Chairman of Empower RF Systems, a developer and manufacturer of high power RF amplifiers for the defense and commercial markets. Mr. Phelps joined the Board of Empower in February 2007, and served as its Chairman and CEO from October 2009 to January 2013. Since May of 2017, Mr. Phelps has also served on the board of Luna Innovations, a developer and manufacturer of high-speed optical test products for the commercial and defense markets. At Luna, Mr. Phelps has served as Chair of the Audit Committee, a member of the Compensation Committee and has been Chair of the Board since July 2024. From 2000 until his retirement in September 2006, Mr. Phelps served in several executive positions for Spirent Communications plc, a leading communications technology company, most recently as President of the Performance Analysis-Broadband Division. From 1996 to 2000, Mr. Phelps was at Netcom Systems, a provider of network test and measurement equipment, most recently as President and Chief Executive Officer. Prior to that, Mr. Phelps held executive positions, including Chairman and Chief Executive Officer at MICOM Communications, and various financial management roles at Burroughs/Unisys Corporation. He also served on the board of trustees of St. Lawrence University. Mr. Phelps holds a B.S. degree in mathematics from St. Lawrence University in Canton, New York and an M.B.A. from The University of Rochester in Rochester, New York.

We believe that Mr. Phelps is qualified to serve as a director due to his financial background as well as his executive management experience across numerous technology companies.

COMMITTEES:
Audit

CarParts.com, Inc.  10  2026 Proxy Statement

Dr. Lisa Costa Venture Partner, Squadra Ventures Age: 62 Director Since: 2020
DR. LISA COSTA has been a director since November 2020. She is currently a Venture Partner at Squadra Ventures and serves on advisory boards for companies operating at the intersection of dual use artificial intelligence (AI), data, cyber, and space technologies, a position she has held since 2024. Since 2024 she has also served as Founder and CEO of Costa Advisory Group, a defense-focused consulting firm advising on national security, innovation, and government engagement strategies. From 2018 to 2024, Dr. Costa served as a member of the U.S. Government Senior Executive Service. Most recently, she held the position of Chief Technology and Innovation Officer (CTIO) for the U.S. Space Force, where she led enterprise initiatives in AI, data, cyber, energy, advanced networking, Modeling & Simulation, and Futures. Prior to that, she served as the Chief Information Officer (CIO) for U.S. Special Operations Command (USSOCOM), where she was responsible for a $1.3 billion annual IT and cyber portfolio, encompassing secure cloud infrastructure, mobility, satellite and terrestrial communications, and DevSecOps environments supporting AI-enabled operations at the edge. Dr. Costa has advised U.S. Presidential Transition Teams on national security and innovation policy and advised Fortune 500 companies—including Target, Hilton, Starbucks, Cheniere, and FedEx—on enterprise risk and cybersecurity strategies. She holds numerous awards for her scientific, technical, and leadership contributions to our nation. She volunteers as a governance instructor with the National Association of Corporate Directors (NACD). Dr. Costa holds Bachelor of Science degrees in Computer Science and Mathematics from Rollins College, an MBA from Tampa College, and a PhD in Computer Science from Union Institute.

We believe that Dr. Costa is qualified to serve as a director due to her cybersecurity, network operations, and data analytics expertise and her deep understanding of business, technology, and eCommerce, as well as her experience in advising Fortune 500 companies.

COMMITTEES:
Audit
Nominating and Corporate Governance

Family Relationships
There are no family relationships among any of our directors, executive officers and director nominees.
CarParts.com, Inc.  11  2026 Proxy Statement

Corporate Governance
Code of Ethics and Business Conduct
Our Board of Directors has adopted a Code of Ethics and Business Conduct which applies to all directors, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions) and employees. The full text of our Code of Ethics and Business Conduct can be directly accessed at https://www.carparts.com/investor/corporate-governance. We intend to disclose future amendments to certain provisions of the Code of Ethics and Business Conduct and any waivers of provisions of the Code of Ethics and Business Conduct required to be disclosed under the rules of the SEC or the Nasdaq Rules, at the same location on our website. The information contained in, or that can be accessed through, our website does not constitute a part of this proxy statement.
Corporate Governance Guidelines
Our Board of Directors has adopted corporate governance guidelines, which provide the framework for our corporate governance along with our Second Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws (the “Bylaws”), committee charters and other key governance practices and policies. Our corporate governance guidelines cover a wide range of subjects, including the conduct of board meetings, independence and selection of directors, and director ownership guidelines. The corporate governance guidelines can be accessed on our website at https://www.carparts.com/investor/corporate-governance.
Director Independence
The Board reviewed the independence of each of our directors on the basis of the standards adopted by the Nasdaq Stock Market (“Nasdaq”). During this review, the Board considered transactions and relationships between the Company, on the one hand, and each director, members of his or her immediate family, and other entities with which he or she is affiliated, on the other hand. The purpose of this review was to determine which of such transactions or relationships were inconsistent with a determination that the director is independent under the Nasdaq Rules. After the review, the Board of Directors determined that each of our directors with the exception of Mr. Meniane satisfies the requirements for “independence” under the listing standards of the Nasdaq Rules.
Board Leadership Structure
The Board has maintained a separation between the seats of Chairman and Chief Executive Officer since the Company went public in 2007 in recognition of the different demands and responsibilities of the roles and to emphasize the independence of the role of Chairman. The separate roles allow us to have a Chairman focused on the leadership of the Board, providing our Chief Executive Officer with the ability to focus more of his time and energy on managing our operations. The Board also meets regularly in executive session without the presence of management.
Board Observers
In connection with the strategic investment completed on September 10, 2025, pursuant to the Investor Rights Agreement with International Auto Parts (Cayman) Limited, Axislink Holding B.V. and Lovely Peach Limited (collectively, the “Strategic Investors”), we granted board observer rights to the Strategic Investors. So long as the Strategic Investors collectively beneficially own at least 10% of the Company’s outstanding common stock (the “Minimum Holding”), the Strategic Investors are collectively entitled to designate up to two individuals to attend all meetings of the Board of Directors in a non-voting capacity (the “Observers”). Observers are not compensated by the Company.
Each Observer is required to execute a confidentiality agreement with the Company prior to attending any Board meeting. We may exclude Observers from specific meetings or portions of meetings where (i) access would adversely affect the attorney-client privilege or (ii) attendance would create an actual conflict of interest, in each case as reasonably determined by the Board of Directors. In such instances, we will use commercially reasonable efforts to provide a redacted version or alternative means of providing substantially the same information to the Observers.
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The Investor Rights Agreement does not expressly address Observer attendance at committee meetings. Consistent with our governance practices and to preserve the independence of Board committees under applicable Nasdaq listing standards and SEC regulations, the Observers do not attend committee meetings and are not provided with Audit Committee, Compensation Committee, or Nominating and Corporate Governance Committee materials.
The current board Observers are Thomas Yunlong Man representing International Auto Parts and Na “Mina” He representing Axislink Holding B.V., as designated by the Strategic Investors The observer rights will terminate automatically upon the Strategic Investors’ collective beneficial ownership falling below the Minimum Holding.
Additionally, under the Investor Rights Agreement, upon full conversion of the convertible notes issued to the Strategic Investors, (i) the Board will be increased to eight members, and (ii) the Strategic Investors will be collectively entitled to designate two individuals for appointment to the Board as directors (subject to customary qualifications and fiduciary duty requirements), and we will cause such designees to be nominated for re-election at each applicable stockholder meeting for so long as the Strategic Investors maintain the Minimum Holding.
Board Oversight of Risk
The Board is responsible for overseeing our risk management but its duties in this regard are aided by the Audit Committee, which is responsible for discussing with management and our independent auditors policies with respect to risk assessment and risk management, including the process by which we undertake major financial and accounting risk assessment and management. The Audit Committee also oversees our corporate compliance programs, as well as the internal audit function. In addition to the Audit Committee’s work in overseeing risk management, our full Board periodically engages in discussions of the most significant risks that the Company is facing and how these risks are being managed, and the Board receives reports on risk management from senior officers of the Company and from the Compensation Committee, and the Nominating and Corporate Governance Committee. The Audit Committee meets privately with our management team in order to assess the overall control environment and “tone at the top” and to provide the Audit Committee with direct feedback as to any control or oversight issues. Other committees, including the Compensation Committee and the Nominating and Corporate Governance Committee, review risks relevant to their particular areas of responsibility. These matters are reviewed at Board meetings as well and, if deemed necessary and appropriate, in executive session with only the independent directors present. Our management team has the primary responsibility for identifying and managing the known, material risks which could affect our operating and financial performance. Periodically, the management team reviews with the full Board the key risks facing the Company, the Compensation Committee, and the Nominating and Corporate Governance and the plans the Company has put in place to mitigate those risks. Our management team also reviews subsets of risk on a more frequent basis with the Board.
Our Board believes that the process it has established to administer the Board’s risk oversight function would be effective under a variety of leadership frameworks and, therefore, does not have a material effect on our choice of the Board’s leadership structure described above under “Board Leadership Structure.”
Strategic Alternatives Review
During 2024 and 2025, the Board conducted a comprehensive review of strategic alternatives to maximize stockholder value. In October 2024, the Board formed a Strategic Committee comprised of independent directors Ana Dutra, Jim Barnes, and Jay K. Greyson (Chair), to oversee this process. The Strategic Committee was delegated authority to explore, evaluate and negotiate potential transactions, including a possible sale of the Company, and to manage stockholder engagement related to such matters. The Strategic Committee retained advisors and worked closely with management throughout the review process.
The strategic review culminated in September 2025 with a $35.7 million strategic investment by International Auto Parts (Cayman) Limited, Axislink Holding B.V. and Lovely Peach Limited, providing capital to support growth initiatives while maintaining our status as an independent publicly traded company on Nasdaq. In connection with the transaction, we entered into an Investor Rights Agreement granting the Strategic Investors the right to collectively designate up to two non-voting observers to attend Board meetings, registration rights, and, upon full conversion of convertible notes issued in the transaction, the right to designate two individuals for appointment as directors. Following completion of this transaction, the Strategic Committee’s mandate was fulfilled and the committee was dissolved.
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Board Committees and Meetings
Our Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Each committee has a written charter that is reviewed annually and revised as appropriate. A copy of each committee’s charter is available on the Investor Relations section of our website at www.carparts.com.
During fiscal 2025, the Board of Directors and the various committees of the Board held the following number of meetings: Board of Directors - 14; Audit Committee - 4; Compensation Committee - 5; Nominating and Corporate Governance Committee – 6; and Strategic Committee - 36. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees on which they served during the period in which they served in 2025. We do not have a formal policy regarding attendance by members of our Board of Directors at annual meetings of stockholders; however, directors are encouraged to attend all such meetings. All of our then-serving directors attended our 2025 Annual Meeting of Stockholders in person or via video conference.
Audit Committee. Our Audit Committee consists of Messrs. Greyson and Phelps and Dr. Costa. Mr. Greyson is the Chairman of the Audit Committee. Our Board of Directors has determined that each member of the Audit Committee is independent under the Nasdaq Rules and Rule 10A-3 under the Exchange Act. In addition, our Board of Directors has determined that each of Messrs. Greyson and Phelps qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations established by the SEC. The primary functions of this committee include the following:
•	meeting with our management periodically to consider the adequacy of our internal controls and the objectivity of our financial reporting;
•	meeting with our independent auditors and with internal financial personnel regarding these matters;
•	pre-approving audit and non-audit services to be rendered by our independent auditors;
•	appointing from time to time, engaging, determining the compensation of, evaluating, providing oversight of the work of and, when appropriate, replacing our independent auditors;
•
reviewing our financial statements and periodic reports and discussing the statements and reports with our management and independent auditors, including any significant adjustments, management judgments and estimates, new accounting policies and disagreements with management;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls and auditing matters;
•	reviewing our financing plans and reporting recommendations to our full Board of Directors for approval and to authorize action; and
•	administering and discussing with management and our independent auditors our Code of Ethics and Business Conduct.
•
Our internal financial personnel regularly meet privately with the Audit Committee and have unrestricted access to this committee. Our independent auditors report directly to the Audit Committee and they also have unrestricted access to this committee.

Compensation Committee. Our Compensation Committee consists of Mr. Greyson, Ms. Liu and Ms. Dutra. Ms. Dutra is the Chair of our Compensation Committee. Our Board of Directors has determined that each member of the Compensation Committee is independent under the Nasdaq Rules. The primary functions of this committee include the following:
•
determining the compensation and other terms of employment of our executive officers and senior management, and reviewing and approving corporate performance goals and objectives relevant to such compensation;

•	recommending to our Board of Directors the type and amount of compensation to be paid or awarded to members of our Board of Directors;
•
evaluating and recommending to our Board of Directors the equity incentive plans, compensation plans and similar programs advisable for us, as well as modification or termination of existing plans and programs;

•	administering the issuance of stock options and other equity incentive arrangements under our equity incentive plans; and
•
reviewing and approving the terms of employment agreements, severance arrangements, change-in-control protections and any other compensatory arrangements for our executive officers and senior management.

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A more detailed description of the role of the Compensation Committee, including the role of executive officers and consultants in compensation decisions, can be found under “Compensation Philosophy and Objectives” below.
Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee consists of Ms. Liu, Ms. Dutra, and Dr. Costa. Ms. Liu is the Chair of our Nominating and Corporate Governance Committee. Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent under the Nasdaq Rules. The primary functions of this committee include the following:
•	identifying qualified candidates to become members of our Board of Directors;
•	selecting nominees for election of directors at the next annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected);
•	selecting candidates to fill vacancies of our Board of Directors; and
•	overseeing the evaluation of our Board of Directors.
The Nominating and Corporate Governance Committee generally seeks directors with strong reputations and experience in areas relevant to the operations and strategies of the Company’s business. In connection with their recommendations regarding the size and composition of the Board, the Nominating and Corporate Governance Committee reviews the appropriate qualities and skills required of directors in the context of the then current make-up of the Board and the needs of the Company. The Nominating and Corporate Governance Committee generally identifies candidates for election to the Board of Directors; reviews their skills, characteristics and experiences; and recommends director nominees to the Board for approval. While we do not have a formal policy with regard to the consideration of diversity in identifying director nominees, the Company is taking active steps to comply with applicable legislation relating to Board diversity requirements. The Nominating and Corporate Governance Committee strives to nominate directors with a variety of complementary skills and backgrounds so that, as a group, the Board will possess the appropriate talent, skills, insight and expertise to oversee our business. The Nominating and Corporate Governance Committee assesses each candidate’s independence, personal and professional integrity, financial literacy or other professional or business experience relevant to an understanding of our business; his or her ability to think and act independently and with sound judgment; and his or her ability and commitment to serve our and our stockholders’ long-term interests. All factors considered by the Nominating and Corporate Governance Committee are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time. As a result, the priorities and emphasis of the Nominating and Corporate Governance Committee and of the Board may change from time to time to take into account changes in our business, our future opportunities and strategic plans, and other trends, as well as the portfolio of skills and experience of current and prospective directors.
The Nominating and Corporate Governance Committee generally leads the search for and selects, or recommends that the Board select, candidates for election to the Board. Consideration of new director candidates typically involves a series of committee discussions, a review of information concerning candidates and interviews with selected candidates. The Nominating and Corporate Governance Committee may in the future engage the services of a third-party search firm to identify director candidates. The Nominating and Corporate Governance Committee has the discretion to decide which individuals to recommend for nomination as directors.
The Nominating and Corporate Governance Committee will consider candidates for director recommended by our stockholders who meet the eligibility requirements for submitting stockholder proposals pursuant to Rule 14a-8 or our Bylaws for inclusion in our next proxy statement. The Nominating and Corporate Governance Committee will evaluate such recommendations applying its regular nominee criteria. Eligible stockholders wishing to recommend a director nominee must submit such recommendation in writing to the Chair, Nominating and Corporate Governance Committee, care of the Corporate Secretary, at the Company’s address set forth on the first page of this proxy statement by the deadline for submitting stockholder proposals pursuant to Rule 14a-8 or our Bylaws for inclusion in our next proxy statement set forth under “Additional Information” below. Nominations in accordance with our Bylaws must specify the following information: (a) the name and address of the candidate, (b) the name, address and phone number of the stockholder making the recommendation and of the director candidate, (c) the director candidate’s qualifications for membership on the Board, (d) a resume of the candidate’s business experience and educational background as well as all of the information that would be required in a proxy statement soliciting proxies for the election of the candidate as a director if nominated by the Board, (e) a description of all direct or indirect arrangements or understandings
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between the recommending stockholder and the candidate and any other person or persons (naming such person or persons) pursuant to whose request the recommendation is being made by the stockholder, (f) all other companies to which the candidate is being recommended as a candidate for director, and (g) a signed consent of the candidate to cooperate with reasonable background checks and personal interviews, and to serve as a director, if nominated and elected. In connection with its evaluation, the Nominating and Corporate Governance Committee may request additional information from the candidate or the recommending stockholder, and may request an interview with the candidate.
Strategic Committee (Dissolved). In October 2024, the Board formed a Strategic Committee to oversee the Company’s exploration and evaluation of strategic alternatives, including a potential sale of the Company. The Strategic Committee consisted of Jim Barnes, Ana Dutra, and Jay Greyson, with Mr. Greyson serving as Chair.
The Board delegated to the Strategic Committee the full power and authority of the Board, to the maximum extent permitted by applicable law, to oversee and assist management with respect to strategic alternatives, authorize and direct management’s interactions with third parties regarding potential transactions, and explore, evaluate, consider, review and negotiate the terms and conditions of any transaction. The Strategic Committee was authorized to retain financial, legal and other advisors as the Strategic Committee deemed necessary to assist in performing its duties. Only the full Board had the power to approve entry into any definitive agreement.
The strategic review culminated in September 2025 with a $35.7 million strategic investment by International Auto Parts (Cayman) Limited, Axislink Holding B.V., and Lovely Peach Limited, providing the Company with capital to support growth initiatives while maintaining the Company’s status as an independent publicly traded company on Nasdaq. In connection with the transaction, the Company entered into an Investor Rights Agreement granting the Strategic Investors the right to collectively designate up to two non-voting observers to attend Board meetings, registration rights, and, upon full conversion of the convertible notes issued in the transaction, the right to designate two individuals for appointment as directors. Following completion of this transaction in September 2025, the Strategic Committee’s mandate was fulfilled and the committee was dissolved in October 2025. During fiscal 2025, the Strategic Committee held 36 meetings.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee is or has been an officer or employee of our Company or has had any relationship requiring disclosure under Item 404 of Regulation S-K during the last fiscal year. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our Board of Directors or Compensation Committee. During fiscal 2025, certain members of the Compensation Committee also served on the Strategic Committee, but no member of the Strategic Committee had any interest in the strategic investment transaction completed in September 2025 that would have given rise to a conflict of interest.
Voting Agreements with Stockholders
In connection with the September 10, 2025 closing of the private placement, International Auto Parts (Cayman) Limited, Axislink Holding B.V. and Lovely Peach Limited (and their respective affiliates) agreed under the Purchase Agreement to vote the shares of Company common stock held by them in the same relative proportions (“for,” “against,” “withheld,” “abstain” or otherwise) as the votes collectively cast by all other Company stockholders. The voting commitments applicable to International Auto Parts (Cayman) Limited and Axislink Holding B.V. expire 12 months after the closing (or earlier upon a Change in Control (as defined in the Purchase Agreement)). Additionally, the Strategic Investors were granted certain governance rights under an Investor Rights Agreement, including the right to designate board observers. See “Certain Relationships and Related Transactions” for additional information regarding the Investor Rights Agreement.
Stockholder Communications to the Board
Our Board of Directors has implemented a process by which stockholders may send written communications directly to the attention of the Board, any committee of the Board or any individual Board member, care of our Corporate Secretary at 4910 Airport Plaza Dr., Suite 300, Long Beach, California 90815. The name of any specific intended Board recipient should be
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noted in the communication. Our Corporate Secretary will be primarily responsible for collecting, organizing and monitoring communications from stockholders and, where appropriate depending on the facts and circumstances outlined in the communication, providing copies of such communications to the intended recipients. Communications will be forwarded to directors if they relate to appropriate and substantive corporate or Board matters. Communications that are of a commercial or frivolous nature, or otherwise inappropriate for the Board’s consideration will not be forwarded to the Board.
Policy on Stock Hedging
All directors and executive officers are prohibited from engaging in short-term or speculative transactions involving our securities, such as publicly traded options, short sales, puts and calls, and hedging transactions.
Environmental, Social, Governance (“ESG”) Oversight
We are committed to conducting business in an environmentally sustainable and socially responsible manner and managing the risks and opportunities that arise from ESG issues. We believe that operating in a socially responsible and sustainable manner will drive long-term value creation for our Company and its stockholders.
The Nominating and Corporate Governance Committee is responsible for overseeing the Company’s ESG processes, policies, and performance and making recommendations to the full Board. The Nominating and Corporate Governance Committee will receive regular updates from management on progress and strategy to satisfy these oversight responsibilities. The Audit Committee oversees additional risk management functions, including cybersecurity risks.
We previously launched an initiative to enhance our ESG policies and disclosures informed by the Sustainability Accounting Standards Board (“SASB”) e-commerce industry disclosure guidelines. Our management has reviewed and updated various ESG policies and processes located on the investor relations page of our website at https://www.carparts.com/ESG/. The enhanced policies included: Environmental, Data Privacy, Human Rights, Labor Rights, Whistleblower, and Political Involvement.
We have also published a Corporate Social Responsibility Report (“CSR Report”), located at https://www.carparts.com/ESG/. The CSR Report incorporates the Company’s SASB report, which aligned with the standards for the e-commerce industry includes quantitative data, discussion of data privacy and security, and analysis of the Company’s environmental considerations.
We expect to build upon ESG progress made thus far and continue to develop our long-term ESG roadmap.
DIVERSITY AND INCLUSION
We work to enable our employees to think creatively and authentically, share their ideas, bring their whole selves to work, and strive to make a difference every day. We are proud to have a diverse team, and we recognize that there is opportunity for us to continue improving representation, particularly among our senior leadership. We support and celebrate all diversity, and are committed to providing an equal employment opportunity regardless of race, color, ancestry, religion, sex, national origin, sexual orientation, age, marital status, disability, gender identity, or Veteran status. In addition, our Board of Directors believes that in order to fulfill its overall fiduciary responsibility to stockholders and the Company, it must maintain a strategic composition that includes the experience, qualifications, skills, and diversity needed for each member of the Board of Directors to complement the others. When searching for new directors, the Board of Directors considers diversity. During 2024, 2025 and as of March 11, 2026, three of our six board members were female, and two of our six members represented a minority group.
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PROPOSAL TWO:
Ratification of Appointment of Independent Registered Public Accounting Firm
RSM US LLP (“RSM”) has audited our consolidated financial statements since 2015. The Audit Committee has appointed RSM to continue in this capacity for the fiscal year ending January 2, 2027 (“fiscal 2026”). We are asking our stockholders to ratify the appointment by the Audit Committee of RSM as our independent registered public accounting firm to audit our consolidated financial statements for fiscal 2026 and to perform other appropriate services. Stockholder ratification of the appointment of RSM as our independent registered public accounting firm is not required by the Bylaws or otherwise. In the event that our stockholders fail to ratify the selection, it will be considered a recommendation to the Board of Directors and the Audit Committee to consider the selection of a different firm. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent accounting firm at any time if the committee feels that such a change would be in our best interests and in the best interests of our stockholders.
A representative of RSM is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.
Factors Considered in Proposal
The Audit Committee and the Board believe that the continued retention of RSM as the Company’s independent external auditor is in the best interests of the Company and our stockholders. In reaching this conclusion, the Audit Committee considered a number of factors, including:
•	The firm’s performance and that of the lead audit and other key engagement partners, including the quality of their audit work and accounting advice
•	The firm’s demonstrated understanding of our businesses, accounting policies and practices and internal control over financial reporting
•	The firm’s demonstrated commitment to maintaining its independence from management
•	The ongoing evaluation and monitoring of the appropriateness of the firm’s fees for audit and non-audit services
•	The most recent PCAOB inspection report on the firm’s audit practices and the firm’s quality control efforts
•	The results of the Audit Committee’s ongoing and annual evaluation of RSM’s performance
Vote Required
Approval of this Proposal Two requires the affirmative vote of a majority of the voting power of the stockholders present in person or by proxy and entitled to vote at the Annual Meeting and on the proposal. Abstentions will be counted as present and entitled to vote on the proposal and will therefore have the same effect as a vote against the proposal. Because this proposal is considered a “routine” matter under applicable stock exchange rules, we do not expect to receive any broker non-votes on this proposal.
Recommendation of Our Board of Directors

Our Board of Directors recommends that the stockholders vote “FOR” the ratification of the appointment of RSM as our independent registered public accounting firm for fiscal 2026.

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Fees Paid to Independent Registered Public Accounting Firm
Principal Accountant Fees
The following table sets forth the fees billed to us for fiscal years 2025 and 2024 by RSM:

	Fiscal 2025	Fiscal 2024
Audit Fees	$949,200	$898,800
Audit Related Fees	$47,250	$23,100
Tax Fees	$18,480	$12,600
All Other Fees	—	—
Total	$1,014,930	$934,500

Audit Fees. Audit fees consisted of fees billed by RSM for professional services rendered in connection with the audit and quarterly reviews of our consolidated financial statements.
Audit Related Fees. Audit related fees for fiscal 2024 and 2025 consisted of fees billed by RSM for professional services rendered in connection with reviews of registration statements and other accounting consultations not qualifying under audit fees.
Tax Fees. Tax fees include fees for tax compliance, tax advice and tax planning services.
All Other Fees. All other fees relate to services not captured in the audit, audit related, or tax categories.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services
All engagements for services by RSM are subject to prior approval by the Audit Committee pursuant to the pre-approval policy set forth in the charter of the Audit Committee; however, de minimis non-audit services may instead be approved in accordance with applicable SEC rules. The Audit Committee may also delegate to one or more designated members of the Audit Committee the authority to grant such pre-approvals, provided that the decision of any member to whom authority is so delegated shall be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee pre-approved all services provided by RSM for fiscal years 2025 and 2024.
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Audit Committee Report*
The following is the report of the Audit Committee with respect to the Company’s audited consolidated financial statements for the fiscal year ended January 3, 2026 included in the Company’s Annual Report on Form 10-K for that year.
In carrying out its responsibilities under the Audit Committee Charter, which is available by accessing the investor relations section of our website at https://www.carparts.com/investor/corporate-governance#governance-documents, the Audit Committee, among other things, supervises the relationship between the Company and its independent auditors, including making decisions with respect to their appointment or removal, reviewing the scope of their audit services, pre-approving audit engagement fees and non-audit services and evaluating their independence. The Audit Committee oversees and evaluates the adequacy and effectiveness of the Company’s systems of internal and disclosure controls and internal audit function. The Audit Committee has the authority to investigate any matter brought to its attention and may engage outside counsel for such purpose.
The Company’s management is responsible, among other things, for preparing the financial statements and for the overall financial reporting process, including the Company’s system of internal controls. The independent auditor’s responsibilities include auditing the financial statements and expressing an opinion on the conformity of the audited financial statements with U.S. generally accepted accounting principles (“GAAP”).
The Audit Committee met 4 times during fiscal 2025. The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Audit Committee’s meetings include sessions with the Company’s independent auditor and management present and regular sessions without the presence of the Company’s management.
As part of its oversight of the Company’s financial statements, the Audit Committee reviewed and discussed with management and the Company’s independent auditors, the audited financial statements of the Company for the fiscal year ended January 3, 2026. The Audit Committee discussed with the independent auditors such matters as are required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee also discussed with the auditors the independence of the auditors from the Company and its management, including the matters in the written disclosures the Audit Committee received from the independent auditor as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and considered the compatibility of non-audit services with the auditor’s independence.
Based on its review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2026, for filing with the SEC. The Audit Committee has also selected RSM as the Company’s independent auditors for fiscal year 2026.
Submitted by the Audit Committee
of the Board of Directors:
Jay Greyson, Chairman
Barry Phelps
Dr. Lisa Costa
*
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act whether made before or after the date of this proxy statement and without regard to any general incorporation language therein.

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Executive Officers
The table below sets forth certain information regarding our current executive officers.

Name	Age	Current Position(s)
David Meniane	43	Chief Executive Officer
Mark DiSiena	59	Interim Chief Financial Officer
Michael Huffaker	46	Chief Operating Officer
Kals Subramanian	50	Chief Technology Officer

The following is certain biographical information describing the business experience of each of our executive officers who is not a director. The biography of Mr. Meniane appears earlier in this proxy statement. See “Information about our Directors and Nominee.”
Mark DiSiena has served as our Interim Chief Financial Officer since November 2025. Mr. DiSiena is a CPA with significant financial and operational expertise, particularly with public companies. From April 2025 to October 2025, Mr. DiSiena served as Chief Financial Officer of Wellgistics Health (NASDAQ: WGRX), a Tampa, Florida-based healthcare company. From October 2023 to November 2024, Mr. DiSiena served as Chief Financial Officer of AgEagle Aerial Systems (NYSE: UAVS), a Wichita, Kansas-based aerial systems company. From November 2021 to October 2023, Mr. DiSiena provided strategic business advisory services and served as contract and interim Chief Financial Officer and Chief Operating Officer through Cresset Advisors. From March 2020 to November 2021, Mr. DiSiena served as Chief Financial Officer of Titanium Healthcare, a Scottsdale, Arizona-based healthcare company. Earlier in his career Mr. DiSiena served as Chief Financial Officer of Decentral Life (OTC: WDLF), a Los Angeles, California-based company and of Cherokee Global Brands (NASDAQ: CHKE), a Los Angeles, California-based global brand licensing company. Mr. DiSiena holds an MBA from Stanford University Graduate School of Business, a JD from Vanderbilt University School of Law, and a BS in Accounting from New York University.
Michael Huffaker has served as our Chief Operating Officer since December 2022. Mr. Huffaker, previously served as Vice President, Category Leader, for Amazon Fresh Grocery from June 2014 to December 2022, where he eventually oversaw a portfolio of 57 purpose-built grocery fulfillment centers, five grocery distribution centers, forty grocery stores and a team of approximately six hundred staff. Prior to that, Mr. Huffaker was Senior Manager for Amazon Fresh from August 2011 to May 2014, and as Manager, Vendor Management, Wireless from March 2008 to July 2011. Mr. Huffaker began his buying career in 2003 at Wal-Mart Stores and thereafter held additional buying roles with Sam’s Club and Circuit City. Mr. Huffaker received both his undergraduate degree and MBA from the University of Arkansas.
Kals Subramanian has served as our Chief Technology Officer since April 2022. Before joining CarParts.com, Mr. Subramanian served as Vice President of eCommerce Technology at Lowe’s Companies, Inc. from February 2021 to April 2022, and as its Senior Director of Product Management from April 2020 to February 2021. From 2015 to 2020, Mr. Subramanian served as Director of IT Application Delivery and Strategy at Best Buy Co., Inc. and from 2012 to 2015, he held various management positions at Target Corporation within its Target.com and Mobile, Technology Services division. Mr. Subramanian holds a Bachelor of Engineering degree in Electrical and Electronics Engineering from Bharathidasan University.
Our executive officers are elected by our Board of Directors and serve at the discretion of our Board until their successors have been duly elected and qualified or until their earlier resignation or removal.
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Narrative Discussion of Compensation Policies
The below discussion describes the principles, objectives, policies, practices and components of our executive compensation program and the bases on which executive compensation decisions were made by our Compensation Committee for fiscal 2025 and discloses the various forms of compensation paid to our executives, including the following named executive officers or “NEOs”.
•	David Meniane – Chief Executive Officer
•	Michael Huffaker – Chief Operating Officer
•	Kals Subramanian – Chief Technology Officer
Policies Relating to Our Common Stock
Insider Trading Policy
Our insider trading policy prohibits all directors, employees and their family members from purchasing or selling any type of security, whether the issuer of that security is the Company or any other company, while aware of material, non-public information relating to the issuer of the security or from providing such material, non-public information to any person who may trade while aware of such information. The insider trading policy also contains anti-hedging and pledging prohibitions, which among other things, prohibit directors and employees from engaging in short sales with respect to our securities, purchasing or pledging Company stock on margin and entering into derivative or similar transactions (i.e. puts, calls, options, forward contracts, collars, swaps or exchange agreements) with respect to our securities. We also have procedures that require trades by executive officers and directors to be pre-cleared by appropriate Company personnel. We will not engage in transactions in our own securities, except in compliance with applicable securities laws.
Stock Ownership Policy
To further align the long-term interests of our executive officers with those of our stockholders, our stock ownership guidelines require executive officers and non-employee directors to maintain significant direct ownership in our common stock. In particular, our Executive Officer Stock Ownership Policy (“Stock Ownership Policy”) mandates that our executive officers own shares of our common stock having an aggregate value at least equal to 100% of the officer’s annual base salary (600% in the case of our CEO, and 300% in the case of our CFO). Newly-hired or promoted executive officers are required to comply within three years following their hire or promotion date. The Stock Ownership Policy also requires that the Company’s CEO and CFO maintain a minimum retention ratio of at least one half of their Company common stock and option holdings until they meet the stock ownership guidelines and a minimum retention ratio of at least two-thirds of all vested restricted stock (net of shares withheld for or used to pay taxes) for a period of at least 36 months following the date such restricted stock vests. The Company maintains separate Director Stock Ownership Guidelines which are discussed below.
Each executive officer and non-employee director remains subject to the Stock Ownership Policy or Director Stock Ownership Guidelines, as applicable, as long as he or she continues to be employed by us or serves on the Board, respectively. Exceptions may be made in extraordinary circumstances such as personal hardship. We measure ongoing compliance with the Stock Ownership Policy and Director Stock Ownership Guidelines annually, as of the date of our annual meeting of stockholders (“Determination Date”), and value the shares held based on the higher of: (i) the price they were acquired or (ii) market value, with market value determined as the closing price of our common stock on the Determination Date. To calculate stock ownership, shares underlying unexercised stock options are not included, while 65% of unvested restricted stock awards (estimating net after tax shares assuming a 35% tax rate) are included.
Executive Compensation Clawback Policy
In May 2023, we adopted the CarParts.com, Inc. Incentive Compensation Recovery Policy, effective as of May 25, 2023 (the “Clawback Policy”), for compliance with the Nasdaq Rules and Section 10D of the Exchange Act. The Clawback Policy requires the Company to clawback erroneously awarded incentive compensation received by covered employees (current and former executive
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officers) during the three fiscal years that precede the date the Company is required to prepare an accounting restatement due to material noncompliance with a financial reporting requirement. A copy of the Clawback Policy is included as an exhibit in the Company’s Annual Report on Form 10-K for the year ended January 3, 2026.
We previously adopted an Executive Compensation Clawback Policy pursuant to which executive officers are required to return incentive compensation paid to them if the financial results upon which the awards were based are materially restated and such executive officer engaged in fraud or intentional illegal conduct which materially contributed to the need for such restatement (a “Material Financial Restatement”). Under the Executive Compensation Clawback Policy, the Company can require reimbursement of all or a portion of any bonus, incentive payment, equity-based compensation (including performance-vesting restricted stock awards, time-vesting restricted stock awards and stock options), or other compensation to the extent that it is paid, earned or vests less than three years prior to the date we publicly disclose the need for the applicable Material Financial Restatement. The Executive Compensation Clawback Policy will continue to apply to incentive compensation received prior to the effective date of the Clawback Policy.
We believe the Clawback Policy is sufficiently broad to reduce the potential risk that an executive officer would intentionally misstate results in order to benefit under an incentive program and provides the opportunity for recoupment in the event that an executive officer took actions that, in hindsight, should not have been rewarded.
Good Governance and Best Practices
In furtherance of our objective of implementing policies and practices that are mindful of the concerns of our stockholders, (i) the Compensation Committee is comprised solely of independent directors, and (ii) the Compensation Committee retained Compensia, Inc. (“Compensia”) as its independent compensation consultant to provide it with advice on matters related to executive compensation, non-employee director remuneration and assistance with preparing compensation disclosure for inclusion in our SEC filings.
The Company provides competitive pay opportunities that we believe reflect best practices. The Compensation Committee continually reviews best practices in governance and executive compensation. In observance of such best practices, the Company:
•	Does not provide supplemental retirement benefits to the NEOs;
•	Maintains incentive compensation plans that do not encourage undue risk taking and align executive rewards with annual and long-term performance;
•	Has not engaged in the practice of re-pricing/exchanging stock options;
•	Does not provide for any “modified single trigger” severance payments to any NEO;
•	Does not provide any tax gross-up payments in connection with any Company compensation programs to any NEO;
•	Maintains an equity compensation program that has a long-term focus, including equity awards that generally vest over a period of three or four years; and
•
Does not permit our directors or employees to engage in short sales with respect to our securities, purchasing or pledging Company stock on margin and entering into derivative or similar transactions with respect to our securities.

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Compensation Philosophy and Objectives
Our executive compensation programs are designed to attract, motivate, and retain talented executives who possess skills relevant to the highly competitive and dynamic e-commerce industry in which we operate. Our compensation programs offer competitive compensation and reward the achievement of both short and long-term financial objectives. Compensation generally consists of long-term and short-term incentives and cash and non-cash forms of compensation. Short-term compensation primarily consists of base salary and cash or equity-based bonuses. Long-term incentives include equity awards, typically in the form of restricted stock units or options, although we did not grant any stock options to our executives in 2025. Other compensation components include severance benefits and accelerated vesting upon certain triggering conditions (e.g. a termination of employment following a change of control), allowances, generally available benefits such as health insurance and retirement benefits (401(k)), benefits associated with participation in our deferred compensation plan, the ability to purchase discounted stock under the ESPP, and the ability to purchase stock under the Company’s Officer and Director Share Purchase Plan. Our general employee benefit programs are selected to be competitive with the broader job market.
Decisions regarding executive compensation are the responsibility of our Compensation Committee, in consultation from time to time with the Board of Directors, members of management and independent compensation consultants. Our CEO provides performance reviews of the other NEOs and makes recommendations to the Compensation Committee regarding their compensation, although the Compensation Committee is not bound by his recommendations. The Compensation Committee believes it possesses the skills and resources required to effectively discharge its duties in reviewing and recommending the compensation arrangements for our NEOs. The Compensation Committee also regularly reviews and approves equity grants to non-executive employees proposed by management, typically on the basis of pre-established ranges, and requires business justification to approve any grants that exceed pre-established ranges. The Compensation Committee meets as frequently as it deems necessary to address matters within its area of responsibility. Review of proposed executive compensation packages for the following year typically commences in the fourth quarter of each fiscal year.
As part of the Compensation Committee’s annual evaluation of executive compensation, the Compensation Committee engaged Compensia to ensure that the Company remained competitive in attracting and retaining talented executives. Other than its work for the Compensation Committee, Compensia has not performed any other services for us, and the Compensation Committee has determined that the work performed by Compensia has not raised any conflict of interest. Compensia consults with the Compensation Committee regarding our executive compensation programs and provides recommendations to ensure our executive compensation practices are competitive, cost effective and reasonably suited to our operational needs, strategic direction and financial condition.
In determining an executive officer’s compensation, the Compensation Committee considers several factors, including, the executive’s responsibilities, expertise, past experience, performance history, our financial condition and outlook, and the compensation practices of companies within our peer group. In general, we seek to be competitive within our peer group for total executive compensation, and allocate more weight to long-term and short-term performance-based forms of compensation, which we believe incentivize our executives to manage our operations in a manner that will increase our competitiveness, strengthen our financial position and generate long-term stockholder value.
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The Compensation Committee utilized data from the group of peer companies listed below to assist in making compensation decisions for the NEOs. This peer group was reviewed by Compensia and approved by the Compensation Committee and consisted of heavily technology-enabled companies with an internet or applications software focus that we believe are of a similar size to us utilizing trailing twelve-month revenues, market capitalization and employee headcount. At the time this peer group was selected, the median revenue and market capitalization of these firms were approximately $546,000,000 and $164,000,000, respectively. In 2025, the Compensation Committee elected to utilize the following peer group to design our 2025 executive compensation program:

•	America’s Car-Mart	•	Lulu’s Fashion Lounge Holdings
•	Brightcove	•	Superior Industries International
•	Duluth Holdings	•	The Honest Company
•	Edgio	•	Stoneridge
•	Brilliant Earth Group	•	The Buckle
•	Holley	•	The Lovesac Company
•	iRobot	•	The RealReal
•	Motorcar Parts of America	•	ThredUp
•	PetMed Express	•	Turtle Beach
•	Purple Innovation

Base salaries are set to be competitive within our industry and are important in attracting and retaining talented executives. Base salaries may be adjusted based on numerous factors, including a change in an NEO’s responsibilities, demonstrated performance or relevant competitive market data. Although the Compensation Committee does not have a pre-established policy or target a specific percentile among the peer group for the allocation of the various components of executive compensation, given our financial performance in 2024, the Compensation Committee determined that it was appropriate to maintain the compensation of our NEOs for fiscal 2025 at levels below the peer group 50th percentile for total compensation. This was achieved in part by decreasing the use of equity-based forms of compensation. Adjustments to a NEO’s compensation made in connection with the Compensation Committee’s annual review generally occur in the first quarter of the fiscal year. Equity awards for our NEOs are typically granted during the first quarter of the fiscal year.
Tax Considerations
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) disallows a tax deduction to publicly held companies for compensation paid to certain covered executives to the extent such compensation exceeds $1.0 million per covered officer in any year. The Compensation Committee understands that it is possible that the compensation payable to our named executive officers will exceed the $1.0 million limit under Section 162(m). We believe that in establishing the cash and equity incentive compensation programs for our named executive officers, the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration and not the sole governing factor. For that reason, we may deem it appropriate to provide one or more NEOs with the opportunity to earn incentive compensation, whether through annual cash incentive programs tied to our financial performance or through equity awards, which together with base salary in the aggregate may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Internal Revenue Code. We believe it is important to maintain cash and equity incentive compensation at the levels needed to attract and retain the named executive officers essential to our success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.
Components of Compensation
The components of our 2025 executive compensation program include:
•	Base salary
•	Performance based annual incentive bonus under our annual bonus plan
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•	Performance-based long-term equity incentive awards (“LTI”)
•	Time-based long-term equity incentive awards
•	Severance and change of control protection
•	Generally available benefit programs
•	Discounted stock purchases under our ESPP
Base salaries are paid in cash but NEOs may elect to have a portion of their salaries paid in shares of our common stock under our Officer and Director Share Purchase Plan and may also allocate a portion of their earnings to purchase stock under our ESPP, in each case subject to plan-specific limits as discussed below. The total amount of annual incentive bonus earned can range from 0% to 200% of the target amount, depending on the degree to which applicable financial metrics and individual management-based objectives (“MBOs”) are realized. Long-term incentive-based payments consist of (1) time-based RSUs, which generally vest over a period of three years in equal annual installments (“RSUs”); and (2) performance-based restricted stock units which are paid out on the basis of annual and cumulative stockholder returns realized for our common stock over a three-year period relative to the Russell 2000 index (“TSR PRSUs”). The maximum total amount of TSR PRSUs that can be paid out is 200% of the target amount. We did not award any stock options to our NEOs in 2025. Additionally, NEOs are eligible to receive certain severance benefits and acceleration of awards in the event they are involuntarily terminated or we undergo a change of control.
Compensation Structure
Our 2025 compensation structure includes short-term and long-term incentives tied to financial performance in the current and future years. The following table illustrates the percentage of each compensation component for our CEO versus our other executive officers. For incentive-based compensation, target amounts were used.
Overview of Target Executive Compensation for Fiscal 2025

Position	Short-Term INCENTIVES		Long-Term Incentives		Other Compensation
	Base Salary ($)	Target Bonus ($)	Time-based RSUs ($)	Performance- based RSUs ($)	($)
CEO(1)	698,000	698,000	382,500	229,500	58,484
Other NEOs as a group(2)	450,000	225,000	226,100	124,100	54,691

(1)	Represents the Compensation for Mr. Meniane.
(2)	Represents the Compensation for Messrs. Lockwood, Huffaker and Subramanian.
Compensation Components
The primary components of our executive compensation program generally include (a) base salaries; (b) annual cash bonuses; (c) annual equity grants; and (d) in certain cases, other long-term equity incentive opportunities. Executives also participate in employee benefit programs available to the broader employee population such as our 401(k) plan and health insurance and are entitled to severance protection benefits. Our executive compensation program is intended to provide executives with overall levels of compensation that are competitive within the e-commerce industry, as well as within a broader spectrum of companies with comparable revenues and market capitalizations. Our 2025 compensation structure includes short-term and long-term incentives tied to financial performance, in the current and future years. The Compensation Committee selected these components for fiscal 2025 in order to attract and retain high-performing executives and reward the delivery of strong financial results and stock performance. The use and weight of these components were based on the Compensation Committee’s general experience in making a subjective determination of the importance of each component in meeting our overall compensation philosophy and performance objectives. The Compensation Committee believed that this set of components was appropriate and effective but will continue to review these elements of compensation and may change them if it believes that doing so will improve our compensation objectives. The Compensation Committee reviews the entire executive compensation program (other than generally available
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benefit programs) on at least an annual basis. However, the Compensation Committee at any time may review one or more components as necessary or appropriate to ensure such components remain competitive, appropriately designed to reward performance, and aligned with our compensation philosophy and objectives.
Advisory Vote on Executive Compensation
At our 2023 Annual Meeting of Stockholders, stockholders were asked to vote on the frequency of say-on-pay. In line with stockholder preference, the Board has approved an annual say-on-pay vote until the next say-on-pay frequency vote in 2029. Our most recent say on pay vote took place in connection with our 2025 Annual Meeting of Stockholders, and the next vote (following the vote at our 2026 Annual Meeting of Stockholders) will take place in connection with the 2027 Annual Meeting of Stockholders.
Our executive compensation program has previously received strong stockholder support. At the 2023, 2024 and 2025 Annual Meetings, it received support of 91.9%, 88.8% and 90.2% of the votes cast, respectively. Our Compensation Committee and the other members of our Board view this consistent high level of support as indicative of our commitment to effectively link pay and performance. Our stockholders’ votes, reflects strong support for our executive compensation program, pay-for-performance compensation philosophy and goals, market best practices and focus on stockholders’ interests.
Annual Base Salaries
Base salaries for NEOs are set with regard to the individual’s position within the Company and the individual’s current and sustained performance results and, in the case of our NEOs for 2025, at levels that would allow us to successfully attract them to the Company. Base salary levels, and any increases or decreases to those levels for each executive, are reviewed annually by the Compensation Committee and may be adjusted based on factors such as the overall performance of the Company, new roles and/or responsibilities assumed by the executive, the performance of the executive’s area of responsibility, the executive’s significant impact on strategic goals, the executive’s length of service with the Company, or revisions to the Company’s compensation philosophy.
The Compensation Committee reviews executive base salaries in conjunction with our annual performance review process. During this process, the CEO will review the performance of the other NEOs and will report those findings to the Compensation Committee. A NEO’s personal performance will be judged in part on their successful completion of individualized MBOs. Factors considered in setting an NEO’s base salary, include their experience, skills, expertise, responsibilities, individual performance, and our overall performance as a company, and, where appropriate, the recommendations of our CEO. Individual performance assessments are qualitative and are guided by the recommendations of our CEO (other than for himself) as well as the experience and knowledge of the members of the Compensation Committee regarding compensation matters. No specific weight is attributed to any of the factors considered by the Compensation Committee in setting base salary changes although expansions in responsibilities or the assumption of additional roles within the Company may result in significant merit increases. Salaries are benchmarked against market data for comparable positions to determine whether total short-term compensation is competitive with the overall job market and the Compensation Committee will evaluate a proposed executive salary in relation to our operational budget and financial projections to determine the extent to which granting an increase is financially prudent. The Compensation Committee does not follow a fixed formula to determine salary increases.

NAME AND TITLE	2024 BASE SALARY	2025 BASE SALARY
David Meniane, Chief Executive Officer	$698,000	$698,000
Ryan Lockwood, Chief Financial Officer	$450,000	$450,000
Michael Huffaker, Chief Operating Officer	$450,000	$450,000
Kals Subramanian, Chief Technology Officer	$450,000	$450,000

Annual Incentive Bonuses
Our executives are eligible to earn annual incentive bonus compensation under our incentive bonus plan that ties the level of achievement of the Company’s annual financial performance goals to the amount of annual incentive compensation that we pay to each of our executives. Our annual incentive payouts have typically been denominated in equity rather than cash. Our 2025 Bonus
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Plan for executive officers was designed to drive achievement of our annual objectives and reward individual performance in connection with achievement of those shorter-term objectives, while at the same time linking executives’ interests with the creation of stockholder value. Each NEO has a target bonus opportunity expressed as a percentage of his base salary as in effect at the end of the fiscal year.
For 2025, incentive bonuses were established based upon a mix of Adjusted EBITDA, total sales, and MBOs, so as to encourage the executives to maximize the performance of the business, and in turn, increase stockholder value. For purposes of the 2025 Bonus Plan, we defined Adjusted EBITDA, a non-GAAP measure, as net income (loss) before net interest expense, income tax provision, depreciation and amortization expense and amortization of intangible assets, plus share-based compensation expense. A reconciliation of Adjusted EBITDA to net income (loss) is provided in our Annual Report on Form 10-K. and as Appendix A to this Proxy Statement. Incentive bonuses are established, adjusted and given final approval by the Compensation Committee, which has full discretion as to whether or not to award a given bonus. Each executive’s target bonus for fiscal 2025 was as follows:

NAME AND TITLE	TARGET BONUS (% OF BASE SALARY)
David Meniane, Chief Executive Officer	100%
Ryan Lockwood, Chief Financial Officer	50%
Michael Huffaker, Chief Operating Officer	50%
Kals Subramanian, Chief Technology Officer	50%

Under our 2025 Bonus Plan, 35% of the target bonus for executive officers were based on Adjusted EBITDA, 35% on sales and 30% on achievement of individual MBOs. In 2025, based on achievement relative to sales and Adjusted EBITDA, our NEOs did not receive a cash bonus as discussed below.
The actual bonus earned by the NEOs for the sales and Adjusted EBITDA components is assessed on a linear basis by the Compensation Committee based on the degree to which the Company achieved its Adjusted EBITDA and sales goals for 2025. The maximum bonus payable to each executive officer under the 2025 Bonus Plan based on the Adjusted EBITDA, sales performance and MBO components is equal to 200% of the executive’s target bonus opportunity with respect to these components. The Compensation Committee determined to cap bonus payouts for outperformance at 200% of the target bonus amount to limit our executives’ maximum bonus potential.
The following table summarizes the minimum, target, and maximum performance thresholds for the sales and Adjusted EBITDA components of our 2025 Bonus Plan.

Measure/(Weight)	Minimum ($)	Target ($)	Maximum ($)
Sales (35%)	610,000,000	650,000,000	724,300,000
Adjusted EBITDA (35%)	10,000,000	20,364,000	25,000,000
Payout (%)	50%	100%	200%

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The table below illustrates the minimum, target, and maximum bonus amounts, expressed in dollars, potentially payable to our NEOs under the annual bonus plan, inclusive of bonus amounts attributable to realization of MBOs:

Name	Minimum ($)(1)	Target ($)	Maximum ($)
David Meniane	349,000	698,000	1,396,000
Ryan Lockwood	146,250	292,500	585,000
Michael Huffaker	168,750	337,500	675,000
Kals Subramanian	135,000	270,000	540,000

(1)	Minimum bonus amount assumes that only minimum thresholds are met for sales and Adjusted EBITDA goals, and that MBOs are completed at 50% of target.
Applying the formula to our 2025 financial performance, the Compensation Committee determined that irrespective of MBO performance and due to overall Company financial performance, that the Company would not pay out a cash bonus to any of the NEOs.
Long-Term Equity Compensation
Our Chief Executive Officer, together with the Chair of our Compensation Committee, makes recommendations on equity awards to the Compensation Committee. Our Chief Executive Officer recuses himself with respect to his own equity awards, in which case the Chair of our Compensation Committee makes such recommendations. Based on these recommendations, the Compensation Committee considers the proposed grants. We believe that the long-term performance of the Company is achieved through an ownership culture that encourages long-term performance by our executive officers through the use of equity-based awards and we have established equity incentive plans to provide our employees, including our executive officers, with incentives to help align those employees’ interests with the interests of stockholders. Historically, our long-term equity incentive compensation has included options to acquire shares of our common stock. The Compensation Committee also considers other forms of equity awards, such as time-based and performance-vesting restricted stock awards or restricted stock units, and performance-vesting stock options. The Compensation Committee uses equity-based awards as a significant component of our executive officers’ long-term incentive compensation. For 2025, the Compensation Committee delivered long-term incentive compensation primarily in the form of restricted stock awards (“RSAs”) with service-based vesting, which generally vest ratably over a three-year period, subject to continued service through the applicable vesting dates. The Compensation Committee believes RSAs promote long-term retention and support an ownership culture by providing executives with direct equity ownership interests that align their interests with those of our stockholders. The Compensation Committee periodically reviews grant practices and market data, including the aggregate number of shares used for new awards and potential dilution and overhang, when making equity award decisions. RSAs are shares of our common stock issued subject to forfeiture and transfer restrictions until vesting conditions are satisfied.
In 2025, long-term equity incentive compensation consisted of 50% of grants of time-based restricted stock awards and 50% of performance-vesting restricted stock based on relative total stockholder return (as described below). When appropriate, the Compensation Committee also considers (i) the total number of shares used for new equity awards, (ii) the proportion of outstanding equity awards relative to the total number of shares issued and outstanding and (iii) the proportion of outstanding equity awards and the remaining available share pool relative to the total number of shares issued and outstanding. Analyzing these additional factors allows the Compensation Committee to assess the effects that issuing new awards will have on the then-current share reserve, dilution of existing stockholder interests and any resulting share overhang.
An executive officer typically receives a significant restricted stock or restricted stock unit or stock option grant in the year he or she commences employment at the first Compensation Committee meeting following the executive’s date of hire. Stock option grants vest as to 25% of the shares underlying the option on the first anniversary of the grant date, with the remainder vesting in 36 equal monthly installments thereafter, subject in each case to such executive’s continued service through such date. Stock grants (RSAs and RSUs) generally vest as to 33 1/3% of the shares on the first anniversary of the grant date, with the remainder vesting over the following two years, subject in each case to such executive’s continued service through such date. These stock and stock option grants may vest on an accelerated basis if we undergo a change of control or upon certain terminations of employment with us, as further described in the section titled: “Employment Agreements and Potential Payments upon Termination or Change of
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Control” below. The Compensation Committee generally approves annual refresh grants for the executives in the first fiscal quarter of each year. The Compensation Committee will, however, periodically consider equity award grants as may be necessary or appropriate to achieve the philosophy and objectives of the overall executive compensation program.
The principal objectives served by our long-term equity incentive awards are to align the interests of our NEOs with our stockholders and to provide each NEO with a significant long-term incentive to manage the Company from the perspective of an owner with an equity stake in the business. Another objective of the equity incentive component of our compensation program is to provide a competitive overall compensation package that will enable us to attract and retain talented executives. The Compensation Committee believes that unvested equity awards are a key factor in motivating and retaining executive personnel, as well as incentivizing executive personnel to preserve the current value and grow the future value of our stock, thereby furthering the interests of our other stockholders.
The Compensation Committee determined the appropriate size of long-term equity-based incentives awarded for fiscal 2025 to our NEOs to meet our philosophy and objectives by reviewing and considering the following factors:
•	Experience, skills, expertise, responsibilities, and position within our company
•	Competitive market data
•	The number and value of each NEOs equity award holdings
•	The amount and value of each NEO’s outstanding awards
•	Each NEO’s total compensation
•	Each NEO’s personal performance
•	Each NEO’s role in contributing to long-term value creation
•	The Compensation Committee’s experience and knowledge with respect to equity compensation, as supplemented by the advice of an independent compensation consultant
Based on the foregoing considerations, the Compensation Committee granted time-based and performance-based equity awards for fiscal 2025 to our NEOs under our 2016 Equity Incentive Plan (“2016 Equity Incentive Plan”). Our 2016 Equity Incentive Plan provides the Compensation Committee discretion to grant equity to employees in many forms. The Compensation Committee selected restricted stock awards (RSAs) in various forms, including time-based RSAs which vest over a three-year period, and performance vesting RSAs vesting over a period of three years on the basis of total stockholder return. The Compensation Committee believes that these forms address the goals of our long-term incentive program. Time-based RSAs are principally intended to retain key executives and encourage prudent management of our business, and the performance vesting RSAs are intended to incentivize stockholder value creation. Time-based RSUs vest over three years with the first 1/3 vesting at least one year after the grant date. For PRSUs tied to total stockholder return, payouts are determined based on 1-year, 2-year, and 3-year total stockholder returns for the Company’s common stock relative to the constituents of the Russell 2000 Index. Total stockholder return is equal to the difference between the average price during the last 90 days of the current year of the measuring period and the average price during the last 90 days of 2024. A maximum of 1/3 of the target amount may be earned after each of years 1 and 2 of the measuring period (calendar years 2025 and 2026), respectively, based on 1-year and 2-year total stockholder return. After year 3, up to 200% of the target amount may be awarded, less amounts previously awarded for years 1 and 2. Target payout levels correspond to performance at the 50th percentile level. Minimum performance at the 25th percentile level is required for vesting to commence and maximum payouts correspond to performance at the 75th percentile level. Payouts are capped at 100% of the target level if total stockholder return is negative. Linear interpolation is used to determine payouts between threshold, target, and maximum performance levels.
During 2025, we granted to our NEOs time-based RSAs with an aggregate fair market value of $1,060,800, which amount includes the special retention RSA awards described below. For TSR performance vesting RSAs tied to relative total stockholder return, the fair value of the grants issued to our NEOs during 2025 at target levels was $601,800. Based on the relative total stockholder return realized in 2025, none of the performance vesting RSAs grant was paid out and none of the TSR PRSUs granted in 2023 and 2024 to our NEOs were paid out. The combined fair value of the RSAs, performance vesting RSAs, RSU and PRSU grants are reported in the Stock Awards Column of the Summary Compensation Table.
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Retention RSAs
In January 2025, the Compensation Committee granted RSAs with an aggregate grant date value of $435,500 (the “Retention RSAs”) to Messrs. Meniane, Huffaker and Subramanian. The Retention RSAs vest fifty percent on the first anniversary of the grant date, with the remainder vesting on the second anniversary of the grant date, in each case subject to continued employment through the applicable vesting date.
In approving the Retention RSAs, the Compensation Committee considered heightened retention concerns for certain NEOs in light of continued macroeconomic volatility and the resulting pressure on Company performance and equity valuation, including uncertainty regarding trade policy and potential tariff-related impacts (including uncertainty relating to proposed U.S. tariffs), amid strong competition for talent in the technology and consumer product markets. The Compensation Committee also considered that the Board had formed a Strategic Committee in October 2024 to oversee a comprehensive review of strategic alternatives, including potential sale transactions, and that maintaining leadership continuity and focus was critical to supporting the Strategic Committee’s work and preserving optionality for stockholders throughout the strategic review process. The Compensation Committee believed that it was in stockholders’ best interests to retain key executives during this period and that RSAs would best meet this retention objective while continuing to align management’s interests with stockholders.
After careful deliberation, the Compensation Committee determined these grants were necessary and in the best interests of our stockholders for several compelling reasons:
Market-Driven Retention Challenges
We experienced significant stock price volatility driven by broader macroeconomic factors affecting the automotive and e-commerce sectors, including uncertainty regarding trade policy and potential tariff-related impacts. This volatility reduced the retention value of previously granted equity awards and increased retention risk for key executives. The Compensation Committee designed these awards to address retention risk without altering the terms of outstanding awards and without providing any repricing or cash “make-whole” payments.
Critical Business Transformation Period
We are executing a multi-year strategic transformation focused on expanding proprietary and branded product offerings, enhancing technology infrastructure, and developing business-to-business capabilities. The Compensation Committee determined that leadership continuity during this pivotal period is important to successful implementation and long-term stockholder value creation.
Governance Features
To ensure alignment with stockholder interests, these awards incorporate several stockholder-friendly provisions:
•	Holding requirements following vesting as described in the Executive Officer Stock Ownership Policy (except for tax obligations)
•	Double-trigger change-in-control provisions requiring both a change in control and qualifying termination
•	No feature intended to guarantee any minimum value
Forward Commitment
The Compensation Committee emphasizes that these Retention RSAs are special, one-time awards intended to address unique business circumstances and retention risk. And as of March 15, 2026, no other special retention awards are contemplated or have been granted to the NEOs. The Compensation Committee does not expect to make additional retention grants of this type. Our regular compensation program continues to emphasize performance-based metrics for both short- and long-term incentives, consistent with our pay-for-performance philosophy.
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Benchmarking
Even including these Retention RSAs (together with our regular long-term incentive awards), the Compensation Committee believes our NEOs’ target total direct compensation generally remained below the 50th percentile of our peer group. Even including these grants, the Compensation Committee believes our NEOs’ total compensation remains within competitive market ranges.
Performance Philosophy
The Compensation Committee and Board of Directors remain committed to our pay-for-performance philosophy. The Retention RSAs represent a targeted exception to our regular compensation program designed to address the retention and leadership continuity considerations described above. Our regular annual incentive and equity programs continue to emphasize performance-based compensation that rewards the achievement of short- and long-term financial and operational objectives.
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Summary of Equity Incentive Awards to our NEOs
Based on the factors described above, the Compensation Committee authorized and approved the following equity incentive awards during fiscal 2025 for each of our named executive officers:

Name and Principal Position	Grant Date	Type(1)(2)	Reason	Amount (#)	Vesting
David Meniane, Chief Executive Officer	1/2/2025	PRSA	Long-term Incentive	225,000	3 years
	1/2/2025	RSA	Long-term Incentive	225,000	3 years
	1/2/2025	RSA	Retention	150,000	2 years
Michael Huffaker, Chief Operating Officer	1/2/2025	PRSA	Long-term Incentive	140,000	3 years
	1/2/2025	RSA	Long-term Incentive	140,000	3 years
	1/2/2025	RSA	Retention	100,000	2 years
Kals Subramanian, Chief Technology Officer	1/2/2025	PRSA	Long-term Incentive	125,000	3 years
	1/2/2025	RSA	Long-term Incentive	125,000	3 years
	1/2/2025	RSA	Retention	100,000	2 years

(1)	For long-term incentive PRSAs, the amount shown in the table represents the target amount.
(2)	See description of Retention RSA shares above.
CarParts.com, Inc.  33  2026 Proxy Statement

Executive Compensation and Other Information
Summary Compensation Table
The following table sets forth information regarding the compensation earned or awarded during fiscal year ended January 3, 2026 by our NEOs. The following table also sets forth such information for our NEOs for fiscal years 2024 and 2025.

Name and Principal Position(3)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
David Meniane Chief Executive Officer	2025	698,000	—	758,250	—		58,484	1,514,734
	2024	698,000	—	3,460,364	—	—	49,996	4,208,360
Michael Huffaker Chief Operating Officer	2025	450,000	—	478,600	—		55,764	984,364
	2024	450,000	—	1,216,783	—	—	51,853	1,718,636
Kals Subramanian Chief Technology Officer	2025	450,000	—	438,250	—		56,820	945,070
	2024	450,000	—	1,122,725	—	—	48,031	1,170,756

(1)
For 2025, the amounts shown represent the aggregate grant date fair value of time-vesting RSAs, and PRSAs as computed in accordance with FASB ASC Topic 718. For 2024, the amounts shown represent the aggregate grant date fair value of time-vesting RSUs, and PRSUs as computed in accordance with FASB ASC Topic 718. For PRSUs and PRSAs issued in connection with our long-term incentive compensation program, fair value was measured using a Monte Carlo simulation model as the grants contained a market condition. See also our discussion of share-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Critical Accounting Policies and Estimates” and “Note 5 to the Consolidated Financial Statements - Stockholders’ Equity and Share-based Compensation” in the Company’s Annual Report on Form 10-K for the fiscal years ended December 28, 2024 and January 3, 2026.

(2)
For PRSUs, this column discloses the grant date fair value based on the probable outcome (i.e. vesting conditions equal to 100% of annual bonus and Long-Term Incentive grant thresholds). For 2024, based on achievement of Adjusted EBITDA, sales objectives, and MBOs, NEOS under our annual bonus plan achieved 30% of the target amount, with no shares released to our NEOs equaling the target amount, and a payment of cash for the achievement the 2024 annual bonus achievement, with such cash payment reflected in the Non-equity Incentive Plan Compensation column. For our Long-Term Incentive Program, based on 1-year total stockholder return, none of available shares were released to our NEOs. For more information, refer to the section above, entitled Summary of Equity Incentive Awards to our NEOs.

(3)
The amounts shown represent the amounts cash earned in 2025 and paid in 2026 under the Company’s annual bonus plan, NEOs under our annual bonus plan did not earn a bonus due to 2025 financial performance under the annual bonus plan.

(4)	The tables below show the components of “All Other Compensation” for the NEOs.
CarParts.com, Inc.  34  2026 Proxy Statement

All Other Compensation
The following table sets forth all other categories of compensation granted to our NEOs during fiscal year 2025, as summarized in the All Other Compensation column of the Summary Compensation Table above.

Name	Auto Allowance	401(k), Employer Match	Health Insurance Premiums and Expenses	Life Insurance Premiums	Total
David Meniane	$12,000	$11,275	$31,682	$3,526	$58,484
Michael Huffaker	$12,000	$7,269	$31,682	$4,813	$55,764
Kals Subramanian	$12,000	$7,269	$30,689	$6,861	$56,820

Other Compensation
Our executive officers are eligible to receive the same benefits, including non-cash group life and health benefits, as well as a Company match of 50% of contributions to the Company’s 401(k) up to 6% of salary, that are available to all employees. We intend for the 401(k) plan to qualify under Section 401 of the Internal Revenue Code so that contributions by employees or by us to the 401(k) plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) plan.
We also provide reimbursement for life insurance premiums to our NEOs and some of our other key executives. Certain additional benefits are also provided to some of our executives from time to time, such as a car allowance and payment of health insurance and life insurance premiums, or relocation assistance, each on a case-by-case basis.
Policies and Practices Related to the Grant of Certain Equity Awards
Our Board approves equity award grants in accordance with a predetermined schedule, which coincides with regularly scheduled Compensation Committee meetings that are scheduled more than one year in advance. We do not grant equity awards in anticipation of the release of material nonpublic information. Similarly, we do not time the release of material nonpublic information based on equity award grant dates.
CarParts.com, Inc.  35  2026 Proxy Statement

Outstanding Equity Awards at Fiscal Year-End
The following table presents the outstanding equity awards held by each of the NEOs as of January 3, 2026.

		Option Awards					Stock Awards
Name		Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)(1)	Market value of shares or units of stock that have not vested (#)(2)	Equity Incentive Plan Awards; Number of unearned shares of stock that have not vested (#)	Equity Incentive Plan Awards: Market or payout value of unearned shares of stock that have not vested ($)(2)
David Meniane		3/15/2019	125,000		$1.00	3/15/2029
		12/30/2019	68,540		$2.12	12/30/2029
		2/6/2023					145,304	$138,038
	(5)	2/6/2023							217,955	$207,057
		1/16/2024					694,889	$660,144
	(6)	1/16/2024							344,889	$327,644
		1/2/2025					225,000	$112,500
	(7)	1/2/2025							225,000	$112,500
Michael Huffaker		2/6/2023					26,667	$25,333
	(5)	2/6/2023							100,000	$95,000
		1/16/2024					280,809	$266,768
	(6)	1/16/2024							130,809	$124,268
		1/2/2025					143,333	$71,666
	(7)	1/2/2025							140,000	$70,000
Kals Subramanian	(4)	2/6/2023					48,965	$46,516
	(5)	2/6/2023							73,447	$69,774
		1/16/2024					267,500	$254,125
	(6)	1/16/2024							117,500	$111,625
		1/2/2025					133,333	$66,666
	(7)	1/2/2025							125,000	$62,500

(1)
Amounts reported in this column includes (i) outstanding time-vesting RSUs and (ii) PRSUs whose payout values were certified by the Compensation Committee prior to fiscal year-end and remain subject to a time-vesting condition.

(2)
The market value of the unvested stock awards is calculated by multiplying the number of units by the closing price of our common stock as of December 27, 2024 (the last trading day of the fiscal year), which was $0.95.

(3)	Intentionally deleted.
(4)
Stock Awards represented in this row include the number of shares issuable under target vesting conditions in connection with our April 2022 long-term-incentive program, as target vesting conditions were not satisfied. These Stock Awards are subject to a three-year vesting period, with a portion of the grant vesting each year on the basis of Total Stockholder Return.

(5)
Stock Awards represented in this row include the number of shares issuable under target vesting conditions in connection with our 2023 long-term-incentive program, as target vesting conditions were not satisfied. These Stock Awards are subject to a three-year vesting period, with a portion of the grant eligible for vesting each year on the basis of Total Stockholder Return.

(6)
Stock Awards represented in this row include the number of shares issuable under target vesting conditions in connection with our 2024 long-term-incentive program, as target vesting conditions were not satisfied. These Stock Awards are subject to a three-year vesting period, with a portion of the grant eligible for vesting each year on the basis of Total Stockholder Return.

(7)
Stock Awards represented in this row include the number of shares issuable under target vesting conditions in connection with our 2025 long-term-incentive program, as target vesting were not satisfied. These Stock Awards are subject to a three-year vesting period, with a portion of the grant eligible for vesting each year on the basis of Total Stockholder Return.

CarParts.com, Inc.  36  2026 Proxy Statement

Additional Narrative Disclosure
Equity Compensation Plans
We currently have outstanding equity awards that were granted under two equity compensation plans, the 2007 Omnibus Incentive Plan and the 2016 Equity Incentive Plan.
2007 Omnibus Incentive Plan
We adopted the 2007 Omnibus Incentive Plan (the “2007 Omnibus Plan”) in January 2007, which became effective on February 8, 2007, the effective date of the registration statement filed in connection with our initial public offering. Options granted under the 2007 Omnibus Plan generally expire no later than ten years from the date of grant and generally vest over a period of four years. The exercise prices of all option grants are equal to 100% of the fair market value on the date of grant. No further shares are available for future grants under the 2007 Omnibus Plan following the Company’s adoption of the 2016 Equity Incentive Plan. As of January 3, 2026, 0 restricted stock units were outstanding under the 2007 Omnibus Plan and options to purchase 51,250 shares of our common stock were outstanding under the 2007 Omnibus Plan at a weighted average exercise price of $2.64 per share.
2016 Incentive Plan
Our 2016 Incentive Plan was adopted by our Board of Directors in March 2016 and approved by our stockholders in May 2016. Subject to adjustment for certain changes in the Company’s capitalization, the aggregate number of shares of the Company’s common stock that may be issued under the 2016 Incentive Plan will not exceed the sum of (i) two million five hundred thousand (2,500,000) new shares, (ii) the number of unallocated shares remaining available for the grant of new awards under the Company’s 2007 Omnibus Plan described above as of the effective date of the 2016 Plan (which was equal to 3,894,000 shares as of May 31, 2016) and (iii) any shares subject to a stock award under the 2007 Omnibus Plan that are not issued because such stock award expires or otherwise terminates without all of the shares covered by such stock award having been issued, that are not issued because such stock award is settled in cash, that are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares, or that are reacquired, withheld (or not issued) to satisfy a tax withholding obligation in connection with an award or to satisfy the purchase price or exercise price of a stock award. In addition, the share reserve will automatically increase on January 1st of each year, for a period of nine years, commencing on January 1, 2017 and ending on (and including) January 1, 2026, in an amount equal to one million five hundred thousand (1,500,000) shares per year; however the Board of Directors of the Company may act prior to January 1st of a given year to provide that there will be no January 1st increase in the share reserve for such year or that the increase in the share reserve for such year will be a lesser number of shares of common stock than would otherwise occur pursuant to the automatic increase. The share reserve increased by 1,500,000 shares on January 1, 2026.
Options granted under the 2016 Equity Incentive Plan generally expire no later than ten years from the date of grant and generally vest over a period of four years. The exercise prices of all option grants are equal to 100% of the fair market value on the date of grant. The 2016 Incentive Plan allows for the grant of options to purchase common stock to non-employee directors. During 2025, we granted an aggregate of 2,825,000 restricted stock units (including 670,000 PRSAs) and 100,000 options to purchase share of common stock under the 2016 Equity Incentive Plan, which reduced the shares of common stock reserved for future issuance under the 2016 Incentive Plan. As of January 3, 2026, 4,391,735 restricted stock units (including 1,739,692 PRSUs) were outstanding under the 2016 Equity Incentive Plan and options to purchase 1,491,777 shares of our common stock were outstanding under the 2016 Equity Incentive Plan at a weighted average exercise price of $2.50 per share. As of March 2, 2026, 3,488,045 shares of our common stock are reserved for future issuance under the 2016 Equity Incentive Plan.
2021 Officer and Director Share Purchase Plan
On November 16, 2021, the Board of Directors of the Company adopted an Officer and Director Share Purchase Plan (the “Purchase Plan”). The Purchase Plan provides for the optional purchase of shares of Common Stock, directly from the Company at their fair market value, by the Company’s directors and executive officers, at regular intervals in accordance with their pay schedules. Purchases under the Purchase Plan will be funded using payroll deductions, or deductions from fees payable to directors, which deductions will be used to purchase shares of fully vested Common Stock on the payment date when the cash compensation deducted would otherwise have been paid. With respect to the Company’s officers, the payroll deductions may not reduce the participant’s compensation below an amount equal to two (2) times the federal or applicable state minimum wage,
CarParts.com, Inc.  37  2026 Proxy Statement

whichever is higher, required to be paid each pay period. Participation in the plan is subject to a minimum threshold 1% of the participant’s compensation or director fees. The Compensation Committee is responsible for oversight of the Purchase Plan and approving plan enrollments. In connection with the adoption of the Purchase Plan, the Board reserved a total of 250,000 shares of the Company’s common stock for issuance under the Purchase Plan.
2021 Employee Stock Purchase Plan
Since 2021 we have maintained an Employee Stock Purchase Plan (“ESPP”) in which all employees who work more than 20 hours per week are eligible to participate. Under the ESPP, eligible participants may purchase shares of our common stock at a price that is equal to 85% of the fair market value of our common stock on the first day or last day of a six-month offering period, whichever is lower. There are two offering periods per year, and participants may deduct up to 30% of their post-tax regular compensation. Subject to the number of shares remaining in the share reserve, the maximum number of shares that may be purchased by a participant on any one purchase date for any offering period may not exceed 5,000 shares. As of January 1, 2026, the Company has discontinued the ESPP.
Employment Agreements and Potential Payments upon Termination or Change of Control
Employment Agreements with Named Executive Officers
We have entered into employment agreements with each of our NEOs. Certain of the key terms of these employment agreements are described below:
Employment Agreement with Mr. Meniane
In connection with his promotion to Chief Executive Officer, Mr. Meniane entered into an Employment Agreement with the Company (the “Meniane Employment Agreement”) to serve as Chief Executive Officer, pursuant to which Mr. Meniane receives an annual base salary of $698,000, subject to an annual performance review. Mr. Meniane is also eligible to receive an annual target incentive bonus of up to 100% of his annual base salary, depending on the achievement of certain performance goals to be established by the Compensation Committee of the Board, which may be paid in the form of cash, common stock or restricted stock. While Mr. Meniane is employed on an at-will basis, the Meniane Employment Agreement, as amended, provides that in the event of his termination for any reason (other than for cause), Mr. Meniane will be entitled to severance payments equal to twelve months’ base salary (payable in accordance with the Company’s regular pay practices), plus a pro-rated portion of his accrued target bonus for the year in which he was terminated but solely to the extent such annual bonuses are paid to a majority of the other Company’s bonus eligible employees, and reimbursement for the cost of COBRA coverage for a period of up to twelve months following his termination of employment.
Mr. Meniane was promoted to the role of Chief Executive Officer, effective April 23, 2022. In connection with his promotion, Mr. Meniane’ s annual base salary was increased to $609,000 and he received a promotion grant of $1,187,000 in the form of 3-year time vesting RSUs. His annual bonus amount (payable in PRSUs) was increased by $51,000, and his long-term incentive awards were increased by $718,000 (at target levels).
On October 28, 2024, the Company entered into an amendment to the Employment Agreement with Mr. Meniane (the “Meniane Amendment”) dated March 15, 2022. The Meniane Amendment modified certain equity compensation and severance provisions as follows:
The vesting of all stock options, RSUs and other equity compensation awards (both time-based vesting and performance-based vesting at target level) granted to Mr. Meniane that are assumed, substituted or otherwise continued as part of a Change in Control (as defined in the Company’s 2016 Equity Incentive Plan) and are outstanding on the date of Mr. Meniane’s termination or resignation shall accelerate in full in the event that Mr. Meniane’s employment is terminated without Cause (as defined in the Employment Agreement) or Mr. Meniane resigns for Good Reason (as defined in the Employment Agreement), in either case, within the period beginning three months before, and ending twelve months following, the Change in Control (each, a “Change in Control Termination”).
CarParts.com, Inc.  38  2026 Proxy Statement

The Meniane Amendment also enhances Mr. Meniane’s severance benefits in the event of a Change in Control Termination to include continuation of his Annual Salary for a period of twelve months (instead of six months) following such termination. However, if Mr. Meniane obtains other employment during the second six months of this severance period, his severance payments will be reduced by any amounts received from his new employer for the balance of the twelve-month severance period.
The provisions of the Meniane Amendment regarding the acceleration of equity awards and the period for which Mr. Meniane’s stock options remain exercisable following termination or resignation shall govern and supersede any provisions to the contrary in any other agreement.
Employment Agreement with Mr. HUFFAKER
Mr. Huffaker entered into an Employment Agreement with the Company (the “Huffaker Employment Agreement”) to serve as Chief Operating Officer, pursuant to which Mr. Huffaker receives an annual base salary of $450,000, subject to an annual performance review. Mr. Huffaker is also eligible to receive an annual target incentive bonus of up to 50% of his annual base salary, depending on the achievement of certain performance goals to be established by the Compensation Committee of the Board, which may be paid in the form of cash, common stock or restricted stock. While Mr. Huffaker is employed on an at-will basis, the Huffaker Employment Agreement, as amended, provides that in the event of his termination for any reason (other than for cause), Mr. Huffaker will be entitled to severance payments equal to twelve months’ base salary (payable in accordance with the Company’s regular pay practices), plus a pro-rated portion of his accrued target bonus for the year in which he was terminated but solely to the extent such annual bonuses are paid to a majority of the other Company’s bonus eligible employees, and reimbursement for the cost of COBRA coverage for a period of up to twelve months following his termination of employment.
In connection with the Huffaker Employment Agreement, Mr. Huffaker was granted, and he received, a new-hire grant of $110,000 time-vesting restricted stock units on the Company’s related standard form grant agreement, vesting in three equal installments on the first, second, and third anniversaries of the commencement of Mr. Huffaker’s service as Chief Operating Officer. The Company has also agreed to grant in January 2023 to Mr. Huffaker (i) 100,000 performance restricted stock units on the Company’s related standard form of grant agreement, vesting in accordance with the total stockholder return performance requirements therein, and (ii) 40,000 time-vesting restricted stock units on the Company’s related standard form of grant agreement, vesting in three equal installments on the first, second, and third anniversaries of the grant date.
On October 28, 2024, the Company entered into an amendment to the Employment Agreement with Mr. Huffaker (the “Huffaker Amendment”) dated December 5, 2022. The Huffaker Amendment modified certain equity compensation and severance provisions as follows:
The vesting of all stock options, RSUs and other equity compensation awards (both time-based vesting and performance-based vesting at target level) granted to Mr. Huffaker that are assumed, substituted or otherwise continued as part of a Change in Control (as defined in the Company’s 2016 Equity Incentive Plan) and are outstanding on the date of Mr. Huffaker’s termination or resignation shall accelerate in full in the event that Mr. Huffaker’s employment is terminated without Cause (as defined in the Employment Agreement) or Mr. Huffaker resigns for Good Reason (as defined in the Employment Agreement), in either case, within the period beginning three months before, and ending twelve months following, the Change in Control (each, a “Change in Control Termination”).
The Huffaker Amendment also enhances Mr. Huffaker’s severance benefits in the event of a Change in Control Termination to include continuation of his Annual Salary for a period of twelve months (instead of six months) following such termination. However, if Mr. Huffaker obtains other employment during the second six months of this severance period, his severance payments will be reduced by any amounts received from his new employer for the balance of the twelve-month severance period.
The provisions of the Huffaker Amendment regarding the acceleration of equity awards and the period for which Mr. Huffaker’s stock options remain exercisable following termination or resignation shall govern and supersede any provisions to the contrary in any other agreement.
CarParts.com, Inc.  39  2026 Proxy Statement

Employment Agreement with Mr. Subramanian
Mr. Subramanian entered into an Employment Agreement with the Company (the “Subramanian Employment Agreement”) to serve as Chief Technology Officer, pursuant to which Mr. Subramanian receives an annual base salary of $450,000, subject to an annual performance review. Mr. Subramanian is also eligible to receive an annual target incentive bonus of up to 50% of his annual base salary, depending on the achievement of certain performance goals to be established by the Compensation Committee of the Board, which may be paid in the form of cash, common stock or restricted stock. While Mr. Subramanian is employed on an at-will basis, the Subramanian Employment Agreement, as amended, provides that in the event of his termination for any reason (other than for cause), Mr. Subramanian will be entitled to severance payments equal to six months’ base salary (payable in accordance with the Company’s regular pay practices), plus a pro-rated portion of his accrued target bonus for the year in which he was terminated but solely to the extent such annual bonuses are paid to a majority of the other Company’s bonus eligible employees, and reimbursement for the cost of COBRA coverage for a period of up to six months following his termination of employment.
In connection with the Subramanian Employment Agreement, in addition to a $100,000 sign-on bonus, Mr. Subramanian was granted and he received a grant of $350,000 in the form of 3-year time vesting RSUs. And he was granted $700,000 of performance restricted stock units vesting over a period of three years on the basis of total stockholder return, and $142,308 of performance restricted stock units, vesting in accordance with the Company’s bonus plan requirements, all subject to Mr. Subramanian’s continued service with the Company through such vesting dates.
On October 28, 2024, the Company entered into an amendment to the Employment Agreement with Mr. Subramanian (the “Subramanian Amendment”) dated April 18, 2022. The Subramanian Amendment modified certain equity compensation and severance provisions as follows:
The vesting of all stock options, RSUs and other equity compensation awards (both time-based vesting and performance-based vesting at target level) granted to Mr. Subramanian that are assumed, substituted or otherwise continued as part of a Change in Control (as defined in the Company’s Equity Incentive Plan) and are outstanding on the date of Mr. Subramanian’s termination or resignation shall accelerate in full in the event that Mr. Subramanian’s employment is terminated without Cause (as defined in the Employment Agreement) or Mr. Subramanian resigns for Good Reason (as defined in the Employment Agreement), in either case, within the period beginning three months before, and ending twelve months following, the Change in Control (each, a “Change in Control Termination”).
The Subramanian Amendment also enhances Mr. Subramanian’s severance benefits in the event of a Change in Control Termination to include continuation of his Annual Salary for a period of twelve months (instead of six months) following such termination.
The provisions of the Subramanian Amendment regarding the acceleration of equity awards and the period for which Mr. Subramanian’s stock options remain exercisable following termination or resignation shall govern and supersede any provisions to the contrary in any other agreement.
Severance and Change of Control Terms of Equity Awards
Upon an executive officer’s termination or resignation for any reason, all stock options granted to such officer that are outstanding on the date of such termination or resignation shall remain exercisable until the earlier of (i) the expiration date set forth in the applicable stock option agreement or (ii) the expiration of one year measured from the date of such termination or resignation;
In the event a NEO’s employment is terminated by the Company without cause or such executive officer resigns for good reason within three months before, and ending twelve months following, a change in control, the vesting of all equity compensation awards, including all stock option awards, that are outstanding as of the date of such termination or resignation, shall accelerate in full (except with respect to any restricted stock units granted to such executive officer).
In addition, the Company has granted PRSU awards to its NEOs, pursuant to which the unvested portion of such awards accelerate in full in the event such executive officer’s employment is terminated by the Company without cause or such executive officer resigns for good reason at any time.
CarParts.com, Inc.  40  2026 Proxy Statement

The tables below show the potential payments and benefits each of the NEOs would have been entitled to receive in the event of a change of control (assuming that a successor entity assumes, substitutes, or continues outstanding equity awards) or if each such officer’s employment had been terminated under the following circumstances as of January 3, 2026. Due to a number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.
Potential Payments Upon a Change of Control With no Termination of Employment

Name	Severance Salary ($)	Severance Bonus ($)(1)	Acceleration of Unvested Equity Awards ($)(2)	Health and Welfare Benefits ($)	Total ($)(1)
David Meniane	—	698,000	1,580,513	—	2,278,513
Michael Huffaker	—	337,500	546,252	—	883,752
Kals Subramanian	—	270,000	593,670	—	863,670

(1)
The amount reported in the Severance Bonus column assumes bonus at target pursuant to our annual incentive bonus plan for fiscal 2025. All severance amounts will be pro-rated for the portion of the year actually worked.

(2)
Amounts shown include unvested option and stock awards as of January 3, 2026, excluding PRSUs granted for fiscal 2024 which are reported in the Severance Bonus column. Under our 2016 Equity Incentive Plan, in the event of a Change of Control, our Board of Directors generally has discretion to arrange for an acquiring corporation to assume an outstanding equity award or to accelerate the vesting, in whole or in part. For purposes of this table, it is assumed that (i) all time-based awards, including RSUs and PRSUs whose performance conditions were previously certified, and (ii) PRSUs granted in 2024 and PRSAs granted in 2025 on the basis of total stockholder return, will be accelerated in full at maximum vesting levels.

Potential Payments Upon Termination Without Cause or Resignation for Good Reason
(in each case other than in connection with a Change of Control)

Name	Severance Salary ($)(1)	Severance Bonus ($)(2)	Acceleration of Unvested Equity Awards ($)	Health and Welfare Benefits ($)(3)	Total ($)
David Meniane	698,000	698,000	—	25,589	1,421,589
Michael Huffaker	450,000	337,500	—	25,589	813,089
Kals Subramanian	225,000	270,000	—	11,698	506,698

(1)	For Messrs. Meniane and Huffaker the amount in this column represents 12 months of continued base salary and for the other NEOs, 6 months base salary.
(2)
The amount reported in the Severance Bonus column assumes bonus at target pursuant to our annual incentive bonus plan for fiscal 2024. All severance amounts will be pro-rated for the portion of the year actually worked.

(3)
Health and welfare benefits are calculated using the monthly COBRA cost of medical, dental, and vision insurance elected by the NEO during fiscal 2024, multiplied by 12 months for Messrs. Meniane and Huffaker, and by 6 months for the other NEOs.

Potential Payments Upon Termination Without Cause or Resignation for Good Reason, each in Connection with a Change of Control

Name	Severance Salary ($)(1)	Severance Bonus ($)(2)	Acceleration of Unvested Equity Awards ($)(3)	Health and Welfare Benefits ($)(4)	Total ($)
David Meniane	698,000	698,000	1,580,513	25,589	3,002,102
Michael Huffaker	450,000	337,500	546,252	25,589	1,359,341
Kals Subramanian	450,000	270,000	593,670	23,396	1,337,066

(1)	For each of Messrs. Meniane, Huffaker, Lockwood and Subramanian, amount represents 12 months of continued base salary.
(2)
The amount reported in the Severance Bonus column includes the market value as of January 3, 2026, of the target number of PRSUs granted and the target amount of cash eligibility pursuant to our annual incentive bonus plan for fiscal 2025.

CarParts.com, Inc.  41  2026 Proxy Statement

(3)
Valuation of acceleration of vesting of unvested equity awards is equal to 100% of the unvested RSUs and long-term incentive PRSUs and 100% of the unvested stock options with an exercise price less than the $0.95 per share closing price of our common stock on January 3, 2026, held by each NEO.

(4)
Health and welfare benefits are calculated using the monthly COBRA cost of medical, dental, and vision insurance elected by the NEO during fiscal 2025, multiplied by 12 months for each of Messrs. Meniane, Huffaker and Subramanian.

Mr.Ryan Lockwood’s employment as the Company’s Chief Financial Officer was terminated in November 2025. Because his termination was not the result of a termination by the Company without cause or a termination by Mr. Lockwood for good reason, no further compensation was owed or paid to Mr. Lockwood in connection with his departure.
CarParts.com, Inc.  42  2026 Proxy Statement

Pay Versus Performance
The following table reports the compensation of our Principal Executive Officers (“PEOs”) or CEOs and the average compensation of the other non-CEO NEOs as reported in the Summary Compensation Table for the past three fiscal years, as well as Compensation Actually Paid (“CAP”) as calculated under new Pay-Versus-Performance (“PVP”) disclosure requirements and certain performance measures required by the rules. The disclosure covers our three most-recent fiscal years. Dollar amounts reported as CAP are computed in accordance with Item 402(v) of Regulation S-K.

Fiscal Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO(1)	Average Summary Compensation Table Total for non-PEO NEOs	Average Compensation Actually Paid to non-PEO NEOs(1)(2)	Total Stockholder Return(3)	Net Income (In thousands)
2025	$1,514,734	$365,415	$964,717	$427,639	$26.03	($50,400)
2024	$3,356,866	$308,326	$1,392,646	$394,184	$43.03	($40,601)
2023	$4,203,231	$18,015	$1,387,322	$45,037	$143.64	($8,223)

(1)	To calculation CAP, as defined by the SEC, the following deductions and additions were made to the Summary Compensation Table totals:

PEO – David Meniane – Summary Compensation Table Total to CAP Reconciliation
Fiscal Year	2023	2024	2025
Summary Compensation Table Total	4,203,231	$3,356,866	$1,514,734
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	($3,220,000)	($3,460,364)	($758,250)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$1,477,509	$2,348,543	$225,000
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	($1,255,505)	($1,236,722)	($533,287)
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0	$0	$75,000
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	($113,598)	($699,997)	$49,275
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	($1,073,622)	$0	$(207,057)
+ Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	$0	$0	$0
Compensation Actually Paid	$18,015	$308,326	$365,415

CarParts.com, Inc.  43  2026 Proxy Statement

Fiscal Year	2023	2024	2025
Summary Compensation Table Total	$1,387,322	$1,392,646	964,717
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	($954,438)	($359,401)	($458,425)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$354,593	$353,101	$135,417
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	($467,623)	($998,461)	($696,256)
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0	$0	$47,084
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$6,299	$6,299	$17,490
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	($281,115)	$0	($82,358)
+ Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	$0	$0	$0
Compensation Actually Paid	$45,037	$394,184	427,639

(2)	The Non-PEO NEOs include the following individuals for the years indicated:
•	2023 – Michael Huffaker, Ryan Lockwood, and Kals Subramanian
•	2024 – Michael Huffaker, Ryan Lockwood, and Kals Subramanian
•	2025 – Michael Huffaker and Kals Subramanian
(3)
Total Stockholder Return is measured based on an assumed investment of $100 as of December 31, 2019 in both the common stock of the Company and the peer group, and assumes reinvestment of dividends. The Russell 2000 Index has been selected as the peer group for this comparison.

CarParts.com, Inc.  44  2026 Proxy Statement

Compensation Actually Paid Versus Company Performance
The graphs below depict the relationship between each of financial performance measures in the pay versus performance table above and compensation actually paid to our former and current CEOs and, on average, to our other NEOs, for each of the three previous fiscal years.

CarParts.com, Inc. | Compensation Actually Paid vs. Net Income

Pay Versus Performance | Item 402(v) of Regulation S-K | Fiscal Years 2023, 2024 and 2025

Net Income (left axis, $M)
PEO compensation actually paid (right axis)
Avg non-PEO compensation actually paid (right axis)
Net Income / (loss) ($M)
$10M
$0
($10M)
($20M)
($30M)
($40M)
($50M)
($60M)
Compensation Actually Paid ($)
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$0
Net income (Left axis)
CAP (right axis)
($8.2M)
($40.6M)
($49.7M)
Avg NEO: $45,037
Avg NEO: $394,178
Avg NEO: $427,639
PEO: $18,015
PEO: $308,326
PEO: $365,415
FY2023
FY2024
FY2025

CarParts.com, Inc.  45  2026 Proxy Statement

The following describes the relationship between Compensation Actually Paid to our PEO and average NEO and our financial performance:
Our executive compensation program is designed to align pay with performance. In fiscal 2025, our TSR was -39.60% and we reported a net loss of $49.7 million. Consistent with our pay-for-performance philosophy, Compensation Actually Paid to our PEO was $365,415 and to our average NEO was $427,639, reflecting the negative impact of underwater equity awards and no annual bonus payments due to performance below minimum thresholds.
The most significant factors affecting Compensation Actually Paid are company performance against our annual bonus targets (Adjusted EBITDA and revenue) and the value of equity awards, which is influenced by our stock price performance.
All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.
CarParts.com, Inc.  46  2026 Proxy Statement

Director Compensation
The compensation and benefits for service as a member of the Board of Directors are determined by our Board of Directors. Directors employed by us or one of our subsidiaries are not compensated for service on the Board or on any committee of the Board; however, we reimburse each of our directors for any out-of-pocket expenses in connection with attending meetings of our Board of Directors and committees of the Board of Directors. For 2025, each of our non-employee directors are entitled to a fee of $50,000 per year for his or her service as a director (the “Director Cash Retainer”). Members of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee each receive an additional $7,500, $5,000 and $2,500, respectively, per year for his or her service on such committee. In fiscal year 2025, the chairpersons of the Board, the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee each received an additional $25,000, $22,000, $10,000, and $7,500, respectively, per year for his or her service as chairperson for such committee. In fiscal 2026, the chairpersons of the Board, the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee will each receive an additional $25,000, $22,000, $10,000, and $7,500, respectively, per year for his or her service as chairperson for such committee. In fiscal 2025, members of the Strategic Committee received an additional $7,500 per year for service on such committee, and Mr. Greyson received an additional $22,000 per year for his service as Chair of the Strategic Committee, in each case prorated through the dissolution of the Strategic Committee in October 2025.
In addition, on the date of each annual stockholder meeting, each non-employee member of the Board of Directors will be granted $147,600 of restricted stock units based on the closing stock price on the grant date (the “Director Stock Retainer”) and our Chairman of the Board (provided such Chairman has served as non-employee member of the Board of Directors and Chairman for at least six months before the date of the stockholder meeting) will be granted an additional $25,000 of restricted stock units based on the closing price on the grant date. These restricted stock units will vest in full at the following year’s annual stockholder meeting, subject to the director’s continuing service on our Board of Directors. Each newly elected Director who first becomes a non-employee director on a date other than an annual stockholder meeting will be granted a number of restricted stock units equal to the product of (i) the amount obtained by dividing (A) $147,600 by (B) the fair market value of a share of the Company’s Common Stock on the grant date, multiplied by (ii) the amount obtained by dividing (x) 12 minus the number of full months that have elapsed from the immediately preceding annual meeting of stockholders of the Company to the initial grant date, by (y) 12 (the “Pro Rata Grant”). Subject to the director’s continued service with the Company, each Pro Rata Grant award will vest in full on the date of the next annual stockholder meeting. These restricted stock units will also immediately vest in full upon a change in control of the Company. The restricted stock units are to be granted under our 2016 Equity Incentive Plan.
In June 2025, the Board of Directors received their annual equity grants, though at reduced amounts to spare shares in the Company’s stock plan. Directors Dutra, Greyson, Maier, Liu, Costa, and Barnes each received 32,800 restricted stock units with a value on the date of grant of $34,440. Director Phelps received 38,355 restricted stock units with a value of $40,272. These restricted stock units will vest in full at the 2026 Annual Meeting of Stockholders, subject to each director’s continuing service on our Board of Directors. In fiscal 2025, to conserve the number of shares available for issuance under our 2016 Equity Incentive Plan, the Board approved that the annual director equity awards be granted as cash-settled restricted stock units, which are settled in cash rather than in shares of our common stock, with the cash amount payable based on the fair market value of our common stock on the date of our 2026 Annual Meeting of Stockholders.
Director Stock Ownership Guidelines and Director Payment Election Plan
Our Board believes that an ownership stake in the Company strengthens the alignment of interests between directors and stockholders. To further align directors’ interests with those of stockholders and implementing best practices in corporate governance, the Company updated its stock ownership guidelines for director share ownership. Accordingly, each director is required to own common stock having a minimum value of 2 times the amount of the independent director annual restricted stock unit grant within four (4) years of joining the Board.
Each director has four years from the implementation of the policy or four years after a non-employee director’s appointment to the Board (whichever is later) to satisfy this requirement. To avoid fluctuating ownership requirements, once our directors have achieved the ownership guidelines, they will be considered to have satisfied the requirements as long as the shares used to meet the underlying requirements are retained.
CarParts.com, Inc.  47  2026 Proxy Statement

In July 2011, the Board approved the Director Payment Election Plan which provides the directors with a convenient mechanism to acquire stock to comply with the director stock ownership guidelines. Each year the Director Payment Election Plan allows for a director to elect, beginning on the first day of the open trading window following the annual meeting of the Company’s stockholders and ending on the last day of such open trading window, to receive, in lieu of cash, all or a specified percentage of all fees to be earned for serving on the Board in shares of the Company’s common stock. The election shall be irrevocable for each applicable year. The Company will issue to each director who has elected to receive common stock, on the date fees become payable on a quarterly basis during the applicable year in accordance with the Company’s normal payment practices, a number of shares of common stock equal to (i) the cash value of any fees otherwise payable to the director, divided by (ii) the closing sales price for the common stock on the applicable payment date. If the calculation would result in the issuance of any fractional share, the Company will, in lieu of issuing any fractional share, pay cash equal to the fraction multiplied by the closing sales price on the applicable payment date.
Director Compensation Table
The following table sets forth a summary of the compensation earned in fiscal year 2025 by each person who served as a non-employee director during 2025.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)(3)	Total ($)
Barry Phelps	$92,500	$172,600	$265,100
Jim Barnes(4)	$60,339	$147,600	$207,939
Jay K. Greyson	$37,066	$203,095	$240,161
Nanxi Liu	$57,500	$147,600	$205,100
Dr. Lisa Costa	$57,500	$147,600	$205,100
Henry Maier(4)	$52,500	$147,600	$200,100
Ana Dutra	$57,839	$147,600	$205,439

(1)
Cash-settled RSUs were granted pursuant to our 2016 Equity Incentive Plan. The amounts shown represent the aggregate grant date fair value of such RSU awards as computed in accordance with FASB ASC Topic 718. These RSUs are cash-settled (i.e., settled in cash rather than in shares of our common stock), with the cash amount payable based on the fair market value of our common stock on the date of our 2026 annual meeting of stockholders. See also our discussion of share-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Critical Accounting Policies and Estimates” and “Note 5 to the Consolidated Financial Statements - Stockholders’ Equity and Share-based Compensation” in the Company’s Annual Report on Form 10-K for the fiscal year ended January 3,2026.

(2)
As of January 3, 2026, Mr. Phelps held 213,086 cash settled restricted stock units and 70,000 options outstanding, Mr. Greyson held 182,222 restricted stock units and 50,000 options outstanding, each of Mr. Barnes, Ms. Liu, Dr. Costa, Mr. Maier, and Ms. Dutra held 182,222 restricted stock units. Messrs. Barnes and Maier forefeited their cash settled RSU when they resigned from the Board on October 7, 2025

(3)
Mr. Greyson elected to have 40% of his director fees paid in stock. Total director fees paid in stock to Mr. Greyson was $55,595, which is included in the amount of stock awarded to him as disclosed in the above table.

(4)	Mr. Barnes and Mr. Maier resigned from the Board of Directors effective as of October 7, 2025.
CarParts.com, Inc.  48  2026 Proxy Statement

Ownership of Securities by
Certain Beneficial Owners and Management
The following table indicates information as of March 2, 2026 regarding the ownership of our common stock by:
•	each person who is known by us to own more than 5% of our shares of common stock;
•	each NEO;
•	each of our directors; and
•	all of our directors and executive officers as a group.
The number of shares beneficially owned and the percentage of shares beneficially owned are based on 70,491,361 shares of common stock outstanding as of March 2, 2026. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Shares subject to options that are exercisable within 60 days following March 2, 2026 and shares subject to restricted stock units that are convertible within 60 days following March 2, 2026 are deemed to be outstanding and beneficially owned by the grant recipient for the purpose of computing share and percentage ownership of that grant recipient, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table, and as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them.

Name and Address of Beneficial Owners(1)	Number of Shares	Percentage of Shares Beneficially Owned
5% Stockholders:
Axislink Holding B.V.(2)	5,538,958	7.9%
Named Executive Officers and Directors:
David Meniane(3)	2,301,844	3.3%
Kals Subramanian(4)	549,993	*
Michael Huffaker(5)	640,848	*
Jay K. Greyson	426,514	*
Nanxi Liu	107,551	*
Lisa Costa	106,501	*
Barry Phelps	417,233	*
Ana Dutra	102,464	*
All directors and executive officers as a group (9 persons)	4,656,187	6.6%

* Less than 1%
(1)	The address for each of the officers and directors is c/o CarParts.com, Inc. at 4910 Airport Plaza Dr., Suite 300, Long Beach, California 90815.
(2)
Based on a Schedule 13G filed with the SEC on September 23, 2025, holds sole voting and dispositive power over these shares. This amount excludes 19,333,333 shares issuable upon conversion of a $23.2 million convertible note at $1.20 per share, subject to stockholder approval. Axislink, together with International Auto Parts (Cayman) Limited and Lovely Peach Limited, have certain governance rights while collectively maintaining at least 10% ownership, including the right to designate two board observers. See “Corporate Governance - Board Observers” and “Certain Relationships and Related Transactions.” The business address of Axislink Holding B.V. is Boeingavenue 241 A, 1119PD Schiphol-Rijk, the Netherlands

(3)	Includes 225,000 restricted stock award shares subject to vesting conditions.
(4)	Includes 125,000 restricted stock award shares subject to vesting conditions.
(5)	Includes 143,334 restricted stock award shares subject to vesting conditions.
CarParts.com, Inc.  49  2026 Proxy Statement

Certain Relationships and Related Transactions
Since December 31, 2023, except as set forth below, there has not been, nor is there any proposed transaction where we were or will be a party in which the amount involved exceeded or will exceed the lower of: (i) $120,000 and (ii) 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any director, director nominee, executive officer, holder of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than the compensation agreements and other agreements and transactions which are described in “Narrative Discussion of Compensation Policies” and “Corporate Governance - Voting Agreements with Stockholders”.
Policies and Procedures for Related Party Transactions
Pursuant to the written charter of our Audit Committee, our Audit Committee is responsible for reviewing and approving all related party transactions and potential conflict of interest situations involving a principal stockholder, a member of the Board of Directors or senior management. In addition, our company policies require that our officers and employees avoid using their positions for purposes that are, or give the appearance of being, motivated by a desire for personal gain, and our policies further require that all officers and employees who have authority to initiate related party transactions provide a written report, on a quarterly basis, of all activities which could result in a conflict of interest or impair their professional judgment. All such written reports concerning related party transactions or conflicts of interest are submitted to, and reviewed by, our Chief Financial Officer and our Audit Committee.
Related Party Transactions
Indemnification Agreements. The Company has entered into indemnification agreements with the Company’s directors and executive officers. These agreements require the Company to indemnify these individuals to the fullest extent permitted under law against liabilities that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Company also intends to enter into indemnification agreements with the Company’s future directors and executive officers.
Strategic Investment and Investor Rights Agreement. On September 10, 2025, the Company completed a $35.7 million strategic investment by International Auto Parts (Cayman) Limited, Axislink Holding B.V., and Lovely Peach Limited (collectively, the “Strategic Investors”), comprised of approximately $25.0 million in convertible notes and the sale of common stock for gross proceeds of approximately $10.7 million. The convertible notes bear interest at 2% per annum, mature on September 10, 2028, and are convertible into shares of common stock at a conversion price of $1.20 per share. In connection with this investment, the Company entered into an Investor Rights Agreement dated September 10, 2025 (the “Investor Rights Agreement”) with the Strategic Investors. Axislink Holding B.V. (“Axislink”) beneficially owns more than 5% of our outstanding common stock. Axislink acquired 5,538,958 shares of common stock for gross proceeds of approximately $6.6 million, and holds approximately $23.2 million in convertible notes.
Board Observer Rights. Under the Investor Rights Agreement, so long as the Strategic Investors collectively beneficially own at least 10% of the Company’s outstanding common stock, they are collectively entitled to designate up to two individuals to attend Board of Directors meetings in a non-voting observer capacity. Each observer must execute a confidentiality agreement prior to attending meetings. The Company may exclude observers where attendance would adversely affect attorney-client privilege or create an actual conflict of interest, and in such cases must use commercially reasonable efforts to provide alternative means of disclosure. The observers do not receive compensation from the Company for serving in this capacity, though the Company reimburses reasonable travel expenses for in-person meeting attendance. Consistent with governance practices and to preserve committee independence, the observers do not attend committee meetings.
Registration Rights. The Investor Rights Agreement provides the Strategic Investors with demand and piggyback registration rights with respect to shares of common stock and shares issuable upon conversion of convertible notes issued in the transaction, subject
CarParts.com, Inc.  50  2026 Proxy Statement

to customary limitations and the Company’s ability to delay or suspend registration under certain circumstances. The Company is obligated to pay liquidated damages if it fails to meet specified filing deadlines or maintain the effectiveness of registration statements, subject to a maximum of 6% of each Strategic Investor’s purchase price.
Future Director Designation Rights. Upon full conversion of the convertible notes, the Board will be increased to eight members and the Strategic Investors will be collectively entitled to designate two individuals for appointment to the Board as directors (subject to customary qualifications and fiduciary duties). The Company will nominate such designees for re-election at each applicable stockholder meeting for so long as the Strategic Investors collectively maintain beneficial ownership of at least 10% of the Company’s outstanding common stock.
The Investor Rights Agreement includes customary indemnification provisions for both the Company and the Strategic Investors in connection with registration statements and other matters covered by the agreement.
CarParts.com, Inc.  51  2026 Proxy Statement

PROPOSAL THREE:
Approval of 2026 Stock Incentive Plan
Introduction
The Company currently maintains the CarParts.com, Inc., 2016 Equity Incentive Plan, which was adopted and approved by the Company’s stockholders on May 31, 2016. The 2016 Plan provides for the grant of restricted stock, stock appreciation rights, incentive stock options (“ISOs”), non-statutory stock options (“NSOs”), restricted stock units, and other stock-based awards. The 2016 Plan has been effective in attracting, retaining and motivating highly qualified and competent persons and awards granted under the 2016 Plan have provided incentives that align the economic interests of plan participants with those of our stockholders. While no additional incentive stock options may be granted under the 2016 Plan after March 9, 2026, the 2016 Plan otherwise remains in effect and may be used for new non-ISO awards until it is terminated by our Board or replaced by a successor equity plan, and there remain only approximately 2,789,424 shares of our common stock available for future issuance under the 2016 Plan.
As a result, on March 13, 2026, the Board approved the CarParts.com, Inc., 2026 Stock Incentive Plan (the “2026 Plan”) and recommended the adoption of the 2026 Plan by our stockholders to replenish the number of shares available for issuance. The 2026 Plan is intended to promote the interests of our Company and our stockholders by incentivizing management personnel to put forth maximum efforts for the success of our business and afford such personnel an opportunity to acquire ownership interests in our Company. Our compensation strategy is outlined in further detail in the “Narrative Discussion of Compensation Policies” section of this proxy statement, beginning on page 22.
The 2026 Plan is an omnibus stock incentive plan that allows us to grant stock options, stock appreciation rights (SARs), restricted stock, RSUs, PSUs, dividend equivalents and other stock-based awards to employees, officers, consultants, independent contractors, advisors, and non-employee directors. Up to 4,700,000 shares may be issued under this plan, plus the shares available for issuance under the 2016 Plan at the time of stockholder approval of the 2026 Plan. As of March 13, 2026, there were 3,488,045 shares available for issuance under the 2016 Plan. We currently anticipate granting awards representing up to 2,500,000 shares under the 2016 Plan prior to the Annual Meeting. As a result, we expect that approximately 988,000 shares from the 2016 Plan will be available for issuance under the 2026 Plan, if approved by our stockholders. All awards granted under the 2016 Plan as of the date hereof are disclosed in this Proposal Three. If the 2026 Plan is adopted, no additional awards will be made under the 2016 Plan. Shares subject to any outstanding awards under our prior stock incentive plans that are forfeited, canceled or reacquired by the Company after the effective date of the 2026 Plan will also become available for re-issuance under the 2026 Plan.
All shares subject to awards, regardless of the type of award or whether the award is full value or appreciation only, will count against the 2026 Plan’s reserve on a 1:1 basis for each share subject to the award.
Reasons for Adopting the 2026 Plan
We are asking our stockholders to approve the 2026 Plan to advance the interests of our Company by providing an incentive to attract, retain and motivate highly qualified and competent persons, who are important to us and upon whose efforts and judgment the success of our Company is largely dependent, and to align compensation of participants with the interests of the Company’s stockholders. Our Board believes that the continuation of our stock-based compensation program is essential in attracting, retaining and motivating highly qualified executive officers and other employees and non-employee directors to enhance the success of the Company. Unless the 2026 Plan is adopted, the Board has concluded that we will likely need to curtail grants of stock incentive awards to executive officers, other employees and non-employee directors. The Board believes doing so would negatively impact our ability to achieve our strategic objectives. Accordingly, the Board recommends adoption of the 2026 Plan in order to continue granting awards at market-competitive levels to our executive officers, other employees, and to non-employee directors.
If the 2026 Plan is approved by our stockholders, no additional awards will be granted under the 2016 Plan. However, outstanding awards previously granted will remain outstanding and subject to the terms of the applicable plan. However, shares subject to any
CarParts.com, Inc.  52  2026 Proxy Statement

outstanding awards under our prior plans that are forfeited, canceled or reacquired by the Company will become available for re-issuance under the 2026 Plan. If the 2026 Plan is not approved by stockholders, we will continue to use the 2016 Plan in its current form as the framework for our stock incentive compensation program until the earlier of its expiration date or the date we run out of shares available for award issuances. Further, if the 2026 Plan is not approved, when the authorized shares of the current plan are depleted, we would not be able to continue to offer a long-term incentive program that awards stock-based compensation, which could put us at a competitive disadvantage in recruiting and retaining talent, and also make it more difficult for us to align employee interests with our stockholders.
The complete text of the 2026 Plan is attached as Appendix B to this proxy statement. The following summary is qualified in its entirety by reference to Appendix B.
Summary of the 2026 Plan
The following table identifies key features of the 2026 Plan:

Key Feature	Description
Independent Committee Administration	The 2026 Plan is administered by our Compensation Committee, comprised entirely of independent directors.
No Evergreen Provision	The 2026 Plan does not contain an “evergreen” provision that will automatically increase the number of shares authorized for issuance under the 2026 Plan.
Limit on Shares Authorized
The aggregate number of shares that may be issued is 4,700,000 newly requested shares, plus the shares available for issuance under the 2016 Plan at the time of stockholder approval of the 2026 Plan. In addition, shares subject to any outstanding awards under our prior stock incentive plans that are forfeited, canceled or reacquired by the Company will become available for re-issuance under the 2026 Plan. If the reverse stock split described in Proposal Four below is approved, the number of shares authorized for issuance under the 2026 Plan will be adjusted accordingly.

Plan Uses 1:1 Share Counting
All shares subject to awards, regardless of the type of award or whether the award is full value or appreciation only, will count against the 2026 Plan’s reserve on a 1:1 basis for each share subject to the award.

No Discounted Stock Options or Stock Appreciation Rights
Stock options and SARs must have an exercise price equal to or greater than the closing market value of our common stock on the date of grant (unless such award is granted in substitution for a stock option or SAR previously granted by an entity that is acquired by or merged with the Company).

No Repricing of Stock Options or SARs
The 2026 Plan prohibits the repricing of stock options and SARs (including a prohibition on the repurchase of “underwater” stock options or SARs for cash or other securities) without stockholder approval.

No Liberal Share “Recycling”
Any shares (i) surrendered to pay the exercise price of an option, (ii) withheld by the Company or tendered to satisfy tax withholding obligations with respect to any award, (iii) covered by a stock-settled stock appreciation right not issued in connection with settlement upon exercise, or (iv) repurchased by the Company using option proceeds will not be added back (“recycled”) to the 2026 Plan.

Minimum Vesting Period
A maximum of 5% of the aggregate number of shares available for issuance under the 2026 Plan may be issued with a vesting period ending prior to the one year anniversary of the date of grant. All other awards will have a minimum vesting period of at least one year, subject to limited exceptions in the case of a change in control, death, or disability, awards received in lieu of other earned compensation, and awards granted to our non-employee directors that vest no earlier than the next annual stockholder meeting date.

No Liberal Change in Control Provisions
The 2026 Plan prohibits any award agreement from accelerating the vesting or lapse of restrictions of any award solely upon a change in control (a “single trigger”) unless the definitive agreement to the change in control transaction contemplates that such awards will not be assumed or replaced by the acquiring or surviving company. The 2026 Plan also prohibits any award agreement from having a change in control provision that has the effect of accelerating the exercisability of any award or the lapse of restrictions relating to any award upon only the announcement or stockholder approval (rather than the consummation of) a change in control transaction.

No Dividends or Dividend Equivalents Paid on Unvested Awards
The 2026 Plan prohibits the payment of dividends or dividend equivalents on awards until those awards are earned and vested. In addition, the 2026 Plan prohibits the granting of dividend equivalents with respect to stock options, SARs or an award the value of which is based solely on an increase in the value of the Company’s shares after the grant of the award.

Awards Subject to Forfeiture or Clawback	Awards under the 2026 Plan will be subject to our Incentive Compensation Recovery Policy, as well as any other forfeiture and penalty conditions determined by the Compensation Committee.

CarParts.com, Inc.  53  2026 Proxy Statement

Historical Equity Granting Practices and Voting Power Dilution
In determining the number of shares to authorize for issuance under the 2026 Plan, the Compensation Committee considered, among other factors, historical amounts of equity awards granted and potential future grants over the next several years. As set forth in the table below, our three-year average “burn rate” is 4% for fiscal years 2023 through 2025. For purposes of calculating the burn rate, performance share units are counted in the year in which the units are earned and vested.

	2023	2024	2025
Weighted Average Shares of Common Stock Outstanding	57,772,646	56,839,327	56,491,324
Stock Options Granted	0	110,000	100,000
Restricted Stock Units Granted	1,517,151	2,724,155	2,155,000
Performance Share Units Earned and Vested	275,691	0	0
Annual Burn Rate	3%	5%	4%
Three-Year Average Burn Rate			4%

Potential dilution, or overhang, is a common measure to assess the dilutive impact of equity plans. Total potential dilution is equal to (i) the number of shares available to be granted as future equity awards plus the number of shares subject to outstanding awards, divided by (ii) total number of shares outstanding plus the total number of shares available for future grants and shares subject to outstanding awards. The table below demonstrates the potential voting power dilution resulting from the adoption of the 2026 Plan, calculated as of March 2, 2026.

Voting Power Dilution as of March 2, 2026	Share Count	Voting Power Dilution(1)
Shares Available for Granting under the 2016 Plan	3,488,045	Not Applicable
Shares Expected to be Granted under the 2016 Plan after March 2, 2026	2,500,000	3.5%
Shares Expected to be Available under the 2016 Plan at May 11, 2026, to be Added to the 2026 Plan	988,045	1.3%
New Shares Requested — 2026 Plan	4,700,000	5.6%
Stock Options Outstanding Weighted average exercise price: $2.06 Weighted average remaining term: 3.58 years	1,297,035	1.6%
Restricted Share Units Outstanding	2,066,436	2.5%
Performance Share Units Outstanding	1,273,722	1.5%
Total	12,825,238	16%

(1)	Based on 70,491,361 shares of common stock outstanding as of March 2, 2026.
All awards granted under the 2016 Plan as of March 2, 2026 are disclosed in this Proposal Three. We currently anticipate granting awards representing up to 2,500,000 shares under the 2016 Plan prior to the Annual Meeting. As a result, we expect that approximately 988,000 shares from the 2016 Plan will be available for issuance under the 2026 Plan, if approved by our stockholders. We believe that our historical burn rate and equity granting practices, as well as the potential dilution resulting from the adoption of the 2026 Plan, are reasonable for a company of our size in our industry. Further, the Compensation Committee expects the shares authorized under the 2026 Plan to be sufficient to make awards of share-based compensation for one to three fiscal years, depending on a multitude of variables, including, but not limited to, future stock prices, competitive market practices for award sizes, and circumstances surrounding the attraction and retention of employee talent. If the 2026 Plan is not approved, we expect to have insufficient shares available in the 2016 Plan to meet the needs of our annual grants made to executives and employees in the coming years.
CarParts.com, Inc.  54  2026 Proxy Statement

Shares Available For Awards
The 2026 Plan would provide for the issuance of up to 4,700,000 shares of common stock plus the shares available for issuance under the 2016 Plan at the time of stockholder approval of the 2026 Plan. As of March 13, 2026, there were 2,789,424 shares available for issuance under the 2016 Plan. We currently anticipate granting awards representing approximately 2,500,000 shares under the 2016 Plan prior to the Annual Meeting. As a result, we expect that approximately 948,045 shares from the 2016 Plan will be available for issuance under the 2026 Plan, if approved by our stockholders. In addition, shares subject to any outstanding awards under our prior stock incentive plans that are forfeited, canceled or reacquired by the Company will become available for re-issuance under the 2026 Plan. If the reverse stock split described in Proposal Four below is approved, the number of shares authorized for issuance under the 2026 Plan will be adjusted accordingly. All shares subject to awards, regardless of the type of award or whether the award is full value or appreciation only, will count against the 2026 Plan’s reserve on a 1:1 basis for each share subject to the award. If awards issued under the 2026 Plan expire or otherwise terminate without being exercised or settled, the shares of common stock not acquired pursuant to such awards again become available for issuance under the 2026 Plan. However, under the share counting provisions of the 2026 Plan, the following classifications of shares will not again be available for issuance: (i) shares unissued due to a “net exercise” of a stock option, (ii) any shares withheld or shares tendered to satisfy tax withholding obligations under any award, (iii) shares covered by a SAR that are not issued in connection with the settlement of the SAR upon exercise and (iv) shares repurchased using stock option exercise proceeds.
Awards under the 2026 Plan are also subject to annual limitations. No individual eligible participant who is an officer, employee or other service provider who is not a non-employee director may be granted awards under the 2026 Plan for more than 500,000 shares of our common stock in any calendar year. In addition, the sum of the grant date fair value of equity-based awards (such value computed as of the date of grant in accordance with applicable financial accounting rules) and the amount of any cash-based compensation granted to a non-employee director during any calendar year shall not exceed $500,000. The independent members of the Board may make exceptions to this limit for a non-executive chair of the Board, provided that the non-employee Director receiving such additional compensation may not participate in the decision to award such compensation.
The Compensation Committee can adjust (i) the number and type of shares available for awards under the 2026 Plan, (ii) the number and type of shares subject to outstanding awards, (iii) the exercise price or purchase price with respect to any outstanding award, and (iv) the annual per-person award limitations described above in the case of a stock dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, repurchase or exchange of shares, issuance of warrants or other rights to purchase shares, or other similar corporate transaction where such an adjustment is necessary to prevent dilution or enlargement of the benefits available under the 2026 Plan. Any adjustment determination made by the Compensation Committee shall be final, binding and conclusive.
Administration
The Compensation Committee will administer the 2026 Plan and will have full power and authority to determine when and to whom awards will be granted, and the type, amount and other terms and conditions of each award, consistent with the provisions of the 2026 Plan. The Compensation Committee may amend the terms of, or accelerate the exercisability of, an outstanding award, except in the case of a change in control or other scenarios. The Compensation Committee will have authority to interpret the 2026 Plan and establish rules and regulations for the administration of the 2026 Plan.
The Compensation Committee may delegate its powers under the 2026 Plan to one or more officers or directors, subject to the requirements of applicable law and exchange requirements. However, such delegated officers will not be permitted to grant awards to any members of the Board or executive officers who are subject to Section 16 of the Exchange Act.
Eligible Participants
Any employee, officer, non-employee director, consultant, independent contractor or advisor providing services to our Company or its affiliates selected by the Compensation Committee would be eligible to receive an award under the 2026 Plan. As of the date of this proxy statement, if the 2026 Plan were in effect, approximately 730 employees and four officers, plus our five non-employee directors, would be eligible to be selected by the Compensation Committee to receive incentive awards under the 2026 Plan.
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Types of Awards and Terms and Conditions
The 2026 Plan would permit the granting of:
•	stock options, including both incentive stock options (ISOs) and non-qualified stock options (together with ISOs, “options”);
•	SARs;
•	restricted stock and RSUs (including performance shares or PSUs);
•	dividend equivalents; and
•	other stock-based awards.
Awards could be granted alone, in addition to, in combination with or in substitution for any other award granted under the 2026 Plan or any other compensation plan. Awards could be granted for no cash consideration or for such minimal cash consideration as might be required by applicable law, and could provide that upon the grant or exercise thereof, the holder would receive cash, shares of common stock or other securities, awards or property, or any combination of these. The exercise price per share under any stock option, the grant price of any SAR and the purchase price of any security that could be purchased under any other stock-based award could not be less than the fair market value on the date of grant of such option, SAR or award. The fair market value of a share under the 2026 Plan is equal to the closing price of one share on The Nasdaq Stock Market on the relevant date as reported by The Wall Street Journal. If Nasdaq is not open for business or no shares are traded on the relevant date, the fair market value will be equal to the closing price on the first preceding date on which Nasdaq is open for business and shares were traded.
Vesting. The 2026 Plan requires at least a one-year minimum vesting period for time-based awards and a performance period of at least one year for performance-based awards, subject to limited exceptions in the case of a change in control, death, disability, awards received in lieu of other earned compensation, awards granted to our non-employee directors that are set to vest no earlier than the next annual stockholder meeting date, awards involving an aggregate number of shares not in excess of 5% of the plan’s share reserve, and substitute awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction.
Stock Options. Options granted under the 2026 Plan could not have terms longer than ten years, except that in the event the recipient of an incentive stock option owned more than ten percent of our stock, the term of the option could be no longer than five years. Unless an option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with our Company or an affiliate, the exercise price of options granted under the 2026 Plan will be determined by the Compensation Committee and cannot be less than 100% of the fair market value of the shares of our common stock on the date of grant (or 110% of the fair market value of the shares of our common stock on the date of grant in the case of a recipient of an incentive stock option who owns more than ten percent of our stock). Option recipients could exercise their options by tendering cash, shares of common stock having a fair market value on the date the option was exercised equal to the exercise price, or a combination thereof; provided that the Compensation Committee may not accept a promissory note as consideration for the exercise price, and the terms of an option may be written to permit the option to be exercised by delivering to the recipient a number of shares of our common stock having an aggregate fair market value of the shares of our common stock underlying the option being exercised, on the date of exercise, over the exercise price of the option for such shares of our common stock. The Compensation Committee will determine the period of time during which a participant may exercise an option following cessation of service with the Company, including in cases of death, disability, or other termination of employment, as set forth in the applicable award agreement.
Stock Appreciation Rights. SARs granted under the 2026 Plan could not have terms longer than ten years. The holder of a SAR would be entitled to receive the excess of the fair market value, calculated as of the exercise date, of a specified number of shares of common stock over the grant price of the SAR, which can be no less than the fair market value of the underlying shares on the grant date. The Compensation Committee will determine the period of time during which a participant may exercise a SAR following cessation of service with the Company, including in cases of death, disability, or other termination of employment, as set forth in the applicable award agreement.
We would receive no consideration for the grant of options or SARs under the 2026 Plan, other than the services rendered to us by the recipient.
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Restricted Stock and RSUs. The holder of restricted stock will own shares of our common stock subject to restrictions imposed by the Compensation Committee for a specified time period determined by the Compensation Committee. The holder of RSUs will have the right, subject to restrictions imposed by the Compensation Committee, to receive shares of our common stock at some future date determined by the Compensation Committee. The grant, issuance, retention, vesting and/or settlement of restricted stock and restricted stock units will occur at such times and in such installments as are determined by the Compensation Committee, subject to the minimum vesting provisions described above. For example, at the Compensation Committee’s discretion, awards may be conditioned upon a participant’s completion of a specified period of service, or upon the achievement of one or more performance goals established by the Compensation Committee, or upon any combination of service based and performance-based conditions (subject to minimum vesting requirements). A restricted stock or RSU award that is conditioned in whole or in part upon the achievement of one or more financial or other company-related performance goals (including goals specific to the participant’s individual performance, other than performance of service alone) is generally referred to as a performance share or a PSU award.
Dividend Equivalents. The holder of a dividend equivalent will be entitled to receive payments (in cash or shares of our common stock) equivalent to the amount of cash dividends paid by the Company to stockholders with respect to the number of shares determined by the Compensation Committee. Dividend equivalents will be subject to other terms and conditions determined by the Compensation Committee, but the Compensation Committee may not (i) grant dividend equivalents in connection with options or SARs or (ii) pay a dividend or dividend equivalent with respect to a share underlying any other award prior to the date on which all conditions or restrictions on such share have been satisfied or lapsed.
Other Stock-Based Awards. The Compensation Committee is also authorized to grant other types of awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of our common stock, subject to terms and conditions determined by the Compensation Committee and the limitations in the 2026 Plan. No such stock-based awards will contain a purchase right or an option-like exercise feature.
Limited Transferability of Awards. Generally, no award or other right or interest of a participant under the 2026 Plan (other than fully vested and unrestricted shares issued pursuant to an award) shall be transferable by a participant other than by will or by the laws of descent and distribution, and no right or award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance shall be void and unenforceable against the Company or any affiliates. However, the Compensation Committee may allow transfer of an award to family members for no value, and such transfer shall comply with the General Instructions to Form S-8 under the Securities Act of 1933, as amended. The Compensation Committee may also establish procedures to allow a named beneficiary to exercise the rights of the participant and receive any property distributable with respect to any award upon the participant’s death.
Recoupment. Awards under the 2026 Plan will be subject to our Incentive Compensation Recovery Policy, as well as any other forfeiture and penalty conditions determined by the Compensation Committee.
Tax Withholding. In order to comply with all applicable tax laws, the Company may take such action as it deems appropriate to ensure that all applicable taxes are withheld or collected from participants. The Compensation Committee may permit participants to satisfy tax withholding obligations by (a) electing to have the Company withhold a portion of the shares otherwise to be delivered upon exercise or receipt of an award, (b) delivering to the Company other shares with a fair market value equal to the amount of such taxes, or (c) by any other means set forth in the applicable award agreement.
Termination and Amendment
The 2026 Plan has a term of ten years expiring on May 11, 2036, unless terminated earlier by the Board. The Board may from time to time amend, suspend or terminate the 2026 Plan, and the Compensation Committee may amend the terms of any previously granted award; provided that no amendment or modification of an award or the 2026 Plan may be made that would adversely affect any outstanding award without the written consent of the participant or the current holder of the award (except in certain scenarios, including in the case of a corporate transaction as described below). Amendments to the 2026 Plan must be approved by the stockholders, if required under the listing requirements of the Nasdaq or any other securities exchange applicable to the Company,
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or if the amendment would (i) increase the number of shares authorized under the 2026 Plan, (ii) permit a repricing of options or SARs, (iii) permit the award of options or SARs with an exercise price less than 100% of the fair market value of a share on the date of grant, (iv) increase the maximum term of options or SARs, or (v) increase the annual per-person share limits under the 2026 Plan.
Awards under the 2026 Plan are generally subject to special provisions upon the occurrence of any reorganization, merger, consolidation, split-up, spin-off, combination, plan of arrangement, takeover bid or tender offer, repurchase or exchange of shares, or any other similar corporate transaction or event involving the Company. In the event of such a corporate transaction, the Compensation Committee or the Board may provide for any of the following to be effective upon the occurrence of the event (or effective immediately prior to the consummation of such event, provided the event is consummated):
•
termination of any award, whether vested or not, in exchange for an amount of cash and/or other property equal to the amount that would have been attained upon exercise of the award or the realization of the participant’s vested rights under the award, or without payment if the Compensation Committee or Board determines that no amount is realizable under the award as of the time of the transaction;

•	replacement of any award with other rights or property selected by the Compensation Committee or the Board, in its sole discretion;
•
the assumption of any award by the successor or survivor entity (or its parent or subsidiary) or the arrangement for the substitution for similar awards covering the stock of such successor entity with appropriate adjustments as to the number and kind of shares and prices; or

•	require that the award cannot vest, be exercised or become payable until after a future date, which may be the effective date of the corporate transaction.
Federal Tax Consequences
Grant of Options and SARs. The grant of a stock option or SAR is not expected to result in any taxable income to the recipient.
Exercise of Options and SARs. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of our common stock acquired on the date of exercise over the exercise price, and we generally will be entitled at that time to an income tax deduction for the same amount. The holder of an ISO generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise), and we will not be entitled to an income tax deduction. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of our common stock received are taxable to the recipient as ordinary income and generally are deductible by us.
Disposition of Shares Acquired Upon Exercise of Options and SARs. The tax consequence upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and whether the shares were acquired by exercising an ISO or by exercising a non-qualified stock option or SAR. Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under an option or SAR, except that we may be entitled to an income tax deduction in the case of the disposition of shares acquired under an ISO, if the disposition occurs before the applicable ISO holding periods set forth in the Internal Revenue Code have been satisfied.
Restricted Stock. Recipients of grants of restricted stock generally will be required to include as taxable ordinary income the fair market value of the restricted stock at the time it is no longer subject to a substantial risk of forfeiture. However, an award holder who makes an 83(b) election within 30 days of the date of grant of the restricted stock will incur taxable ordinary income on the date of grant equal to the fair market value of such shares of restricted stock (determined without regard to forfeiture restrictions). With respect to the sale of shares after the forfeiture restrictions have expired, the holding period to determine whether the award recipient has long-term or short-term capital gain or loss generally begins when the restrictions expire, and the tax basis for such shares will generally be based on the fair market value of the shares on that date. However, if the award holder made an 83(b) election as described above, the holding period commences on the date of such election, and the tax basis will be equal to the fair market value of the shares on the date of the election (determined without regard to the forfeiture restrictions on the
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shares). If the award permits dividends or their equivalents to accrue while the restricted stock is subject to a substantial risk of forfeiture, such amount will be paid if and when the underlying stock vests and will also be taxed as ordinary income. We generally will be entitled to an income tax deduction equal to amounts the award holder includes in ordinary income at the time of such income inclusion.
RSUs and Other Stock-Based Awards. Recipients of grants of RSUs (including PSUs) will not incur any federal income tax liability at the time the awards are granted. Award holders will recognize ordinary income equal to (a) the amount of cash received under the terms of the award or, as applicable, (b) the fair market value of the shares received (determined as of the date of receipt) under the terms of the award. If the award permits dividend equivalent amounts to accrue while the RSU is subject to a substantial risk of forfeiture, such dividend equivalent amounts will be paid if and when the underlying stock unit vests and will also be taxed as ordinary income. Cash or shares to be received pursuant to any other stock-based award generally become payable when applicable forfeiture restrictions lapse; provided, however, that, if the terms of the award so provide, payment may be delayed until a later date to the extent permitted under applicable tax laws. We generally will be entitled to an income tax deduction for any amounts included by the award holder as ordinary income. For awards that are payable in shares, a participant’s tax basis is equal to the fair market value of the shares at the time the shares become payable. Upon the sale of the shares, appreciation (or depreciation) after the shares are paid is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.
Limitations On Company’s Income Tax Deduction. Subject to the usual rules concerning reasonable compensation, including our obligation to withhold or otherwise collect certain income and payroll taxes, we generally will be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the 2026 Plan. However, Section 162(m) of the Code prohibits publicly held corporations from deducting more than $1 million per year in compensation paid to certain named executive officers. Annual compensation paid to a covered executive (including compensation paid under the 2026 Plan) in excess of $1 million generally will not be deductible.
Special Rules for Executive Officers Subject to Section 16 of the Exchange Act. Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Internal Revenue Code, shares received through the exercise or settlement of an award may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period.
Section 409A of the Internal Revenue Code. The Compensation Committee intends to administer and interpret the 2026 Plan and all award agreements in a manner consistent to satisfy the requirements of Section 409A of the Internal Revenue Code to avoid any adverse tax results thereunder to a holder of an award.
New Plan Benefits
No benefits or amounts have been granted, awarded or received under the 2026 Plan. The Compensation Committee, in its sole discretion, will determine the number and types of awards that will be granted under the 2026 Plan. Accordingly, it is not possible to determine the benefits that will be received by eligible participants if the 2026 Plan is approved by our stockholders.
The closing price of a share of our common stock as reported on Nasdaq on March 12, 2026, was $0.80.
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Securities Authorized for Issuance Under Equity Compensation Plans
The following table provides certain information with respect to all of our equity compensation plans in effect as of January 3, 2026:

	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS AND AWARDS (A)	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS AND AWARDS (B)(2)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A) (C)(3)
Equity compensation plans approved by security holders:	5,934,762	$2.50	2,598,667(1)
Equity compensation plans not approved by security holders:	—	—	—
Total	5,934,762	$2.50	2,598,667

(1)
Represents securities available for issuance under the 2007 Omnibus Plan and 2016 Incentive Plan that may be granted in the form of stock options, restricted stock units, PRSUs or any other type of award available for grant under the 2016 Incentive Plan.

(2)
Weighted-average exercise price reflects options to purchase 1,543,027 shares of common stock at a weighted average exercise price of $2.50. Does not take into account 4,391,735 awards of restricted stock convertible into common stock upon completion of applicable vesting criteria.

(3)
The 2016 Incentive Plan contains an evergreen provision pursuant to which the share reserve automatically increased on January 1st of each year, for a period of nine years, commencing on January 1, 2017 and ending on (and including) January 1, 2026, in an amount equal to 1,500,000 shares per year, unless the Board of Directors acted prior to January 1st of a given year to provide for no increase or a lesser increase. The share reserve increased by 1,500,000 shares on January 1, 2026. The number reported in column (c) reflects this increase.

Vote Required
Approval of this Proposal Three requires the affirmative vote of a majority of the voting power of the stockholders present in person or by proxy and entitled to vote at the Annual Meeting and on the proposal. Abstentions will be counted as present and entitled to vote on the proposal and will therefore have the same effect as a vote against the proposal. Brokers do not have discretionary authority to vote on this proposal. Broker non-votes, if any, will have no effect on the vote.
Recommendation of Our Board of Directors

Our Board of Directors unanimously recommends that you vote “FOR” the approval of the 2026 Stock Incentive Plan.

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PROPOSAL FOUR:
Approval of Reverse Stock Split
Overview
We are asking our stockholders to approve an amendment to the Second Amended and Restated Certificate of Incorporation of the Company, as amended, to provide for a reverse stock split of the issued and outstanding shares of our common stock (the “Reverse Stock Split”) at a ratio of not less than one-for-five (1:5) and not greater than one-for-twenty (1:20) (the “Split Ratio Range”), the final determination of which shall be determined by the Board by filing with the Secretary of State of the State of Delaware a Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation, substantially in the form of Appendix C to this proxy statement (the “Reverse Stock Split Proposal”). The Reverse Stock Split Proposal, if approved, would not immediately cause the Reverse Stock Split, but rather would grant authorization to our Board to effect the Reverse Stock Split (without reducing the number of authorized shares of our common stock) with a split ratio within the Split Ratio Range, if, and when determined by our Board. The Reverse Stock Split Proposal provides that our Board shall have sole discretion pursuant to Section 242 of the Delaware General Corporation Law (the “DGCL”) to determine, as it deems advisable and in the best interests of the Company, whether or not to effect the Reverse Stock Split and the specific exchange ratio within the approved range, and to file a Certificate of Amendment to our Second Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware as soon as practicable. Our Board has deemed it advisable, approved and recommended that our stockholders adopt and is hereby soliciting stockholder approval of the Reverse Stock Split Proposal to, among other things, effect the Reverse Stock Split at a ratio within the Split Ratio Range, and to authorize the Board to effect the Reverse Stock Split at its discretion.
Reverse Stock Split
If the Reverse Stock Split Proposal is approved by our stockholders and following such approval our Board determines that effecting the Reverse Stock Split is in the best interests of the Company and our stockholders, the Reverse Stock Split would become effective upon filing of the Certificate of Amendment with the Secretary of State of the State of Delaware. If the Board determines to file the Certificate of Amendment, the Certificate of Amendment would state the number of outstanding shares to be combined into one share of common stock, at the ratio approved by our Board within the Split Ratio Range. The Certificate of Amendment would not change the par value of our common stock and would not impact the total number of authorized shares of our common stock. Therefore, upon effectiveness of the Reverse Stock Split, the number of shares of common stock that are authorized and unissued will increase relative to the number of issued and outstanding shares of common stock.
Under Section 242 of the DGCL, our Board will have the right not to effect the Reverse Stock Split, notwithstanding our stockholders’ approval of the Reverse Stock Split Proposal, and not to file the Certificate of Amendment with the Secretary of State of the State of Delaware to implement the Reverse Stock Split. Our Board may consider a variety of factors in determining whether or not to effect the Reverse Stock Split and if so, the appropriate ratio within the Split Ratio Range, including overall trends in the stock market, recent changes and anticipated trends in the per-share market price of our common stock, business developments and our actual and projected financial performance.
Purpose and overview of the Reverse Stock Split
Our primary objective in effectuating the Reverse Stock Split would be to attempt to raise the per-share trading price of our common stock for a number of reasons, including (i) to maintain the listing of our common stock on Nasdaq, (ii) to enhance the marketability and perceived attractiveness of our common stock to a broader range of investors, (iii) to increase interest in our common stock, and (iv) to improve trading efficiency in our common stock.
Our common stock is listed on Nasdaq under the symbol “PRTS.” Nasdaq’s continued listing standards require, among other things, that the Company maintain a minimum bid price of $1.00 per share. Under Nasdaq rules, a company is generally notified of a bid price deficiency if its closing bid price is below $1.00 per share for 30 consecutive business days, and the company will be provided a period of time to regain compliance.
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As previously disclosed, on June 13, 2025, the Company received notice from Nasdaq that the closing bid price of the Company’s shares had been below $1.00 per share for 30 consecutive business days. Nasdaq initially provided the Company a compliance period until December 10, 2025. On December 15, 2025, Nasdaq approved the Company’s request to transfer the listing of its common stock from The Nasdaq Global Select Market to The Nasdaq Capital Market, effective December 16, 2025, and Nasdaq granted the Company an additional compliance period until June 8, 2026 to regain compliance with the minimum bid price requirement.
Our Board is seeking stockholder approval of the Reverse Stock Split Proposal in order to increase the likelihood that the bid price per share of our common stock will trade at or above the $1.00 minimum bid price requirement for Nasdaq continued listing. We expect that the Reverse Stock Split would increase the bid price per share of our common stock and reduce the risk of our stock trading below $1.00 in the future. However, there can be no assurance that the Reverse Stock Split would have that effect, initially or in the future, or that it would enable us to maintain the listing of our common stock on Nasdaq. We are not aware of any present efforts by anyone to accumulate our common stock, and the proposed Reverse Stock Split is not intended to be an anti-takeover device.
In addition, we believe that the low per-share market price of our common stock impairs its marketability to, and acceptance by, institutional investors and other members of the investing public and creates a negative impression of the Company. Theoretically, decreasing the number of shares of our common stock outstanding should not, by itself, affect the marketability of the shares, the type of investor who would be interested in acquiring them or our reputation in the financial community. In practice, however, many investors, brokerage firms and market makers consider low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. The presence of these factors may be adversely affecting, and may continue to adversely affect, not only the price of our common stock but also its trading liquidity. In addition, these factors may affect our ability to raise additional capital through the sale of our common stock.
We also believe that a higher stock price could help us attract and retain employees and other service providers. We believe that some potential employees and service providers are less likely to work for a company with a low stock price, regardless of the size of the company’s market capitalization. If the Reverse Stock Split successfully increases the per-share price of our common stock, we believe this increase would enhance our ability to attract and retain employees and service providers. Further, the Reverse Stock Split will result in additional authorized and unissued shares becoming available for general corporate purposes as the Board may determine from time to time, including for use under its equity compensation plans.
We believe that the decrease in the number of shares of our outstanding common stock because of the Reverse Stock Split, and the anticipated increase in the price per share, would possibly promote greater liquidity for our stockholders with respect to their shares. However, liquidity may be adversely affected by the reduced number of shares that would be outstanding if the Reverse Stock Split is effected, particularly if the price per share of our common stock begins a declining trend after the Reverse Stock Split is effectuated.
There can be no assurance that the Reverse Stock Split would achieve any of the desired results. There also can be no assurance that the price per share of our common stock immediately after the Reverse Stock Split would increase proportionately with the Reverse Stock Split, or that any increase would be sustained for any period of time.
In evaluating whether to seek stockholder approval of the Reverse Stock Split Proposal, our Board took into consideration negative factors associated with reverse stock splits. These factors include: (i) the negative perception of reverse stock splits that investors, analysts and other stock market participants may hold; (ii) the fact that the stock prices of some companies that have effected reverse stock splits have subsequently declined, sometimes significantly, following their reverse stock splits; (iii) the possible adverse effect on liquidity that a reduced number of outstanding shares could cause; and (iv) the costs associated with implementing a reverse stock split.
Even if our stockholders approve the Reverse Stock Split Proposal, our Board reserves the right not to effect the Reverse Stock Split if in our Board’s opinion it would not be in the best interests of the Company or our stockholders to effect the Reverse Stock Split.
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Risks associated with the Reverse Stock Split
We cannot predict whether the Reverse Stock Split, if completed, will increase the market price for our common stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:
•	the market price per share would either exceed or remain in excess of the $1.00 minimum bid price per share as required to maintain the listing of our common stock on Nasdaq;
•	we would otherwise meet the requirements for continued listing of our common stock on Nasdaq;
•	the market price per share of our common stock after the Reverse Stock Split would rise in proportion to the reduction in the number of shares outstanding before the Reverse Stock Split;
•	the Reverse Stock Split would result in a per-share price that would attract brokers and investors who do not trade in lower-priced stocks;
•	the Reverse Stock Split would result in a per-share price that would increase our ability to attract and retain employees and other service providers; or
•	the Reverse Stock Split would promote greater liquidity for our stockholders with respect to their shares.
In addition, the Reverse Stock Split would reduce the number of outstanding shares of our common stock without reducing the number of shares of available but unissued common stock, increasing the number of authorized but unissued shares of common stock. Therefore, the number of shares of our common stock that are authorized and unissued will increase relative to the number of issued and outstanding shares of our common stock following the Reverse Stock Split. The Board may authorize the issuance of the remaining authorized and unissued shares without further stockholder action for a variety of purposes, except as such stockholder approval may be required in particular cases by our Second Amended and Restated Certificate of Incorporation, as amended, applicable law or the rules of any stock exchange on which our securities may then be listed. The issuance of additional shares would be dilutive to our existing stockholders and may cause a decline in the trading price of our common stock. The issuance of authorized but unissued shares of common stock could be used to deter a potential takeover of us that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the Board’s desires. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. We do not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.
The market price of our common stock is based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a Reverse Stock Split.
Principal effects of the Reverse Stock Split
If the Reverse Stock Split is approved and effected with respect to our issued and outstanding common stock, each holder of common stock outstanding immediately prior to the effectiveness of the Reverse Stock Split will own a reduced number of shares of common stock upon effectiveness of the Reverse Stock Split. The Reverse Stock Split would be effected simultaneously for all outstanding shares of common stock at the same exchange ratio. Except for adjustments that may result from the treatment of fractional shares (as described below), the Reverse Stock Split would affect all stockholders uniformly and would not change any stockholder’s percentage ownership interest in us. The relative voting rights and other rights and preferences that accompany the shares of common stock will not be affected by the Reverse Stock Split. Shares of common stock issued pursuant to the Reverse Stock Split will remain fully paid and nonassessable.
The Reverse Stock Split will not affect the number of authorized shares of common stock. Although the Reverse Stock Split will not, by itself, have any immediate dilutive effect on stockholders, the proportion of shares owned by stockholders relative to the number of shares authorized for issuance will decrease because the number of authorized shares of common stock would remain unchanged. As a result, additional authorized shares of common stock would become available for issuance at such times and for
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such purposes as our Board may deem advisable without further action by stockholders, except as required by applicable law or stock exchange rules. To the extent that additional authorized shares of common stock are issued in the future, such shares could be dilutive to our existing stockholders by decreasing such stockholders’ percentage of equity ownership in us.
Assuming this proposal is approved by the stockholders and implemented by the Board, the following table sets forth various capitalization metrics both currently and assuming a Reverse Stock Split at each end of the Split Ratio Range:

			Reverse Split Ratio
	Current	1-for-5	1-for-10	1-for-20
Common Stock Authorized	100,000,000	100,000,000	100,000,000	100,000,000
Common Stock Issued and Outstanding	70,491,361	14,098,272	7,049,136	3,524,568
Shares of Common Stock Reserved for Issuance	9,303,247	6,288,316	3,144,158	1,572,079
Shares of Common Stock Authorized but Unissued and Unreserved	20,205,392	79,613,412	89,806,706	94,903,353
Price per share, based on the closing price of our Common Stock on March 13, 2026	$0.7356	3.678	7.356	14.712

(1)	Data provided as of March 13, 2026.
(2)
Includes (i) 4,391,735 shares of common stock underlying outstanding restricted stock units under our 2016 Plan, (ii) 1,543,027 shares of common stock underlying outstanding options, (iii) 3,488,045 shares of common stock available for future grant under our 2016 Plan, (iv) 19,818 shares of common stock available for future issuance under our Employee Stock Purchase Plan, and (v) 250,000 shares of common stock available for issuance under our Officer and Director Share Purchase Plan. Does not include shares that will be reserved for issuance under the proposed 2026 Plan. In addition, the “Current’ column in the table above does not include approximately 22,138,333 shares of common stock issuable upon the conversion of outstanding convertible notes, which are not convertible until the maturity of the convertible notes or an earlier change of control. After the effectiveness of the Reverse Stock Split, we will be obligated to maintain a reserve for the shares of common stock issuable upon the conversion of such convertible notes.

(3)	The price per share indicated reflects solely the application of the applicable reverse split ratio to the closing price of $0.7356 of our Common Stock on March 13, 2026.
The Reverse Stock Split will have no effect on the number of authorized shares of preferred stock or the par value of preferred stock.
Effect on our equity incentive plans, outstanding awards thereunder and outstanding warrants
If the Reverse Stock Split is approved and effected, the total number of shares of common stock reserved for issuance under our equity incentive plans, including the 2026 Plan, if adopted, would be reduced in proportion to the ratio selected by our Board. The total number of shares of common stock reserved for issuance pursuant to outstanding but unexercised warrants would be reduced in proportion to the Reverse Stock Split ratio.
Under the terms of our outstanding equity awards, options and warrants, the Reverse Stock Split would adjust and proportionately reduce the number of shares of common stock issuable upon exercise or vesting of such awards, options and warrants in the same ratio of the Reverse Stock Split and, correspondingly, would proportionately increase the exercise or purchase price, if any, of all such awards, options and warrants. The number of shares of common stock issuable upon exercise or vesting of outstanding equity awards, options and warrants and the exercise or purchase price related thereto, if any, would be equitably adjusted in accordance with the terms of the equity incentive plans or warrants, which may include rounding the number of shares of common stock issuable down to the nearest whole share.
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Potential anti-takeover effect
An additional effect of the Reverse Stock Split would be to increase the relative amount of authorized but unissued shares of common stock, which may, under certain circumstances, be construed as having an anti-takeover effect. Although not designed or intended for such purposes, the effect of the increased available shares might be to make more difficult or to discourage an attempt to take over or otherwise acquire control of us (for example, by permitting issuances that would dilute the stock ownership of a person or entity seeking to effect a change in the composition of our Board or contemplating a tender offer or other change in control transaction).
Our Board is not presently aware of any attempt, or contemplated attempt, to acquire control of us, and the Reverse Stock Split Proposal is not part of any plan by our Board to recommend or implement any anti-takeover measure.
Accounting matters
The Reverse Stock Split will not affect the par value of our common stock. As a result, at the effective time of the Reverse Stock Split, the stated capital on our balance sheet attributable to the common stock will be reduced in the same proportion as the Reverse Stock Split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss will be restated for prior periods to conform to the post-Reverse Stock Split presentation.
Mechanics of the Reverse Stock Split
Effect on Registered “Book-Entry” Holders of our Common Stock
Holders of common stock hold some or all of their common stock electronically in book-entry or “street name” form under the direct registration system for securities. These stockholders will not have stock certificates evidencing their ownership. They are, however, provided with a statement reflecting the number of shares of common stock registered in their accounts. If you hold registered common stock in book-entry form, you do not need to take any action to receive your post-split shares, if applicable.
Fractional Shares
We will not issue fractional shares in connection with the Reverse Stock Split, if implemented. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole share. In any event, cash will not be paid for fractional shares.
No Dissenters’ or Appraisal Rights
Our stockholders are not entitled to any dissenters’ or appraisal rights with respect to the Reverse Stock Split, and we will not independently provide stockholders with any such right.
Certain U.S. federal income tax considerations of the Reverse Stock Split
The following discussion is a general summary of certain material U.S. federal income tax considerations applicable to U.S. Holders (as defined below) arising from or relating to the Reverse Stock Split.
This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder arising from and relating to the Reverse Stock Split. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax considerations applicable to such U.S. Holder, including, without limitation, specific tax considerations applicable to a U.S. Holder under an applicable income tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular U.S. Holder. This summary does not address the U.S. federal net investment income tax, U.S. federal alternative minimum tax, U.S. federal estate and gift tax, U.S. state and
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local tax, or non-U.S. tax considerations applicable to U.S. Holders arising from and relating to the Reverse Stock Split. In addition, except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each U.S. Holder should consult its own tax advisors regarding the U.S. federal, U.S. state and local and non-U.S. tax considerations arising from and relating to the Reverse Stock Split.
We have not sought, and will not seek, an opinion of legal counsel or a ruling from the Internal Revenue Service (the “IRS”) regarding the U.S. federal income tax considerations applicable to a U.S. Holder arising from and relating to the Reverse Stock Split. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, or contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the conclusions described in this summary.
This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations (whether final, temporary or proposed) promulgated thereunder, published IRS rulings, published administrative positions of the IRS, and U.S. court decisions that are applicable, and, in each case, in effect as of the date of this proxy statement. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis, which could affect the U.S. federal income tax considerations described herein. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.
For purposes of this summary, a “U.S. Holder” is a beneficial owner of our common stock that for U.S. federal income tax purposes is:
•	an individual who is a citizen or resident of the United States;
•	a corporation organized under the laws of the United States, any state thereof or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust that: (i) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders that: (i) are subject to the alternative minimum tax; (ii) are banks, insurance companies, underwriters, or other financial institutions; (iii) are tax-exempt organizations, qualified retirement plans, individual retirement accounts or other tax-deferred accounts; (iv) are dealers in securities or commodities; (v) are regulated investment companies or real estate investment trusts; (vi) are partnerships or S corporations (or other “pass-through” entities for U.S. federal income tax purposes and their partners, shareholders or members); (vii) are traders in securities that elect to use a mark-to-market method of tax accounting for their securities holdings; (viii) have a “functional currency” other than the U.S. dollar; (ix) own our common stock as part of a position in a hedging transaction, straddle, conversion transaction or other integrated transaction; (x) acquire shares of our common stock in connection with the exercise or cancellation of employee stock options or otherwise as compensation for services; (xi) hold our common stock as qualified small business stock within the meaning of Section 1202 of the Code; (xii) are U.S. expatriates or former long-term residents of the U.S.; (xiii) own, have owned or will own (directly, indirectly or by attribution) 10% or more of the total vote or value of our stock; (xiv) are subject to special tax accounting rules with respect to our common stock; or (xv) hold our common stock in connection with a trade or business, permanent establishment, or fixed base outside the United States. U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders described immediately above, should consult their own tax advisors regarding the U.S. federal, U.S. state and local and non-U.S. tax considerations arising from and relating to the Reverse Stock Split.
If an entity or arrangement that is classified as a partnership (or other pass-through entity) for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax considerations applicable to such entity or arrangement and the partners (or other owners or participants) of such entity or arrangement generally will depend on the activities of such entity or arrangement and the status of such partners (or other owners or participants). This summary does not address the tax considerations applicable to
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any such entity or arrangement or partner (or other owner or participant). Partners (or other owners or participants) of entities or arrangements that are classified as partnerships or as other pass-through entities for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax considerations arising from and relating to the Reverse Stock Split.
This summary does not address the tax consequences of transactions effected prior or subsequent to, or concurrently with, the Reverse Stock Split (whether or not such transactions are undertaken in connection with the Reverse Stock Split).
General Tax Treatment of the Reverse Stock Split
The Reverse Stock Split is intended to constitute a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code and/or a tax-deferred exchange pursuant to Section 1036 of the Code for U.S. federal income tax purposes. Assuming such treatment is correct, a U.S. Holder generally should not recognize gain or loss upon the receipt of our common stock in the Reverse Stock Split except with respect to any additional fractions of a share of our common stock received as a result of the rounding up of any fractional shares that would otherwise be issued, as discussed below. Subject to the following discussion regarding a U.S. Holder’s receipt of a whole share of our common stock in lieu of a fractional share, a U.S. Holder’s aggregate tax basis in the shares of our common stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of our common stock surrendered, and such U.S. Holder’s holding period in the shares of our common stock received should include the holding period in the shares of our common stock surrendered. U.S. Treasury Regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the Reverse Stock Split. U.S. Holders of shares of our common stock acquired on different dates and at different prices should consult their own tax advisors regarding the allocation of the tax basis and holding period of such shares.
As noted above under the heading “Mechanics of the Reverse Stock Split – Fractional Shares”, we will not issue fractional shares in connection with the Reverse Stock Split. Instead, stockholders who would be entitled to receive fractional shares because they hold a number of shares of our common stock not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of our common stock to round up to the next whole share of our common stock. The U.S. federal income tax considerations applicable to a U.S. Holder of the receipt of such an additional fraction of a share are not clear. A U.S. holder that receives a full share in lieu of a fractional share may recognize income as a deemed distribution or gain in an amount not to exceed the excess of the fair market value of such share over the fair market value of the fractional share to which such stockholder was otherwise entitled. We are not making any representations as to whether the receipt of one whole share in lieu of a fractional share will result in income as a deemed distribution or gain to any stockholder. U.S. holders are urged to consult their own tax advisors as to the possible tax consequences of receiving an additional fraction of a share in the Reverse Stock Split.
THE FOREGOING IS INTENDED ONLY AS A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND DOES NOT CONSTITUTE A TAX OPINION. EACH HOLDER OF OUR COMMON STOCK SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSIDERATIONS ARISING FROM AND RELATING TO THE REVERSE STOCK SPLIT TO THEM.
Vote Required
Approval of this Proposal Four requires the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting. Abstentions are not considered votes cast and, therefore, will have no effect on the outcome of this proposal. Because this proposal is considered a “routine” matter under applicable stock exchange rules, we do not expect to receive any broker non-votes on this proposal.
Recommendation of Our Board of Directors

Our Board of Directors unanimously recommends that you vote “FOR” approval of the Reverse Stock Split Proposal.

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PROPOSAL FIVE:
Advisory Vote on Executive Compensation
As part of the Board’s commitment to excellence in corporate governance, and as required by Section 14A(a)(1) of the Exchange Act, which was added under the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Board is providing our stockholders with an opportunity to approve, on an advisory (non-binding) basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with SEC rules.
Summary
We are asking our stockholders to provide advisory approval of the compensation of our NEOs, which consist of the Chief Executive Officer, Chief Financial Officer and next two highest paid executive officers, as described in the Narrative Discussion of Compensation Policies section of this Proxy Statement and the related executive compensation tables. The Compensation Committee establishes, recommends and governs all of the compensation and benefits policies and actions for the NEOs. Consistent with our compensation philosophy, the compensation program of our NEOs has been designed to promote a performance-based culture and align the interests of executives with those of stockholders by linking a substantial portion of compensation to our performance. The program rewards superior performance and provides consequences for underperformance. The program is also designed to attract and retain highly-qualified executives who are critical to our success. We urge our stockholders to review the Narrative Discussion of Compensation Policies section of this Proxy Statement and the related executive compensation tables for more information.
We emphasize pay-for-performance. Annual performance-based incentives play an important role in providing incentives to our executives to achieve and exceed short-term performance goals.
Based on our performance in 2025, we achieved the following objectives under our performance-based annual incentive bonus plan:
•	Revenue was $547.5 million, which did not meet the minimum threshold established by the Compensation Committee of $610 million; and
•	Adjusted EBITDA was (-$14) million, which did not meet the minimum target threshold established by the Compensation Committee of $10 million.
Based on our performance in 2025, we achieved the following relative shareholder returns under long term incentive performance-vesting restricted stock unit awards granted in 2025 (the “Performance Shares”):
•
Grants made in January 2025 to our NEOs did not meet the minimum relative total shareholder return for 2025 versus constituents of the Russell 2000 index (“Total Shareholder Return”), and therefore none of these Performance Shares vested.

We believe that our compensation programs are strongly aligned with the long-term interests of our stockholders. We provide pay that is highly leveraged toward equity in order to align total compensation with stockholder interests by encouraging long-term performance. Equity represents a key component of our NEOs’ total target compensation. Specifically:
•	For our CEO, approximately 30.9% of target total compensation in 2025 was in the form of long-term equity; approximately 34.8% was base salary; and approximately 34.8% was short-term incentive; and
•
For our NEOs (other than the CEO), approximately 34.2% (on average) of target total compensation in 2025 was in the form of long-term equity; approximately 43.9% was base salary; and approximately 22% was short-term incentive.

We are committed to having strong governance standards with respect to our compensation program, procedures and practices. Pursuant to our commitment to strong governance standards, the Compensation Committee is comprised solely of independent directors. The Compensation Committee has previously retained an independent compensation consultant to provide it with advice on matters related to executive compensation and assistance with preparing compensation disclosure for inclusion in our SEC filings.
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We provide competitive pay opportunities that reflect best practices. The Compensation Committee continually reviews best practices in governance and executive compensation. In observance of such best practices, the Company:
•	Does not provide supplemental retirement benefits to the NEOs;
•	Maintains a stock ownership policy for our executives;
•	Maintains incentive compensation plans that do not encourage undue risk taking and align executive rewards with annual and long-term performance;
•	Has not engaged in the practice of re-pricing/exchanging stock options;
•	Does not provide for any “modified single trigger” severance payments to any NEO;
•	Does not provide any tax gross-up payments in connection with any Company compensation programs to any NEO;
•
Maintains an equity compensation program that has a long-term and performance focus, including equity awards that generally vest over a period of three years or which vest only if minimum performance and relative stock performance milestones are met;

•
Maintains compensation programs that have a strong pay-for-performance orientation. For example, in fiscal 2025, between the at-risk short-term bonus and incentive compensation and grants of equity compensation to NEO participants related to 3-year total stockholder return (comprising approximately 50.25% of total direct compensation for our CEO and approximately 39.1% of total direct compensation for our NEOs (other than CEO)); and

•
Prohibits our directors or employees from engaging in short sales with respect to our securities, purchasing or pledging Company stock on margin and entering into derivative or similar transactions with respect to our securities.

The Board believes that the information provided above and within the Narrative Discussion of Compensation Policies section of this Proxy Statement demonstrates that our executive compensation program was designed appropriately and is working to ensure that management’s interests are aligned with our stockholders’ interests to support long-term value creation.
The Board is asking our stockholders to cast a non-binding advisory vote on the following resolution:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Narrative Discussion of Compensation Policies, the compensation tables and the accompanying narrative disclosure, in this Proxy Statement.”
The say-on-pay vote is advisory, and therefore, not binding on the Board or the Compensation Committee. While the resolution is non-binding, the Board and the Compensation Committee value the opinions that stockholders express in their votes and in any additional dialogue, and will consider the outcome of the vote and those opinions when making future compensation decisions. At our 2023 Annual Meeting of Stockholders, stockholders were asked to vote on the frequency of say-on-pay. In line with stockholder preference, the Board has approved an annual say-on-pay vote until the next say-on-pay frequency vote in 2029. Unless the Board modifies its determination on the frequency of future say-on-pay votes, the next such advisory vote will be held at the 2027 annual meeting of stockholders.
Our stockholders, by 90.2% of the votes cast, approved our say-on-pay proposal at our 2025 annual meeting.
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Vote Required
Approval of this Proposal Five requires the affirmative vote of a majority of the voting power of the stockholders present in person or by proxy and entitled to vote at the Annual Meeting and on the proposal. Abstentions will be counted as present and entitled to vote on the proposal and will therefore have the same effect as a vote against the proposal. Brokers do not have discretionary authority to vote on this proposal. Broker non-votes, if any, will have no effect on the vote.
Recommendation of Our Board of Directors

Our Board of Directors unanimously recommends that you vote “FOR” the advisory (non-binding) resolution approving the compensation of the Company’s named executive officers.

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PROPOSAL SIX:
Adjournment of Annual Meeting
General
The Adjournment Proposal, if adopted, will allow the chairman of the Annual Meeting to adjourn the Annual Meeting to a later date or dates to permit further solicitation of proxies with respect to the foregoing proposals. The Adjournment Proposal will only be presented to you in the event that there are insufficient votes for, or otherwise in connection with, the approval of one or more of the foregoing proposals.
Consequences if the Adjournment Proposal is Not Approved
If the Adjournment Proposal is not approved by our stockholders, we may not be able to adjourn the Annual Meeting to a later date or dates in the event that there are insufficient votes for, or otherwise in connection with, the approval of the foregoing proposals.
Vote Required
Approval of this Proposal Six requires the affirmative vote of a majority of the voting power of the stockholders present in person or by proxy and entitled to vote at the Annual Meeting and on the proposal. Abstentions will be counted as present and entitled to vote on the proposal and will therefore have the same effect as a vote against the proposal. We believe that this Proposal Six is a routine matter and, therefore, we do not expect to have any broker non-votes with respect to Proposal Six.
Recommendation of Our Board of Directors

Our Board of Directors unanimously recommends that you vote “FOR” the proposal to approve the adjournment or postponement of the Annual Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in favor of the foregoing proposals.

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Annual Report
A copy of our annual report on Form 10-K for the fiscal year ended January 3, 2026, (excluding the exhibits thereto) accompanies the proxy materials being mailed to all stockholders. The Annual Report is not incorporated into this proxy statement and is not considered proxy solicitation material. Stockholders may obtain a copy of the Annual Report and any of our other filings with the SEC, without charge, by writing to our Corporate Secretary, CarParts.com, Inc., 4910 Airport Plaza Dr., Suite 300, Long Beach, California 90815. The Annual Report on Form 10-K (including the exhibits thereto) is also available on the SEC’s website at www.sec.gov.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD VIRTUALLY ON MAY 11, 2026
AT WWW.VIRTUALSHAREHOLDERMEETING.COM/PRTS2026.
This proxy statement and our annual report on Form 10-K for the year ended January 3, 2026 are also available at http://carparts.com/investor. We encourage you to access and review all of the important information contained in the proxy materials before voting. In order to attend and vote at the Annual Meeting, you must register in advance at least 24 hours prior to the meeting. Please go to the “Attend the Meeting” link at www.proxyvote.com for instructions on registering and attending.
Additional Information
Stockholder Proposals Pursuant to Rule 14a-8
A stockholder seeking to have a proposal included in the Company’s proxy statement for our 2027 annual meeting of stockholders (the “2027 Annual Meeting”) must comply with Rule 14a-8 under the Exchange Act. Such stockholder proposals must be received by us not later than December 11, 2026 and must comply with the requirements of Rule 14a-8. Such stockholder proposals should be addressed to CarParts.com, Inc., Attn: Corporate Secretary, 4910 Airport Plaza Dr., Suite 300, Long Beach, California 90815.
Stockholder Proposals and Director Nominations
If a stockholder wishes to submit a proposal that is not intended to be included in our proxy statement under Rule 14a-8 of the Exchange Act, or wishes to nominate a person as a candidate for election to the Board, in accordance with the Bylaws, the stockholder’s proposal or nomination must be received by the Corporate Secretary at the Company's principal executive offices not earlier than January 11, 2027, and not later than 5:00 p.m., Pacific time, on February 10, 2027. If the 2027 Annual Meeting is advanced or delayed by more than 25 days from the first anniversary of the 2026 Annual Meeting, a stockholder’s notice must be received by the Corporate Secretary no earlier than the 120th day prior to the day of the 2027 Annual Meeting and no later than 5:00 p.m., Pacific time, on the later of (i) the 90th day prior to the day of the 2027 Annual Meeting or (ii) if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of the 2027 Annual Meeting is first made by the Company. Any stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees must deliver to the Company a notice no later than March 12, 2027.
In addition, to comply with Rule 14a-19 under the Exchange Act, the SEC’s universal proxy rule, if a stockholder intends to solicit proxies in support of director nominees submitted under the advance notice provisions of the Company's Bylaws for the 2027 Annual Meeting, then such stockholder must provide proper written notice that sets forth all the information required by Rule 14a-19 under the Exchange Act to the Company’s Corporate Secretary subject to the requirements and deadlines above. The notice requirements under Rule 14a-19 are in addition to the applicable advance notice requirements under the Company’s Bylaws as described above. Stockholders are advised to review the Bylaws carefully.
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Stockholders Sharing the Same Address
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single copy of Annual Meeting materials to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are stockholders will be “householding” the Company’s proxy materials. A single copy of the Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate copy of the Annual Meeting Materials, please notify your broker or the Company. Direct your written request to CarParts.com, Inc., Attn: Corporate Secretary 4910 Airport Plaza Dr., Suite 300, Long Beach, California 90815 or contact the Company by telephone at (424) 205-5512. Stockholders who currently receive multiple copies of the Annual Meeting Materials at their addresses and would like to request “householding” of their communications should contact their brokers.
Other Business
The Board of Directors is not aware of any other matter which will be presented for action at the Annual Meeting other than the matters set forth in this proxy statement. If any other matter requiring a vote of the stockholders arises, it is intended that the proxy holders will vote the shares they represent as the Board of Directors may recommend. The enclosed proxy grants the proxy holders discretionary authority to vote on any such other matters properly brought before the Annual Meeting.
By Order of the Board of Directors

David Meniane
Chief Executive Officer
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Appendix A
Supplemental Financial Information
Non-GAAP Measures

	Fiscal Year Ended
	January 3, 2026	December 28, 2024
Net loss	$(49,718)	$(40,601)
Depreciation & amortization	20,621	18,975
Amortization of intangible assets	50	121
Interest expense (income), net	814	(301)
Income tax provision	362	267
EBITDA	$(27,871)	$(21,539)
Stock compensation expense	$8,108	$11,985
Workforce transition costs(1)	1,468	617
Distribution center costs(2)	393	1,882
Strategic alternatives exploration costs(3)	929	—
Impairment of long-lived assets(4)	2,965	—
Adjusted EBITDA	$(14,008)	$(7,055)

(1)	We incurred workforce transition costs, primarily related to severance, mainly as part of our workforce reductions.
(2)
In fiscal year 2024, we incurred certain non-recurring costs, primarily overlapping rent expense, attributable to moving to our new Las Vegas, Nevada distribution center. We recorded a $393 loss on early lease termination in connection with a lease termination agreement related to the closure of our Virgina distribution center during the third quarter of 2025.

(3)	We incurred certain costs, primarily legal and advisory costs, attributable to our exploration of strategic alternatives in fiscal year 2025.
(4)
In fiscal year 2025, we recorded an impairment loss on our long-lived assets. For further information, refer to “Note 3 - Property and Equipment, Net” in the Notes to the Consolidated Financial Statements included in Part II, Item 8, of the year-ended January 3, 2026 Form 10-K.

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Appendix B
CARPARTS.COM, INC.
2026 STOCK INCENTIVE PLAN
Section 1. Purpose
The purpose of the Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting management personnel capable of assuring the future success of the Company, by offering such personnel incentives to put forth maximum efforts for the success of the Company’s business, and by affording such personnel an opportunity to acquire a proprietary interest in the Company.
Section 2. Definitions
As used in the Plan, the following terms shall have the meanings set forth below:
(a) “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.
(b) “Approved Retirement” shall mean any voluntary termination of employment that occurs on or after the date on which the sum of the Participant’s age and years of employment with the Company and/or its Affiliates equals at least seventy-five (75) and that is approved by the Committee.
(c) “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Dividend Equivalent or Other Stock-Based Award granted under the Plan.
(d) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan (including a document in an electronic medium) executed in accordance with the requirements of Section 9(b).
(e) “Board” shall mean the Board of Directors of the Company.
(f) “Change of Control” shall occur with respect to a given Award if the conditions set forth in any one of the following paragraphs are satisfied:
(i)
any person becomes the beneficial owner (defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities, excluding, at the time of their original acquisition, from the calculation of securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates or in connection with a transaction described in paragraph (iii) below; or

(ii)
the individuals who at the grant date of an Award constitute the Board and any new Director (other than a Director whose initial assumption of office occurs within a year of and is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of Directors) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of a majority of the Directors then still in office who either were Directors at the Award grant date or whose appointment, election or nomination for election was previously so approved or recommended, cease for any reason to constitute a majority thereof; or

(iii)
the shareholders of the Company approve a plan of complete liquidation of the Company or there is consummated (A) a merger, consolidation, share exchange or similar transaction involving the Company, regardless of whether the

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Company is the surviving corporation or (B) the sale or disposition by the Company of all or substantially all the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, unless, immediately following such corporate transaction, all or substantially all of the individuals and entities who were the beneficial owners of the Company’s voting securities immediately prior to such corporate transaction beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the surviving or acquiring entity resulting from such corporate transaction (including beneficial ownership through any parent of such entity) in substantially the same proportions as their ownership, immediately prior to such corporate transaction, of the Company’s voting securities.
Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of Shares immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions. For purposes of this Section 2(e), the term “person” shall have the meaning defined in Section 3(a)(9) and 13(d) of the Exchange Act, except that such term shall not include (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by the shareholders of the Company substantially the same proportions as their ownership of the Shares.
(g) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.
(h) “Committee” shall mean the Compensation Committee, a standing committee of the Board, or such other committee as may be designated by the Board to administer the Plan; provided that if any committee other than the Compensation Committee is designated such committee shall have at least two members, and shall consist exclusively of members of the board of directors who are “independent” as defined by the rules of the New York Stock Exchange and “non-employee directors” within the meaning of Rule 16b-3.
(i) “Company” shall mean CarParts.com, Inc., a Delaware corporation, and any successor corporation.
(j) “Director” shall mean a member of the Board.
(k) “Dividend Equivalent” shall mean any right granted under Section 6(d) of the Plan.
(l) “Eligible Person” shall mean any employee, officer, non-employee Director, consultant, independent contractor or advisor providing services to the Company or any Affiliate, or any person to whom an offer of employment or engagement with the Company or any Affiliate is extended. An Eligible Person must be a natural person.
(m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(n) “Fair Market Value” of a Share shall be equal to the closing price of one Share on The Nasdaq Stock Market (“Nasdaq”) on the relevant date as reported by The Wall Street Journal (or, if such publication is no longer available, such other authoritative source as may be designated by the Committee); provided that if, on such date, Nasdaq is not open for business or there are no Shares traded on such date, the Fair Market Value of a Share shall be equal to the closing price of one Share on the first day preceding such date on which the Nasdaq is open for business and has reported trades in the Shares. With respect to any property other than Shares (including, without limitation, any other securities), the Fair Market Value of such property determined by such methods or procedures as shall be established from time to time by the Committee.
(o) “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.
(p) “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.
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(q) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option to purchase shares of the Company.
(r) “Other Stock-Based Award” shall mean any right granted under Section 6(e) of the Plan.
(s) “Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.
(t) “Plan” shall mean the Carparts.com, Inc. 2026 Stock Incentive Plan, as amended from time to time.
(u) “Prior Plans” shall mean the CarParts.com, Inc. 2006 Equity Incentive Plan, 2007 Omnibus Incentive Plan, 2016 Equity Incentive Plan, and any predecessor plans to such plans, as amended from time to time.
(v) “Replacement Equity Securities” shall mean equity securities that are listed on a national securities exchange (including by use of American Depository Receipts or any similar method) and are freely transferable under all applicable federal and state securities laws and regulations.
(w) “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.
(x) “Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.
(y) “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.
(z) “Section 409A” shall mean Section 409A of the Code, or any successor provision, and applicable Treasury Regulations and other applicable guidance thereunder.
(aa) “Securities Act” shall mean the Securities Act of 1933, as amended.
(bb) “Share” or Shares” shall mean shares of common stock, $0.001 par value, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.
(cc) “Specified Employee” shall mean a specified employee as defined in Section 409A(a)(2)(B) of the Code or applicable proposed or final regulations under Section 409A, determined in accordance with procedures established by the Company and applied uniformly with respect to all plans maintained by the Company that are subject to Section 409A.
(dd) “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.
Section 3. Administration
(a) Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to:
(i)	designate Participants;
(ii)	determine the type or types of Awards to be granted to each Participant under the Plan;
(iii)	determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award;
(iv)
determine the terms and conditions of any Award or Award Agreement, including any terms relating to the forfeiture of any Award and the forfeiture, recapture or disgorgement of any cash, Shares or other amounts payable with respect to any Award;

(v)	amend the terms and conditions of any Award or Award Agreement, subject to the limitations under Sections 6 and 7;
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(vi)	accelerate the exercisability of any Award or the lapse of any restrictions relating to any Award, subject to the limitations of Sections 6 and 7;
(vii)
determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property (but excluding promissory notes), or canceled, forfeited or suspended;

(viii)
determine whether, to what extent and under what circumstances amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee, subject to the requirements of Section 409A;

(ix)	interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan;
(x)	establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan;
(xi)	make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and
(xii)
adopt such modifications, rules, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or an Affiliate may operate, including, without limitation, establishing any special rules for Affiliates, Eligible Persons or Participants located in any particular country, in order to meet the objectives of the Plan and to ensure the viability of the intended benefits of Awards granted to Participants located in such non-United States jurisdictions.

Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award or Award Agreement, and any employee of the Company or any Affiliate.
(b) Delegation. The Committee may delegate to one or more officers or Directors of the Company, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion, the authority to grant Awards; provided, however, that the Committee shall not delegate such authority (i) with regard to grants of Awards to be made to officers of the Company or any Affiliate who are subject to Section 16 of the Exchange Act or (ii) in such a manner as would cause the Plan not to comply with applicable exchange rules or applicable law.
(c) Power and Authority of the Board. Notwithstanding anything to the contrary contained herein, (i) the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, unless the exercise of such powers and duties by the Board would cause the Plan not to comply with the requirements of Rule 16b-3; and (ii) only the Committee (or another committee of the Board comprised of directors who qualify as independent directors within the meaning of the independence rules of any applicable securities exchange where the Shares are then listed) may grant Awards to Directors who are not also employees of the Company or an Affiliate.
(d) Indemnification. To the full extent permitted by law, (i) no member of the Board, the Committee or any person to whom the Committee delegates authority under the Plan shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Award made under the Plan, and (ii) the members of the Board, the Committee and each person to whom the Committee delegates authority under the Plan shall be entitled to indemnification by the Company with regard to such actions and determinations. The provisions of this paragraph shall be in addition to such other rights of indemnification as a member of the Board, the Committee or any other person may have by virtue of such person’s position with the Company.
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Section 4.  Shares Available for Awards
(a) Shares Available.
(i)	Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall equal 4,700,000, plus
(ii)	any remaining shares available for grant under the 2016 Equity Incentive Plan as of the date of stockholder approval of the Plan, plus
(iii)
any Shares subject to any outstanding award under the Prior Plans that, after the effective date of the Plan, are not purchased or are forfeited or reacquired by the Company, or otherwise not delivered to the Participant due to termination or cancellation of such award, subject to the share counting provisions of Section 4(b) below.

(iv)
On and after shareholder approval of this Plan, no awards shall be granted under the Prior Plans, but all outstanding awards previously granted under the Prior Plans shall remain outstanding and subject to the terms of the Prior Plans.

The aggregate number of Shares that may be issued under all Awards under the Plan shall be reduced by Shares subject to Awards issued under the Plan in accordance with the Share counting rules described in Section 4(b) below. When determining the Shares added to and subtracted from the aggregate reserve above, the number of Shares added or subtracted shall be also determined in accordance with the Share counting rules described in Section 4(b) below.
(b) Counting Shares. Except as set forth in this Section 4(b) below, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. The number of Shares available for Awards under the Plan shall be reduced by one Share for each Share covered by the Award, regardless of the type of Award.
(i)
Shares Added Back to Reserve. Subject to the limitations in Section 4(b)(ii) below, if any Shares covered by an Award or to which an Award relates are not purchased or are forfeited or are reacquired by the Company, or if an Award otherwise terminates or is cancelled without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture, reacquisition by the Company, termination or cancellation, shall again be available for granting Awards under the Plan.

(ii)
Shares Not Added Back to Reserve. Notwithstanding anything to the contrary in Section 4(b)(i) above, the following Shares will not again become available for issuance under the Plan: (A) any Shares which would have been issued upon any exercise of an Option but for the fact that the exercise price was paid by a “net exercise” pursuant to Section 6(a)(iii)(B) or any Shares tendered in payment of the exercise price of an Option; (B) any Shares withheld by the Company or Shares tendered to satisfy any tax withholding obligation with respect to an Award; (C) Shares covered by a stock-settled Stock Appreciation Right issued under the Plan that are not issued in connection with settlement in Shares upon exercise; or (D) Shares that are repurchased by the Company using Option exercise proceeds.

(iii)	Cash-Only Awards. Awards that do not entitle the holder thereof to receive or purchase Shares shall not be counted against the aggregate number of Shares available for Awards under the Plan.
(iv)
Substitute Awards Relating to Acquired Entities. Shares issued under Awards granted in substitution for awards previously granted by an entity that is acquired by or merged with the Company or an Affiliate shall not be counted against the aggregate number of Shares available for Awards under the Plan.

(c) Adjustments. In the event that any dividend (other than a regular cash dividend) or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger,
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consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (iii) the purchase price or exercise price with respect to any Award and (iv) the limitations contained in Section 4(d)(i) below; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number. Such adjustment shall be made by the Committee or the Board, whose determination in that respect shall be final, binding and conclusive.
(d) Award Limitations Under the Plan.
(i)
Annual Limitations for Awards Granted to Eligible Employees Other Than Non-Employee Directors. No Eligible Person who is an employee, officer, consultant, independent contractor or advisor may be granted any Award or Awards for more than 500,000 Shares (subject to adjustment as provided for in Section 4(c) of the Plan), in the aggregate in any calendar year.

(ii)
Annual Limitation for Awards Granted to Non-Employee Directors. Notwithstanding any provision to the contrary in the Plan, the sum of the grant date fair value of equity-based Awards (such value computed as of the date of grant in accordance with applicable financial accounting rules) and the amount of any cash-based compensation granted to a non-employee Director during any calendar year shall not exceed $500,000. The independent members of the Board may make exceptions to this limit for a non-executive chair of the Board, provided that the non-employee Director receiving such additional compensation may not participate in the decision to award such compensation.

Section 5. Eligibility
Any Eligible Person shall be eligible to be designated as a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.
Section 6. Awards
(a) Options. The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:
(i)
Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee and shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of such Option; provided, however, that the Committee may designate a purchase price below Fair Market Value on the date of grant if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate.

(ii)	Option Term. The term of each Option shall be fixed by the Committee at the date of grant but shall not be longer than ten (10) years from the date of grant.
(iii)
Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised within the Option term, either in whole or in part, and the method of exercise, except that any exercise price tendered shall be in either cash, Shares having a Fair Market Value on the exercise date equal to the applicable exercise price or a combination thereof, as determined by the Committee.

(A)	Promissory Notes. For avoidance of doubt, the Committee may not accept a promissory note as consideration.
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(B)
Net Exercises. The terms of any Option may be written to permit the Option to be exercised by delivering to the Participant a number of Shares having an aggregate Fair Market Value (determined as of the date of exercise) equal to the excess, if any, of the Fair Market Value of the Shares underlying the Option being exercised, on the date of exercise, over the exercise price of the Option for such Shares.

(iv)
Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options:

(A)
To the extent that the aggregate Fair Market Value (determined at the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Non-Qualified Stock Options, notwithstanding any contrary provision of the applicable Award Agreement(s).

(B)
All Incentive Stock Options must be granted within ten (10) years from the earlier of the date on which this Plan was adopted by the Board or the date this Plan was approved by the shareholders of the Company.

(C)
Unless sooner exercised, all Incentive Stock Options shall expire and no longer be exercisable no later than ten (10) years after the date of grant; provided, however, that in the case of a grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Affiliates, such Incentive Stock Option shall expire and no longer be exercisable no later than five (5) years from the date of grant.

(D)
The purchase price per Share for an Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option; provided, however, that, in the case of the grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Affiliates, the purchase price per Share purchasable under an Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option.

(E)
Any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the Option as an Incentive Stock Option.

(b) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than one hundred percent (100%) of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right; provided, however, that the Committee may designate a grant price below Fair Market Value on the date of grant if the Stock Appreciation Right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with the Company or an Affiliate. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee (except that the term of each Stock Appreciation Right shall be subject to the term limitation in Section 6(a)(ii) applicable to Options). The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.
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(c) Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant an Award of Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:
(i)
Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate. For purposes of clarity and without limiting the Committee’s general authority under Section 3(a), vesting of such Awards may, at the Committee’s discretion, be conditioned upon the Participant’s completion of a specified period of service with the Company or an Affiliate, or upon the achievement of one or more performance goals established by the Committee, or upon any combination of service-based and performance-based conditions (subject to the minimum requirements in Section 6). Notwithstanding the foregoing, rights to dividend or Dividend Equivalent payments shall be subject to the limitations described in Section 6(d).

(ii)
Issuance and Delivery of Shares. Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company or held in nominee name by the stock transfer agent or brokerage service selected by the Company to provide such services for the Plan. Shares representing Restricted Stock that are no longer subject to restrictions shall be delivered (including by updating the book-entry registration) to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.

(d) Dividend Equivalents. The Committee is hereby authorized to grant Dividend Equivalents to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine. Notwithstanding the foregoing, (i) the Committee may not grant Dividend Equivalents to Eligible Persons in connection with grants of Options, Stock Appreciation Rights or other Awards the value of which is based solely on an increase in the value of the Shares after the grant of such Award, and (ii) dividend and Dividend Equivalent amounts with respect to any Share underlying any other Award may be accrued but not paid to a Participant until all conditions or restrictions relating to such Share have been satisfied, waived or lapsed.
(e) Other Stock-Based Awards. The Committee is hereby authorized to grant to Eligible Persons such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares) as are deemed by the Committee to be consistent with the purpose of the Plan. The Committee shall determine the terms and conditions of such Awards, subject to the terms of the Plan and any applicable Award Agreement. No Award issued under this Section 6(e) shall contain a purchase right or an option-like exercise feature.
(f) General.
(i)	Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law.
(ii)
Limits on Transfer of Awards. No Award (other than fully vested and unrestricted Shares issued pursuant to any Award) and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution, and no Award (other than fully vested and unrestricted Shares issued pursuant to any Award) or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the

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Company or any Affiliate. Notwithstanding the foregoing, the Committee may permit the transfer of an Award to family members if such transfer is for no value and in accordance with the rules of Form S-8. The Committee may also establish procedures as it deems appropriate for a Participant to designate a person or persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death.
(iii)
Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made with respect to, or legends to be placed on the certificates for, such Shares or other securities to reflect such restrictions. The Company shall not be required to deliver any Shares or other securities covered by an Award unless and until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

(iv)
Prohibition on Option and Stock Appreciation Right Repricing. Except as provided in Section 4(c) hereof, the Committee may not, without prior approval of the Company’s shareholders, seek to effect any re-pricing of any previously granted “underwater” Option or Stock Appreciation Right by: (i) amending or modifying the terms of the Option or Stock Appreciation Right to lower the exercise price; (ii) canceling the underwater Option or Stock Appreciation Right and granting either (A) replacement Options or Stock Appreciation Rights having a lower exercise price; or (B) Restricted Stock, Restricted Stock Units or Other Stock-Based Award in exchange; or (iii) cancelling or repurchasing the underwater Option or Stock Appreciation Right for cash or other securities. An Option or Stock Appreciation Right will be deemed to be “underwater” at any time when the Fair Market Value of the Shares covered by such Option or Stock Appreciation Right is less than the exercise price.

(v)
Minimum Vesting. Except as provided below, no Award shall be granted with terms providing for any right of exercise or lapse of any vesting obligations earlier than a date that is at least one (1) year following the date of grant (or, in the case of vesting based upon performance based objectives, exercise and vesting restrictions cannot lapse earlier than the one (1) year anniversary measured from the commencement of the period over which performance is evaluated) provided, however, that the Award Agreement may provide for acceleration or waiver of the minimum restrictions upon a Change of Control solely in accordance with paragraph (vi) below or upon the Participant’s death or disability. Notwithstanding the foregoing, the following Awards that do not comply with the one (1) year minimum exercise and vesting requirements may be issued:

(A)
substitute Awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its subsidiaries;

(B)
shares delivered in lieu of fully vested cash Awards or any cash incentive compensation earned by a Participant, provided that the performance period for such incentive compensation was at least one fiscal year;

(C)
Awards issued to non-employee Directors that provide for a right of exercise or lapse of any vesting obligations no earlier than the next annual shareholder meeting date following the grant date, so long as the next annual shareholder meeting date is at least fifty (50) weeks after the immediately preceding annual meeting date; and

(D)
any additional Awards the Committee may grant, up to a maximum of five percent (5%) of the aggregate number of Shares available for issuance under this Plan. For purposes of counting Shares against the five percent (5%) limitation, the Share counting rules under Section 4 of the Plan apply.

Nothing in this Section 6 shall limit the authority of the Committee to amend or modify any Award to accelerate the exercisability of any Award or the lapse of any restrictions relating to any Award except where expressly limited in Section 6(f)(vi)
CarParts.com, Inc.  83  2026 Proxy Statement

(vi)
Limits on Acceleration or Waiver of Restrictions. Neither the Committee in its discretion nor an Award Agreement by operation of its terms may accelerate the exercisability of any Award or the lapse of restrictions relating to any Award in connection with a corporate transaction described in Section 7(b), except:

(A)
to the extent that the definitive agreement among the parties to a Change of Control contemplates that the acquiring or surviving entity will not assume the Awards and replace the Shares issuable thereunder with Replacement Equity Securities, any Awards then outstanding shall vest and be paid upon the consummation of (or effective immediately prior to the consummation of, provided that the consummation subsequently occurs) the Change of Control. In the case of a performance-based Award, the payout shall be calculated assuming target level performance has been achieved.

(B)
to the extent that the definitive agreement among the parties to a Change of Control contemplates that the acquiring or surviving entity will assume the Awards and replace the Shares issuable thereunder with Replacement Equity Securities, then no Awards shall vest solely on account of the consummation of the Change of Control, but shall vest on account of any one of the following events that occurs to the Participant upon or following the Change of Control: (1) death; (2) disability; (3) termination without cause within a period following the Change of Control specified in the Award Agreement not to exceed 24 months; (4) resignation for good reason within a period following the Change of Control specified in the Award Agreement not to exceed 24 months; or (5) Approved Retirement (and in the case of a performance-based Award, the payout under (1) through (5) shall be calculated assuming target level performance has been achieved).

(vii)
Section 409A Provisions. Notwithstanding anything in the Plan or any Award Agreement to the contrary, to the extent that any amount or benefit that constitutes “deferred compensation” to a Participant under Section 409A and applicable guidance thereunder is otherwise payable or distributable to a Participant under the Plan or any Award Agreement solely by reason of the occurrence of a change of control or due to the Participant’s disability or “separation from service” (as such term is defined under Section 409A), such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the Committee determines in good faith that (i) the circumstances giving rise to such change of control event, disability or separation from service meet the definition of a change of control event, disability, or separation from service, as the case may be, in Section 409A(a)(2)(A) of the Code and applicable proposed or final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise. Any payment or distribution that otherwise would be made to a Participant who is a Specified Employee (as determined by the Committee in good faith) on account of separation from service may not be made before the date which is six months after the date of the Specified Employee’s separation from service (or if earlier, upon the Specified Employee’s death) unless the payment or distribution is exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise.

Section 7.  Amendment and Termination; Corrections
(a) Amendments to the Plan and Awards. The Board may from time to time amend, suspend or terminate this Plan, and the Committee may amend the terms of any previously granted Award, provided that no amendment to the terms of any previously granted Award may (except as expressly provided in the Plan) adversely alter or impair the terms or conditions of the Award previously granted to a Participant under this Plan without the written consent of the Participant or holder thereof. Any amendment to this Plan, or to the terms of any Award previously granted, is subject to compliance with all applicable laws, rules, regulations and policies of any applicable governmental entity or securities exchange, including receipt of any required approval from the governmental entity or stock exchange. For greater certainty and without limiting the foregoing, the Board may amend, suspend, terminate or discontinue the Plan, and the Committee may amend or alter any previously granted Award, as applicable, without obtaining the approval of stockholders of the Company in order to:
(i)	amend the eligibility for, and limitations or conditions imposed upon, participation in the Plan;
CarParts.com, Inc.  84  2026 Proxy Statement

(ii)
subject to the limitations in Section 6, amend any terms relating to the granting or exercise of Awards, including but not limited to terms relating to the amount and payment of the exercise price, or the vesting, expiry, assignment or adjustment of Awards, or otherwise waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively;

(iii)
make changes that are necessary or desirable to comply with applicable laws, rules, regulations and policies of any applicable governmental entity or stock exchange (including amendments to Awards necessary or desirable to maximize any available tax deduction or to avoid any adverse tax results, and no action taken to comply with such laws, rules, regulations and policies shall be deemed to impair or otherwise adversely alter or impair the rights of any holder of an Award or beneficiary thereof); or

(iv)	amend any terms relating to the administration of the Plan, including the terms of any administrative guidelines or other rules related to the Plan.
For greater certainty and except as provided in Section 4(c), prior approval of the stockholders of the Company shall be required for any amendment to the Plan or an Award that would:
(I)	require shareholder approval under the rules or regulations of the Securities and Exchange Commission, Nasdaq or any other securities exchange that are applicable to the Company;
(II)	increase the number of shares authorized under the Plan as specified in Section 4(a) of the Plan;
(III)	permit repricing of Options or Stock Appreciation Rights, which is currently prohibited by Section 6 of the Plan;
(IV)
permit the award of Options or Stock Appreciation Rights at a price less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, contrary to the provisions of Section 6(a)(i) and Section 6(b) of the Plan;

(V)	increase the maximum term permitted for Options and Stock Appreciation Rights as specified in Section 6(a) and Section 6(b); or
(VI)	increase the number of shares subject to the annual limitations contained in Section 4(d) of the Plan.
(b) Corporate Transactions. Nothing in this Section 7(b) is intended to override any limitation on the Committee, the Board or any Award terms under Section 6. In the event of any reorganization, merger, consolidation, split-up, spin-off, combination, plan of arrangement, take-over bid or tender offer, repurchase or exchange of Shares or other securities of the Company or any other similar corporate transaction or event involving the Company (or the Company shall enter into a written agreement to undergo such a transaction or event), the Committee or the Board may, in its sole discretion but expressly subject to the limitations in Section 6 (e.g., limitations on re-pricing in Section 6(f)(iv) and limitations on acceleration of vesting and waiver of related restrictions in Section 6(f)(vi)), provide for any of the following to be effective upon the consummation of the event (or effective immediately prior to the consummation of the event, provided that the consummation of the event subsequently occurs), and no action taken under this Section 7(b) shall be deemed to impair or otherwise adversely alter or impair the rights of any holder of an Award or beneficiary thereof:
(i)
either (A) termination of any Award, whether or not vested, in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of the vested portion of the Award or realization of the Participant’s vested rights (and, for the avoidance of doubt, if, as of the date of the occurrence of the transaction or event described in this Section 7(b)(i)(A), the Committee or the Board determines in good faith that no amount would have been attained upon the exercise of the Award or realization of the Participant’s rights, then the Award may be terminated by the Company without any payment) or (B) the replacement of the Award with other rights or property selected by the Committee or the Board, in its sole discretion;

(ii)
that the Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; or

CarParts.com, Inc.  85  2026 Proxy Statement

(iii)	that the Award cannot vest, be exercised or become payable after a date certain in the future, which may be the effective date of the event.
(c) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.
Section 8. Income Tax Withholding
In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. Without limiting the foregoing, for avoidance of doubt, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes (subject to any limitations required by ASC Topic 718 to avoid adverse accounting treatment); (b) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (c) by any other means set forth in the applicable Award Agreement.
Section 9. General Provisions
(a) No Rights to Awards. No Eligible Person, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.
(b) Award Agreements. No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been signed by the Participant (if requested by the Company), or until such Award Agreement is delivered and accepted through an electronic medium in accordance with procedures established by the Company. An Award Agreement need not be signed by a representative of the Company unless required by the Committee. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.
(c) Plan Provisions Control. In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.
(d) No Rights of Shareholders. Except with respect to Shares issued under Awards (and subject to such conditions as the Committee may impose on such Awards), neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a shareholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until such Shares have been issued.
(e) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.
(f) No Right to Employment or Directorship. The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, or the right to be retained as a Director, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant’s employment at any time, with or without cause, or remove a Director in accordance with applicable law. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment, or remove a Director who is a Participant, free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement. Nothing in this Plan shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the
CarParts.com, Inc.  86  2026 Proxy Statement

Company or an Affiliate. Under no circumstances shall any person ceasing to be an employee or Director of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Plan which such employee or Director might otherwise have enjoyed but for termination of employment or directorship, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise. By participating in the Plan, each Participant shall be deemed to have accepted all the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.
(g) Governing Law. The internal law, and not the law of conflicts, of the State of Delaware shall govern all questions concerning the validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award.
(h) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.
(i) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.
(j) Other Benefits. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation or benefits under any pension, retirement, savings, profit sharing, group insurance, disability, severance, termination pay, welfare or other benefit plan of the Company, unless required by law or otherwise provided by such other plan.
(k) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be canceled, terminated or otherwise eliminated.
(l) Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
Section 10. Clawback or Recoupment
All Awards under this Plan shall be subject to forfeiture or other penalties pursuant to any Company clawback or recoupment policy, as amended from time to time, and such forfeiture and/or penalty conditions or provisions as determined by the Committee.
Section 11. Effective Date of the Plan
The Plan was adopted by the Board on March 13, 2026. The Plan shall be subject to approval by the shareholders of the Company at the annual meeting of shareholders of the Company to be held on May 11, 2026, and the Plan shall be effective as of the date of such shareholder approval. On and after shareholder approval of the Plan, no awards shall be granted under the Prior Plans, but all outstanding awards previously granted under the Prior Plans shall remain outstanding and subject to the terms of the Prior Plans.
CarParts.com, Inc.  87  2026 Proxy Statement

Section 12. Term of the Plan
No Award shall be granted under the Plan, and the Plan shall terminate on May 11, 2036, or any earlier date of discontinuation or termination established pursuant to Section 7(a) of the Plan. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such dates, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the termination of the Plan.
CarParts.com, Inc.  88  2026 Proxy Statement

Appendix C
Certificate of Amendment to the Certificate of Incorporation
CarParts.com, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:
FIRST: The name of this corporation is CarParts.com, Inc. and the date on which the Second Amended and Restated Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware was February 14, 2007 (the “Amended and Restated Certificate of Incorporation”).
SECOND: The Board of Directors of the Corporation has duly adopted resolutions proposing and declaring advisable that the Amended and Restated Certificate of Incorporation be amended as set forth herein and calling for the consideration and approval thereof at a meeting of the stockholders of the Corporation.
THIRD: Article IV of the Amended and Restated Certificate of Incorporation is hereby amended to add the following paragraph at the end of Article IV as a new paragraph C:
C. Upon the effectiveness of the Certificate of Amendment to the Amended and Restated Certificate of Incorporation adding this paragraph C (the “Effective Time”), each five to twenty shares of the Corporation’s Common Stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, par value $0.001 per share, without any further action by the Corporation or the holder thereof, the exact ratio within the ten to twenty range to be determined by the Board of Directors of the Corporation prior to the Effective Time and publicly announced by the Corporation, subject to the treatment of fractional share interests as described below (such combination, the “Reverse Stock Split”). No fractional shares will be issued in connection with the Reverse Stock Split. Any fractional shares that would otherwise be issuable as a result of the Reverse Stock Split will be rounded up to the nearest whole share; provided, that where shares are held in certificated form, the surrender of a stockholder’s Old Certificates (as defined below) will be required. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the treatment of fractional share interests as described above.
FOURTH: On [  ], 2026, the Board of Directors of the Corporation determined that each [  ] ([  ]) shares of the Corporation’s Common Stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid, and non-assessable share of Common Stock, par value $0.001 per share. The Corporation publicly announced this ratio on [  ], 2026.
FIFTH: The foregoing amendment has been duly approved by the board of directors of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
SIXTH: The foregoing amendment has been duly approved by the stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
SEVENTH: This Certificate of Amendment to the Amended and Restated Certificate of Incorporation shall become effective at 5:00 pm Eastern Time on [  ], 2026.
CarParts.com, Inc.  89  2026 Proxy Statement

IN WITNESS WHEREOF, CarParts.com, Inc. has caused this Certificate of Amendment to be executed by its duly authorized officer on this [  ]th day of [  ], 2026.

CARPARTS.COM, INC.

By:
David Meniane
Chief Executive Officer

CarParts.com, Inc.  90  2026 Proxy Statement

CARPARTS.COM, INC.
ATTN: CORPORATE SECRETARY
4910 AIRPORT PLAZA DRIVE
SUITE 300
LONG BEACH, CA 90815

SCAN TO
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CARPARTS.COM, INC.

	For All	Withhold All	For All Except
1. Election of the following Class II Director.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominee:

01) Nanxi Liu

NOTE: Such other business, if any, as may properly come before the Annual Meeting, or any adjournment, postponement or extension thereof.

The Board of Directors recommends you vote FOR the above nominee and FOR proposals 2, 3, 4, 5 and 6.

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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V86611-P48031

CARPARTS.COM, INC.
Annual Meeting of Stockholders
May 11, 2026 9:00 AM, PDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) David Meniane and Mark DiSiena, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CARPARTS.COM, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, PDT on May 11, 2026, virtually at www.virtualshareholdermeeting.com/PRTS2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side